INDEX SUPPLEMENT	Filed Pursuant to Rule 424(b)(2)
(To Prospectus dated November 21, 2011)	Registration Statement No. 333-178081
GLOBAL MEDIUM-TERM SECURITIES, SERIES F
Senior Securities

Underlying Indices and Underlying Index Publishers Information

We, Morgan Stanley, may from time to time offer and sell securities linked to an index or a weighted basket of components. This index supplement describes potential indices to which the securities may be linked, as well as related matters concerning the relationship, if any, between Morgan Stanley and the sponsor or publisher of the indices. Additional terms that will generally apply to the securities are described in the accompanying product supplement or preliminary pricing supplement.

This index supplement supplements the terms described in the accompanying product supplement or preliminary pricing supplement and the accompanying prospectus.  Separate preliminary terms or a separate pricing supplement, as the case may be, will describe terms that apply specifically to the securities, including any changes to the description of the relevant index or indices specified below.  If the terms described in the relevant preliminary terms or pricing supplement are inconsistent with those described herein or in any accompanying product supplement or the accompanying prospectus, the terms described in the relevant preliminary terms or pricing supplement will control.  In addition, if this index supplement and any accompanying product supplement contains information relating to the same index to which the securities are linked, the information contained in the document with the most recent date will control.

Investing in the securities involves risks not associated with an investment in ordinary debt securities.  See “Risk Factors” in the relevant preliminary terms or pricing supplement, the accompanying product supplement and the accompanying prospectus.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this index supplement, the accompanying product supplement or the accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Morgan Stanley & Co. LLC, our wholly-owned subsidiary, has agreed to use reasonable efforts to solicit offers to purchase these securities as our agent.  The agent may also purchase these securities as principal at prices to be agreed upon at the time of sale.  The agent may resell any securities it purchases as principal at prevailing market prices, or at other prices, as the agent determines.

Morgan Stanley & Co. LLC may use this index supplement, the applicable pricing supplement, any accompanying product supplement and the accompanying prospectus in connection with offers and sales of the securities in market-making transactions.

These securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

MORGAN STANLEY
November 21, 2011

TABLE OF CONTENTS

	Page	Page
Index Supplement
Risk Factors	IS-4	Nikkei 225 Index	IS-38
NYSE Arca China Index	IS-5	Palisades Water Index	IS-40
NYSE Arca Gold BUGS® Index	IS-6	PHLX Housing SectorSM Index	IS-42
NYSE Arca Gold Miners Index	IS-7	PHLX Marine Shipping SectorSM Index	IS-44
NYSE Arca Hong Kong 30 IndexSM	IS-7	PHLX Oil Service SectorSM Index	IS-45
Barron’s 400 IndexSM	IS-8	PHLX Semiconductor SectorSM Index	IS-47
DAXglobal® Russia+ Index	IS-11	Russell 1000® Growth Index	IS-49
EURO STOXX 50® Index	IS-11	Russell 1000® Value Index	IS-53
Dow Jones Industrial AverageSM	IS-14	Russell 2000® Index	IS-56
FTSETM 100 Index	IS-15	Russell 2000® Growth Index	IS-58
FTSE China 25 Index	IS-16	Russell 2000® Value Index	IS-62
Hang Seng Index	IS-18	S&P 500® Index	IS-65
KBW Mortgage Finance IndexSM	IS-19	Consumer Discretionary Select Sector Index	IS-68
KOSPI 200 Index	IS-21	Consumer Staples Select Sector Index	IS-68
MSCI EAFE Index®	IS-23	Energy Select Sector Index	IS-68
MSCI Emerging Markets IndexSM	IS-23	Financial Select Sector Index	IS-68
MSCI Europe IndexSM	IS-23	Healthcare Select Sector Index	IS-68
MSCI All Country World IndexSM	IS-23	S&P 500® Growth Index	IS-70
MSCI World IndexSM	IS-24	S&P 500® Value Index	IS-71
MSCI World Real Estate IndexSM	IS-24	S&P 100® Index	IS-71
MSCI Australia IndexSM	IS-24	S&P MidCap 400® Index	IS-74
MSCI Belgium IndexSM	IS-24	S&P SMallCap 600® Index	IS-77
MSCI Brazil IndexSM	IS-24	S&P/ASX 200 Index	IS-79
MSCI France IndexSM	IS-24	S&P BRIC 40® Index	IS-80
MSCI Italy IndexSM	IS-24	S&P Global Infrastructure Index	IS-82
MSCI Japan IndexSM	IS-24	S&P Latin America 40® Index	IS-85
MSCI Pacific Ex-Japan IndexSM	IS-25	StyleSelect Indices	IS-88
MSCI Singapore IndexSM	IS-25	StyleSelect USA Index	IS-93
MSCI Spain IndexSM	IS-25	Swiss Market Index	IS-96
MSCI Switzerland IndexSM	IS-25	Tokyo Stock Price Index	IS-97
MSCI Taiwan IndexSM	IS-25	WilderHill Clean Energy Index	IS-99
MSCI USA IndexSM	IS-25
NASDAQ-100 Index®	IS-34
NASDAQ Biotechnology Index®	IS-38

We have derived all information contained in this index supplement regarding any specified index, including, without limitation, its make-up, its method of calculation and changes in its components and its historical closing values, from publicly available information.  Such information reflects the policies of, and is subject to change by, the publisher of the applicable specified index, whom we refer to as the underlying index publisher.  Each specified index is developed, calculated and maintained by its respective underlying index publisher.  Neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to any specified index or underlying index publisher in connection with the securities offered pursuant to this index supplement, the applicable preliminary terms or preliminary pricing supplement, any applicable product supplement and the prospectus.  We cannot give any assurance that all events occurring prior to the date of any offering of such securities (including events that would affect the accuracy or completeness of the publicly available information described in this paragraph or in the applicable pricing supplement) that would affect the value of any specified index have been publicly disclosed.  Subsequent disclosure of any such events could affect the value received at maturity or on any call date with respect to such securities and therefore the trading prices of such securities.  The underlying index publisher is under no obligation to continue to publish the applicable specified index and may discontinue publication of the applicable specified index at any time.

We or our affiliates may presently or from time to time engage in business with one or more of the issuers of the component stocks of any specified index without regard to your interests, including extending loans to or entering into loans with, or making equity investments in, one or more of such issuers or providing advisory services to one or more of such issuers, such as merger and acquisition advisory services.  In the course of our business, we or our affiliates may acquire non-public information about one or more of such issuers and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to such issuers or one or more of the indexes listed below.  These research reports may or may not recommend that investors buy or hold the securities of such issuers or securities linked to such indexes.  As a prospective purchaser of offered securities, you should undertake an independent investigation of the issuers of the component stocks of the specified index and of the specified index itself to the extent required, in your judgment, to allow you to make an informed decision with respect to an investment in any offered securities.

In this index supplement, unless the context requires otherwise, references to any specific specified index listed below will include any successor index to such specified index and references to the underlying index publisher will include any successor thereto.

RISK FACTORS

For risk factors specific to the relevant index, please see the sections titled “Risk Factors” in the relevant preliminary terms or preliminary pricing supplement and any accompanying product supplement.

NYSE Arca China Index

The NYSE Arca China Index is a modified equal weighted index composed of selected publicly traded stocks and American Depositary Receipts, or ADRs, of companies with significant exposure to the Chinese economy.  The NYSE Arca China Index divisor was initially determined to yield a benchmark value of 100.00 at the close of trading on December 19, 2003.  The NYSE Arca China Index is calculated and maintained by NYSE Arca, which is the index publisher.  The value of the NYSE Arca China Index will be disseminated every 15 seconds over the Consolidated Tape Association’s Network B between the hours of approximately 9:30 a.m. and 4:15 p.m.

Eligibility Criteria for NYSE Arca China Index Components.  The NYSE Arca China Index includes companies whose business is focused in the People’s Republic of China and are listed for trading on the New York Stock Exchange, NYSE Alternext US LLC, or quoted on the NASDAQ Stock Market.  To be included in the NYSE Arca China Index, companies must have a market capitalization greater than $75 million and have at least 1,000,000 shares traded volume over each of the last six months.

NYSE Arca China Index Calculation.  The NYSE Arca China Index is calculated using a modified equal weight methodology.  Each security is placed into one of three tiers, top five and bottom five by market capitalization and those securities that are between the top and bottom.  The top five securities are weighted such that the two with the largest market capitalization are set to fifteen percent (15%) and the next three are set to nine percent (9%), representing a combined fifty-seven percent (57%) of the NYSE Arca China Index.  The bottom five securities are equally weighted to represent ten percent (10%) of the NYSE Arca China Index or two percent each (2%).  The securities not in the top five or bottom five are equally weighted to represent thirty-three percent (33%) of the NYSE Arca China Index.

Quarterly Updates to the NYSE Arca China Index.  Changes to the NYSE Arca China Index compositions and/or the component share weights in the NYSE Arca China Index typically take effect after the close of trading on the third Friday of each calendar quarter month in connection with the quarterly index rebalance.  At the time of the NYSE Arca China Index quarterly rebalance, the weights for the components stocks (taking into account expected component changes and share adjustments), are modified in accordance with the following procedures.  The NYSE Arca China Index is reviewed quarterly to ensure that at least 90% of the NYSE Arca China Index weight is accounted for by components that continue to represent the universe of stocks that meet the initial NYSE Arca China Index requirements.  The index publisher may at any time and from time to time change the number of stocks comprising the group by adding or deleting one or more stocks, or replace one or more stocks contained in the group with one or more substitute stocks of its choice, if in the index publisher’s discretion such addition, deletion or substitution is necessary or appropriate to maintain the quality and/or character of the index to which the group relates.  In conjunction with the quarterly review, the share weights used in the calculation of the NYSE Arca China Index are determined based upon current shares outstanding modified, if necessary, to provide greater index diversification, as described in the NYSE Arca China Index Calculation section above.  The NYSE Arca China Index components and their share weights are determined on the Wednesday prior to the third Friday of March, June, September, and December.  The share weight of each component stock in the NYSE Arca China Index portfolio remains fixed between quarterly reviews except in the event of certain types of corporate actions such as stock splits, reverse stock splits, stock dividends, or similar events.  The share weights used in the NYSE Arca China Index calculation are not typically adjusted for shares issued or repurchased between quarterly reviews.

Maintenance of the NYSE Arca China Index.  In the event of a merger between two components, the share weight of the surviving entity may be adjusted to account for any stock issued in the acquisition.  The index publisher may substitute stocks or change the number of stocks included in the index based on changing conditions in the industry or in the event of certain types of corporate actions, including mergers, acquisitions, spin-offs, and reorganizations.  In the event of component or share weight changes to the NYSE Arca China Index portfolio, the payment of dividends other than ordinary cash dividends, spin-offs, rights offerings, re-capitalization, or other corporate actions affecting a component stock of the NYSE Arca China Index; the index divisor may be adjusted to ensure that there are no changes to the index level as a result of non-market forces.

In this index supplement, unless the context requires otherwise, references to the NYSE Arca China Index will include any Successor NYSE Arca China Index and references to the index publisher will include any successor to the index publisher.

License Agreement between NYSE Euronext and Morgan Stanley.  Morgan Stanley has entered into a non-exclusive license agreement with the predecessor of NYSE Euronext providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the NYSE Arca China Index, which is owned and published by NYSE Euronext, in connection with the securities.

The license agreement between NYSE Euronext and Morgan Stanley provides that the following language must be set forth in this index supplement:

The NYSE Arca China Index (CZH) (“Index”) is sponsored by, and is a service mark of, NYSE Euronext or its affiliates (“NYSE Euronext”).  The Index is being used with the permission of NYSE Euronext.

NYSE Euronext in no way sponsors, endorses or is otherwise involved in the transactions specified and described in this document (the “Transaction”) and NYSE Euronext disclaims any liability to any party for any inaccuracy in the data on which the Index is based, for any mistakes, errors, or omissions in the calculation and/or dissemination of the Index, or for the manner in which it is applied in connection with the Transaction.

NYSE Arca Gold BUGS® Index

The NYSE Arca Gold BUGS® Index (the “Gold BUGS Index”) is calculated and maintained by NYSE Arca.  The Gold BUGS Index is a modified equal dollar weighted index of companies involved in gold mining.  It was designed to provide significant exposure to near term movements in gold prices by including companies that do not hedge their gold production beyond 1.5 years.  The Gold BUGS Index was developed on March 15, 1996 with a base value of 200.00.  Adjustments are made quarterly after the close of trading on the third Friday of March, June, September and December so that each component stock represents its assigned weight in the Gold BUGS Index.  The value of the Gold BUGS Index is published every 15 seconds through the Consolidated Tape Association’s Network B under the ticker symbol “HUI.”

Computation of the Gold BUGS Index.  The Gold BUGS Index is calculated using a modified equal-dollar weighting methodology under which the majority of stocks in the Gold BUGS Index are equally weighted.  Three of the largest component securities by market value are assigned higher percentage weights in the Gold BUGS Index at the time of the quarterly rebalancing and the remaining index components are given an equal percentage weight.  The Gold BUGS Index has a scheduled quarterly rebalance after the close of trading on the third Friday of March, June, September and December, so that each component stock is represented at approximately its assigned weight in the Gold BUGS Index.  The newly adjusted portfolio becomes the basis for the Gold BUGS Index’s value effective on the first trading day following the quarterly adjustments.  If necessary, a divisor adjustment is made to ensure continuity of the Gold BUGS Index’s value.

Modifications to the Common Stocks Underlying the Gold BUGS Index.  The index publisher has changed, and may at any time change, the number or assigned weighting of the component stocks by adding or deleting one or more component stocks, or replace one or more component stocks with one or more substitute stocks of its choice, if in the index publisher’s discretion such addition, deletion or substitution is necessary or appropriate to maintain the quality and/or character of the Gold BUGS Index.  However, in order to reduce turnover in the Gold BUGS Index, the index publisher generally attempts to combine additions and deletions to the Gold BUGS Index with a scheduled rebalancing.  The index publisher may change the composition of the Gold BUGS Index at any time to reflect the conditions of the gold mining industry and to ensure that the component stocks continue to represent the gold mining companies.  The number of shares of each component stock in the Gold BUGS Index portfolio remain fixed between quarterly reviews, except in the event of certain types of corporate actions such as the payment of a dividend, other than an ordinary cash dividend, stock distribution, stock split, reverse stock split, rights offering, or a distribution, reorganization, recapitalization, or some such similar event with respect to a component stock.  When the Gold BUGS Index is adjusted between quarterly reviews for such events, the number of shares of the relevant component stock will be adjusted, to the nearest whole share, to maintain the component stock’s relative weight in the Gold BUGS Index at the level immediately prior to the corporate action.  The Gold BUGS Index may also be adjusted in the event of a merger consolidation, dissolution or liquidation of an issuer of a component stock.  In the event of a stock replacement, the average dollar value of the remaining component stocks that are assigned the lower Gold BUGS Index weight will be calculated and that amount invested in the new component stock to the nearest whole share.

License Agreement between NYSE Euronext and Morgan Stanley.  The predecessor to NYSE Euronext and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the NYSE Arca Gold BUGS Index, which is owned and published by NYSE Euronext, in connection with the issuance of the securities.  The license agreement between NYSE Euronext and Morgan Stanley provides that the following language must be set forth in this index supplement:

The NYSE Arca Gold BUGS Index (HUI) (“Index”) is sponsored by, and is a service mark of, NYSE Euronext or its affiliates (“NYSE Euronext”).  The Index is being used with the permission of NYSE Euronext.

NYSE Euronext in no way sponsors, endorses or is otherwise involved in the transactions specified and described in this document (the “Transaction”) and NYSE Euronext disclaims any liability to any party for any inaccuracy in the data on which the Index is based, for any mistakes, errors, or omissions in the calculation and/or dissemination of the Index, or for the manner in which it is applied in connection with the Transaction.

NYSE Arca Gold Miners Index

The NYSE Arca Gold Miners Index is a modified market capitalization weighted index comprised of publicly traded companies involved primarily in the mining of gold or silver.  The NYSE Arca Gold Miners Index includes common stocks and American Depositary Receipts of selected companies that are involved in mining for gold and silver and that are listed for trading on the New York Stock Exchange, NYSE Alternext US LLC or quoted on the NASDAQ Stock Market.  Only companies with market capitalization greater than $100 million that have a daily average trading volume of at least 50,000 shares over the past six months are eligible for inclusion in the NYSE Arca Gold Miners Index.  The index divisor was initially determined to yield a benchmark value of 500.00 at the close of trading on December 20, 2002.  The value of the NYSE Arca Gold Miners Index will be disseminated every 15 seconds over the Consolidated Tape Association’s Network B between the hours of approximately 9:30 a.m. and 4:15 p.m.

The NYSE Arca Gold Miners Index is calculated using a modified market capitalization weighting methodology.  The NYSE Arca Gold Miners Index is weighted based on the market capitalization of each of the component securities, modified to conform to the following asset diversification requirements, which are applied in conjunction with the scheduled quarterly adjustments to the NYSE Arca Gold Miners Index:

(1) the weight of any single component stock may not account for more than 20% of the total value of the NYSE Arca Gold Miners Index;

(2) the component stocks are split into two subgroups–large and small, which are ranked by market capitalization weight in the NYSE Arca Gold Miners Index.  Large stocks are defined as having an index weight greater than or equal to 5%.  Small securities are defined as having an index weight below 5%; and

(3) the aggregate weight of those component stocks which individually represent more than 4.5% of the total value of the NYSE Arca Gold Miners Index may not account for more than 50% of the total index value.

The NYSE Arca Gold Miners Index is calculated, published and maintained by NYSE Arca, which is the index publisher.  NYSE Arca Gold Miners Index is reviewed quarterly so that the index components continue to represent the universe of companies involved in the gold and silver mining industry.  The index publisher may at any time and from time to time change the number of stocks comprising the group by adding or deleting one or more stocks, or replacing one or more stocks contained in the group with one or more substitute stocks of its choice, if in the index publisher’s discretion such addition, deletion or substitution is necessary or appropriate to maintain the quality and/or character of the NYSE Arca Gold Miners Index.  Changes to the NYSE Arca Gold Miners Index compositions and/or the component share weights in the NYSE Arca Gold Miners Index typically take effect after the close of trading on the third Friday of each calendar quarter month in connection with the quarterly index rebalance.

NYSE Arca Hong Kong 30 IndexSM

The NYSE Arca Hong Kong 30 IndexSM is a broad-market index that measures the composite price performance of 30 stocks actively traded on the Hong Kong Stock Exchange (the “HKSE”), designed to reflect the movement of the Hong Kong stock market as a whole.  The NYSE Arca Hong Kong 30 Index was established June 25, 1993 with a benchmark value of 350.00.  The NYSE Arca Hong Kong 30 Index is calculated and disseminated each New York business day based on the most recent official closing price of each of the component stocks as reported by the HKSE and a fixed HK$/US$ exchange rate.

Eligibility Standards for the Inclusion and Maintenance of Component Stocks in the NYSE Arca Hong Kong 30 Index.  The securities composing the NYSE Arca Hong Kong 30 Index are selected based on their market weight, trading liquidity, and representativeness of the business industries reflected on the HKSE.  NYSE Arca, which is the index publisher, will require that each NYSE Arca Hong Kong 30 Index component security be one issued by an entity with major business interests in Hong Kong, listed for trading on the HKSE and have its primary trading market located in a country with which the index publisher has an effective surveillance sharing agreement.  The index publisher will remove any NYSE Arca Hong Kong 30 Index component security that fails to meet any of the foregoing listing and maintenance criteria within 30 days after such a failure occurs.  To ensure that the NYSE Arca Hong Kong 30 Index does not consist of a number of thinly-capitalized, low-priced securities with small public floats and low trading volumes, the index publisher has established additional listing and maintenance criteria:

•      All component securities selected for inclusion in the NYSE Arca Hong Kong 30 Index must have, and thereafter maintain, an average daily capitalization, as calculated by the total number of shares outstanding times the latest price per share (in Hong Kong dollars), measured over the prior six month period, of at least HK$3 billion (approximately US$380 million);

•      All component securities selected for inclusion in the NYSE Arca Hong Kong 30 Index must have, and thereafter maintain, a minimum free float value (total freely tradable outstanding shares less insider holdings), based on a monthly average measured over the prior three month period, of US$238 million, although up to, but no more than, three NYSE Arca Hong Kong 30 Index component securities may have a free float value of less than US$238 million but in no event less than US$150 million, measured over the same period;

•      All component securities selected for inclusion in the NYSE Arca Hong Kong 30 Index must have, and thereafter maintain, an average daily closing price, measured over the prior six month period, not lower than HK$2.50 (approximately US$0.32); and

•      All component securities selected for inclusion in the NYSE Arca Hong Kong 30 Index must have, and thereafter maintain, an average daily trading volume, measured over the prior six month period, of more than one million shares per day, although up to, but no more than, three component securities may have an average daily trading volume, measured over the prior six month period, of less than one million shares per day, but in no event less than 500,000 shares per day.

Beginning in 1994, the index publisher has reviewed the NYSE Arca Hong Kong 30 Index’s component securities on a quarterly basis, conducted on the last business day in January, April, July, and October.  Any component security failing to meet the above listing and maintenance criteria is reviewed on the second Friday of the second month following the quarterly review again to determine compliance with the above criteria.  Any NYSE Arca Hong Kong 30 Index component stock failing this second review is replaced by a “qualified” NYSE Arca Hong Kong 30 Index component stock effective upon the close of business on the following Friday, provided, however, that if such Friday is not a business day, the replacement will be effective at the close of business on the first preceding business day.  The index publisher will notify its membership immediately after it determines to replace an NYSE Arca Hong Kong 30 Index component stock.

The NYSE Arca Hong Kong 30 Index will be maintained by NYSE Arca and will contain at least thirty component stocks at all times.  The index publisher may change the composition of the NYSE Arca Hong Kong 30 Index at any time in order to reflect more accurately the composition and track the movement of the Hong Kong stock market.  Any replacement component stock must also meet the component stock listing and maintenance standards as discussed above.  If the number of NYSE Arca Hong Kong 30 Index component securities in the NYSE Arca Hong Kong 30 Index falls below thirty, no new option series based on the NYSE Arca Hong Kong 30 Index will be listed for trading unless and until the Securities and Exchange Commission approves a rule filing pursuant to section 19(b) of the Securities Exchange Act of 1934 reflecting such change.

License Agreement between NYSE Euronext and Morgan Stanley.  Morgan Stanley has entered into a non-exclusive license agreement with the predecessor of NYSE Euronext providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the NYSE Arca Hong Kong 30 Index, which is owned and published by NYSE Euronext, in connection with the securities.

The license agreement between NYSE Euronext and Morgan Stanley provides that the following language must be set forth in this index supplement:

The NYSE Arca Hong Kong 30 Index (HKX) (“Index”) is sponsored by, and is a service mark of, NYSE Euronext or its affiliates (“NYSE Euronext”).  The Index is being used with the permission of NYSE Euronext.

NYSE Euronext in no way sponsors, endorses or is otherwise involved in the transactions specified and described in this document (the “Transaction”) and NYSE Euronext disclaims any liability to any party for any inaccuracy in the data on which the Index is based, for any mistakes, errors, or omissions in the calculation and/or dissemination of the Index, or for the manner in which it is applied in connection with the Transaction.

Barron’s 400 IndexSM

The Barron’s 400 IndexSM is an index calculated by Dow Jones Indexes, the marketing name and a licensed trademark of CME Group Index Services LLC.  The Barron’s 400 Index measures the performance of a diversified group of U.S. companies that are selected based on fundamentals-related, rules-based criteria every six months from the Wilshire 5000 Composite Index (the “Wilshire 5000”).  The Barron’s 400 Index is an equally-weighted index of 400 companies from the Wilshire 5000 that have scored the highest based on the fundamentals-based rankings of MarketGrader.com based on its proprietary methodology and that then pass additional rules-based screening criteria designed and implemented by Dow Jones Indexes.  The following diagram illustrates the Barron’s 400 Index selection process:

The Wilshire 5000, from which stocks included in the Barron’s 400 Index are selected, is intended to represent all U.S.-headquartered equity securities that have readily available prices.  For more information regarding the methodology for determining inclusion in the Wilshire 5000, please see “—Wilshire 5000 Composite Index—Selection of Components for Wilshire 5000 Composite Index” below.

The Barron’s 400 Index was first published on August 29, 2007.  Indicative daily historical closing prices based on back-testing (i.e., the calculations of how the Barron’s 400 Index would have performed in the past had it existed) are available from December 31, 1997, the date at which the base value of the Barron’s 400 Index was set at 100.  The Barron’s 400 Index is rebalanced semiannually, on the third Friday of March and September, based upon changes in the MarketGrader scores of the components of the Wilshire 5000.  The Barron’s 400 Index is calculated and published daily by Dow Jones Indexes.  The Barron’s 400 Index is published in Barron’s magazine and daily at www.barrons400.com.

Index Selection.  The stocks contained in the Barron’s 400 Index are the stocks in the Wilshire 5000 that have reported quarterly or annual results within the six months leading up to each index reset date that have received the highest MarketGrader scores and have survived a rules-based screening by Dow Jones Indexes.  The MarketGrader score assigned to each stock is a numerical value from zero to 100.  This point system is based on a collection of fundamental indicators, which are divided into the following four categories: Growth, Value, Profitability and Cash Flow.  Each category is assigned a letter score ranging from A+ to F based on an analysis of six fundamental indicators, many of which vary depending on the industry or sub-industry of the company being analyzed.  Therefore the final score for each stock is based on twenty-four fundamental indicators.  MarketGrader does not disclose the weighting given to each indicator in determining the final score, as the respective weight given to each indicator is a proprietary aspect of its research system.

After scores have been assigned to the components in the Wilshire 5000, the companies are ranked for possible inclusion in the Barron’s 400 Index.

Rules-Based Screening of the Companies in the Wilshire 5000 Composite IndexSM.  After the companies in the Wilshire 5000 have been ranked by MarketGrader score, a series of rules are applied to determine the 400 companies that will be included in the Barron’s 400 Index.  The following rules are applied:

•	Diversification: The number of companies from a single Industry Classification Benchmark cannot exceed 80 (20%) of the 400 total companies in the Barron’s 400 Index.

•	Liquidity: No company with a three-month average daily trading dollar value of less than $2 million is eligible for inclusion in the Barron’s 400 Index.

•
Market Capitalization:  No company with a float-adjusted market capitalization of less than $250 million is eligible for inclusion in the Barron’s 400 Index.  Additionally, at least 100 companies (25%) must have a total market capitalization of at least $3 billion.

•	No REITS: No Real Estate Investment Trusts are eligible for inclusion in the Barron’s 400 Index.

The 400 companies with the highest scores remaining after the application of these screens are included in the Barron’s 400 Index.

Maintenance and Calculation of the Barron’s 400 Index SM.  The Barron’s 400 Index is rebalanced semiannually.  The entire process is repeated on the third Friday of March and September and the Barron’s 400 Index is revised and re-weighted equally based on the new rankings.

The Barron’s 400 Index is price weighted and not market capitalization weighted.  Therefore, the component stock weightings are affected only by changes in the stocks’ prices, in contrast with the weightings of other indices that are affected by both price changes and changes in the number of shares outstanding.

The Barron’s 400 Index is calculated and published daily by Dow Jones Indexes.  The Barron’s 400 Index is reviewed on an ongoing basis to account for corporate actions such as mergers or delistings.

Wilshire 5000 Composite IndexSM.  The Wilshire 5000 Composite Index (the “Wilshire 5000”) is an equity index calculated, published and disseminated daily by Wilshire Associates Incorporated, through numerous data vendors and in real time on Bloomberg Financial Markets and Reuters Limited.

The Wilshire 5000 is intended to represent all U.S. equity issues with readily available prices.  The number of components in the Wilshire 5000 varies according to the number of U.S. equity issues with readily available prices.

Selection of Components for Wilshire 5000 Composite Index.  The selection of the components for the Wilshire 5000 Composite Index is based on the following guidelines:

To be included in the Wilshire 5000, an issue must be all of the following:

•	A company’s primary equity issue;

•	A common stock, REIT or limited partnership; and

•	A security that has its primary market listing in the United States.

Bulletin-board issues are not added to the Wilshire 5000 because they generally do not consistently have readily available prices.  Wilshire Associates Incorporated determines the component companies’ primary issues for index valuation based on the following criteria:  market capitalization, trading volume, institutional holdings and conversion rules (for companies with multiple share classes).

License Agreement between Dow Jones Indexes and Morgan Stanley.  Dow Jones Indexes and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the Barron’s 400 Index, which is owned and published by Dow Jones Indexes, in connection with the securities.

The license agreement between Dow Jones Indexes and Morgan Stanley provides that the following language must be set forth in this index supplement:

The securities are not sponsored, endorsed, sold or promoted by Dow Jones Indexes.  Dow Jones Indexes makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly.  Dow Jones Indexes’ only relationship to Morgan Stanley is the licensing of certain trademarks, trade names and service marks of Dow Jones Indexes and of the Barron’s 400 Index which is determined, composed and calculated by Dow Jones Indexes without regard to Morgan Stanley or the securities.  Dow Jones Indexes has no obligation to take the needs of Morgan Stanley or the owners of the securities into consideration in determining, composing or calculating the Barron’s 400 Index.  Dow Jones Indexes is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash.  Dow Jones Indexes has no obligation or liability in connection with the administration, marketing or trading of the securities.

DOW JONES INDEXES DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE BARRON’S 400 INDEX OR ANY DATA INCLUDED THEREIN AND DOW JONES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.  DOW JONES INDEXES MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE BARRON’S 400 INDEX OR ANY DATA INCLUDED THEREIN.  DOW JONES INDEXES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE BARRON’S 400 INDEX OR ANY DATA INCLUDED THEREIN.

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.  THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN DOW JONES INDEXES AND MORGAN STANLEY.

The Barron’s 400 Index is proprietary to Dow Jones Indexes.  “Dow Jones Indexes” is a service mark of Dow Jones Trademark Holdings LLC.  “Barron’s” and “Barron’s 400” are service marks of Dow Jones & Company, Inc.  The Wilshire 5000 IndexSM is calculated and distributed by Wilshire Associates Incorporated.  The service marks have been licensed for use by Morgan Stanley.  The securities are not sponsored, endorsed, sold or promoted by Dow Jones Indexes, and Dow Jones Indexes makes no representation regarding the advisability of investing in the securities.

DAXglobal® Russia+ Index

The DAXglobal® Russia+ Index (the “Russia+ Index”) is intended to give investors an efficient, modified market capitalization-weighted investment designed to track the movements of certain Russian American Depositary Receipts (“ADRs”), Global Depositary Receipts (“GDRs”) and shares, which are traded on the London Stock Exchange, the New York Stock Exchange as well as on the Hong Kong Stock Exchange.  Additionally, shares listed at the Moscow Interbank Currency Exchange can be included in the index, but are taken into consideration only if no ADRs or GDRs exist for the corresponding constituent or the ADRs/GDRs do not fulfill the liquidity criteria.  The Russia+ Index divisor was initially determined to yield a benchmark value of 100.00 at the close of trading on December 28, 2001.  The Russia+ Index is calculated and maintained by Deutsche Börse AG, the index publisher.  Any new constituent of the Russia+ Index must have an average daily value traded (“ADVT”) of at least $1.2 million over the last six months as well as over each of the last two months and a market capitalization of at least $180 million and an aggregated trading volume of at least 300,000 shares per month for each of the last 6 months.  For present constituents of the Russia+ Index, a 6-month ADVT of $0.8 million, a market capitalization of $120 million and an aggregated trading volume (for each of the previous 6 months) of 200,000 shares are required.

The Russia+ Index is weighted based on the market capitalization of each of the component stocks, modified according to the following capping method:

Step A        All companies will be capped at a maximum of 8% by the single capitalization limit method.

Step B        The companies will then be ranked from largest to smallest (in case more than one company has the weight of 8% after Step A, the original weight is taken to determine the order among these companies).

Step C        Maximal weights are determined for the largest 6 companies according to Step B.  For the largest 6 companies, the maximum weights allowed are 8%, 7.5%, 7%, 6.5%, 6% and 5%. All further stocks will be capped down to a maximum weight of 4.5%.

Step D       Step C is repeated until all constituents fulfill the restrictions listed under Step C.

Maintenance of the Russia+ Index

The Russia+ Index is reviewed quarterly and the recomposition of the Russia+ Index takes place semi-annually on the third Friday in March and September.  Component securities will be removed from the Russia+ Index, if the market capitalization falls below $120 million, the traded average daily turnover for the previous six months is lower than $0.8 million or if the an aggregated trading volume (for each of the previous 6 months) falls below 200,000 shares.

EURO STOXX 50® Index

The EURO STOXX 50® Index was created by STOXX® Limited, which is owned by Deutsche Boerse AG and SIX Group AG.  Publication of the EURO STOXX 50 Index began on February 28, 1998 with a base value of 1,000 as of December 31, 1991.  The EURO STOXX 50 Index is published in The Wall Street Journal and disseminated on the STOXX Limited website.  The EURO STOXX 50 Index is reported by Bloomberg Financial Markets under ticker symbol “SX5E.”

EURO STOXX 50 Index Composition and Maintenance. The EURO STOXX 50 Index is composed of 50 component stocks of market sector leaders from within the STOXX 600 Supersector Indices, which includes stocks selected from the Eurozone.  The component stocks have a high degree of liquidity and represent the largest companies across all market sectors.

The composition of the EURO STOXX 50 Index is reviewed annually, based on the closing stock data on the last trading day in August.  The component stocks are announced the first trading in September.  Changes to the component stocks are implemented on the third Friday in September and are effective the following trading day.  Changes in the composition of the EURO STOXX 50 Index are made to ensure that the EURO STOXX 50 Index includes the 50 market sector leaders from within the EURO STOXX Index.

The free float factors for each component stock used to calculate the EURO STOXX 50 Index, as described below, are reviewed, calculated and implemented on a quarterly basis and are fixed until the next quarterly review.  Each component’s weight is capped at 10% of the index’s total free float market capitalization.

The EURO STOXX 50 Index is also reviewed on an ongoing basis.  Corporate actions (including initial public offerings, mergers and takeovers, spin-offs, delistings and bankruptcy) that affect the EURO STOXX 50 Index composition are immediately reviewed.  Any changes are announced, implemented and effective in line with the type of corporate action and the magnitude of the effect.

EURO STOXX 50 Index Calculation. The EURO STOXX 50 Index is calculated with the “Laspeyres formula,” which measures the aggregate price changes in the component stocks against a fixed base quantity weight.  The formula for calculating the EURO STOXX 50 Index value can be expressed as follows:

Index	=	free float market capitalization of the EURO STOXX 50 Index
divisor

The “free float market capitalization of the EURO STOXX 50 Index” is equal to the sum of the products of the closing price, market capitalization and free float factor for each component stock as of the time the EURO STOXX 50 Index is being calculated.

The divisor for the EURO STOXX 50 Index is adjusted to maintain the continuity of the EURO STOXX 50 Index values across changes due to corporate actions.  The following is a summary of the adjustments to any component stock made for corporate actions and the effect of such adjustment on the divisor, where shareholders of the component stock will receive “B” number of shares for every “A” share held (where applicable).

(1)	Cash dividend (applied to Total Return indices only):
Adjusted price = closing price – announced dividend * (1 – withholding tax)
Divisor: decreases
(2)	Special cash dividend (applied to Price and Total Return indices):
Adjusted price = closing price – announced dividend * (1 – withholding tax)
Divisor: decreases
(3)	Split and reverse split:
Adjusted price = closing price * A/B
New number of shares = old number of shares * B / A
Divisor: no change
(4)	Rights offering:
Adjusted price = (closing price * A + subscription price * B) / (A + B)
New number of shares = old number of shares * (A + B) / A
Divisor: increases
(5)	Stock dividend:
Adjusted price = closing price * A / (A + B)
New number of shares = old number of shares * (A + B) / A
Divisor: no change
(6)	Stock dividend of another company:
Adjusted price = (closing price * A - price of other company * B) / A
Divisor: decreases
(7)	Return of capital and share consideration:
Adjusted price = (closing price - dividend announced by company * (1-withholding tax)) * A / B
New number of shares = old number of shares * B / A
Divisor: decreases
(8)	Repurchase shares / self tender:
Adjusted price = ((price before tender * old number of shares ) - (tender price * number of tendered shares)) / (old number of shares - number of tendered shares)
New number of shares = old number of shares - number of tendered shares
Divisor: decreases
(9)	Spin-off:
Adjusted price = (closing price * A - price of spun-off shares * B) / A
Divisor: decreases
(10)	Combination stock distribution (dividend or split) and rights offering:
For this corporate action, the following additional assumptions apply:
• Shareholders receive B new shares from the distribution and C new shares from the rights offering for every A shares held
• If A is not equal to one share, all the following “new number of shares” formulae need to be divided by A:
- If rights are applicable after stock distribution (one action applicable to other):
Adjusted price = (closing price * A + subscription price * C * (1 + B / A)) / ((A + B) * ( 1 + C / A))
New number of shares = old number of shares * ((A + B) * (1 + C / A)) / A
Divisor: increases
- If stock distribution is applicable after rights (one action applicable to other):
Adjusted price = (closing price * A + subscription price * C) / ((A + C) * (1 + B / A))
New number of shares = old number of shares * ((A + C) * (1 + B / A))
Divisor: increases
- Stock distribution and rights (neither action is applicable to the other):
Adjusted price = (closing price * A + subscription price * C) / (A + B + C)
New number of shares = old number of shares * (A + B +C) / A
Divisor: increases

License Agreement between STOXX Limited and Morgan Stanley. STOXX Limited and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the EURO STOXX 50 Index, which is owned and published by STOXX Limited, in connection with the securities.

The license agreement between STOXX Limited and Morgan Stanley provides that the following language must be set forth in this index supplement:

The securities are not sponsored, endorsed, sold or promoted by STOXX Limited.  STOXX Limited makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly.  STOXX Limited’s only relationship to Morgan Stanley is the licensing of certain trademarks, trade names and service marks of STOXX Limited and the EURO STOXX 50® Index which is determined, composed and calculated by STOXX Limited without regard to Morgan Stanley or the securities.  STOXX Limited has no obligation to take the needs of Morgan Stanley or the owners of the securities into consideration in determining, composing or calculating the EURO STOXX 50® Index.  STOXX Limited is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash.  STOXX Limited has no obligation or liability in connection with the administration, marketing or trading of the securities.

STOXX LIMITED DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE EURO STOXX 50® INDEX OR ANY DATA INCLUDED THEREIN AND STOXX LIMITED SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.  STOXX LIMITED MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE EURO STOXX 50® INDEX OR ANY DATA INCLUDED THEREIN.  STOXX LIMITED MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE EURO STOXX 50® INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL STOXX LIMITED HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.  THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN STOXX LIMITED AND MORGAN STANLEY.

“EURO STOXX 50®” and “STOXX®” are registered trademarks of STOXX Limited and have been licensed for use for certain purposes by Morgan Stanley.  The securities are not sponsored, endorsed, sold or promoted by STOXX Limited, and STOXX Limited makes no representation regarding the advisability of investing in the securities.

Dow Jones Industrial AverageSM

The Dow Jones Industrial AverageSM, which we refer to as the DJIA, is a price-weighted index composed of 30 common stocks selected at the discretion of the editors of The Wall Street Journal (the “WSJ”), which is published by Dow Jones Indexes, the marketing name and a licensed trademark of CME Group Index Services LLC, as representative of the broad market of U.S. industry.  The DJIA is reported by Bloomberg Financial Markets under ticker symbol “INDU.”

On November 4, 2011, The McGraw-Hill Companies, Inc. (“McGraw-Hill”), the owner of the S&P Indices business, and CME Group Inc. (“CME Group”), the 90% owner of the CME Group and Dow Jones & Company, Inc. joint venture that owns the Dow Jones Indexes business, announced a new joint venture, S&P/Dow Jones Indices, which will own the S&P Indices business and the Dow Jones Indexes business, including the DJIA.  McGraw-Hill and CME Group expect S&P/Dow Jones Indices to be operational in the first half of 2012, subject to regulatory approval and other conditions.

While there are no rules for component selection, a stock typically is added only if it has an excellent reputation, demonstrates sustained growth, is of interest to a large number of investors and accurately represents the sector(s) covered by the average.  The DJIA serves as a measure of the entire U.S. market such as financial services, technology, retail, entertainment and consumer goods and is not limited to traditionally defined industrial stocks.

The DJIA is maintained by an Averages Committee comprised of the Managing Editor of The Wall Street Journal, the head of Dow Jones Indexes research and the head of CME Group research.  The Averages Committee was created in March 2010, when Dow Jones Indexes became part of CME Group Index Services, LLC, a joint venture company owned 90% by CME Group Inc. and 10% by Dow Jones & Company.  The DJIA is reviewed at least once annually, but composition changes are rare for the sake of continuity.  Generally, composition changes occur only after mergers, corporate acquisitions or other dramatic shifts in a component’s core business.  When such an event necessitates that one component be replaced, the entire index is reviewed.  As a result, when changes are made they typically involve more than one component.

The DJIA is price weighted rather than market capitalization weighted.  Therefore, the component stock weightings are affected only by changes in the stocks’ prices, in contrast with the weightings of other indices that are affected by both price changes and changes in the number of shares outstanding.  The value of the DJIA is the sum of the primary exchange prices of each of the 30 common stocks included in the DJIA, divided by a divisor.  The divisor is changed in accordance with a mathematical formula to adjust for stock dividends, stock splits and other corporate actions.  The current divisor of the DJIA is published daily in the WSJ and other publications.  While this methodology reflects current practice in calculating the DJIA, no assurance can be given that Dow Jones will not modify or change this methodology in a manner that may affect the return on your investment.

Computation of the DJIA.  The level of the DJIA is the sum of the primary exchange prices of each of the 30 component stocks included in the DJIA, divided by a divisor that is designed to provide a meaningful continuity in the level of the DJIA. Because the DJIA is price-weighted, stock splits or changes in the component stocks could result in distortions in the DJIA level. In order to prevent these distortions related to extrinsic factors, the divisor is periodically changed in accordance with a mathematical formula that reflects adjusted proportions within the DJIA. The current divisor of the DJIA is published daily in the WSJ and other publications. In addition, other statistics based on the DJIA may be found in a variety of publicly available sources.

The current formula used to calculate divisor adjustments is as follows: the new divisor (i.e., the divisor on the next trading session) is equal to (1) the divisor on the current trading session times (2) the quotient of (a) the sum of the adjusted (for stock dividends, splits, spin-offs and other applicable corporate actions) closing prices of the DJIA components on the current trading session and (b) the sum of the unadjusted closing prices of the DJIA components on the current trading session.  The formula used to calculate divisor adjustments is:

New Divisor = Current Divisor ×	Adjusted Sum of Prices
Unadjusted Sum of Prices

License Agreement between Dow Jones Indexes and Morgan Stanley.  Dow Jones Indexes and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the DJIA, which is owned and published by Dow Jones Indexes, in connection with the securities.

The license agreement between Dow Jones Indexes and Morgan Stanley provides that the following language must be set forth in this index supplement:

The securities are not sponsored, endorsed, sold or promoted by Dow Jones Indexes.  Dow Jones Indexes makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly.  Dow Jones Indexes’ only relationship to Morgan Stanley is the licensing of certain trademarks, trade names and service marks of Dow Jones Indexes and of the DJIA which is determined, composed and calculated by Dow Jones Indexes without regard to Morgan Stanley or the securities.  Dow Jones Indexes has no obligation to take the needs of Morgan Stanley or the owners of the securities into consideration in determining, composing or calculating the DJIA.  Dow Jones Indexes is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash.  Dow Jones Indexes has no obligation or liability in connection with the administration, marketing or trading of the securities.

DOW JONES INDEXES DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES INDUSTRIAL AVERAGESM OR ANY DATA INCLUDED THEREIN AND DOW JONES INDEXES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.  DOW JONES INDEXES MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES INDUSTRIAL AVERAGESM OR ANY DATA INCLUDED THEREIN.  DOW JONES INDEXES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES INDUSTRIAL AVERAGESM OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES INDEXES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.  THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN DOW JONES INDEXES AND MORGAN STANLEY.

“Dow JonesSM,” “DJIASM” and “Dow Jones Industrial AverageSM” are service marks of Dow Jones Trademark Holdings LLC (“Dow Jones”) and have been licensed for use by Morgan Stanley.  The securities are not sponsored, endorsed, sold or promoted by Dow Jones, and Dow Jones makes no representation regarding the advisability of investing in the securities.

FTSETM 100 Index

The FTSETM 100 Index is calculated, published, and disseminated by FTSE International Limited (“FTSE”), a company owned equally by the London Stock Exchange Plc (the “LSE”) and the Financial Times Limited (the “FT”), in association with the Institute and the Faculty of Actuaries.

The FTSE 100 Index was first calculated on January 3, 1984 with an initial base level index value of 1,000 points.  Publication of the FTSE 100 Index began in February 1984.  Real-time FTSE indices are calculated on systems managed by Reuters.  Prices and FX rates used are supplied by Reuters.

The FTSE 100 Index is a market-capitalization weighted index representing the performance of the 100 largest UK-domiciled blue chip companies, which pass screening for size and liquidity. Stocks are free-float weighted to ensure that only the investable opportunity set is included in the FTSE 100 Index. FTSE 100 Index constituents are all traded on the London Stock Exchange’s SETS trading system.

FTSE, the publisher of the FTSE 100 Index, is responsible for calculating, publishing and disseminating the FTSE 100 Index.  The FTSE 100 Index is overseen by the FTSE’s Europe/Middle East/Africa Committee (the “FTSE EMEA Committee”).

FTSE can add, delete or substitute the stocks underlying the FTSE 100 Index or make other methodological changes that could change the value of the FTSE 100 Index.  FTSE may discontinue or suspend calculation or dissemination of the FTSE 100 Index.  The FTSE EMEA Committee reviews the FTSE Underlying Stocks quarterly in March, June, September and December in order to maintain continuity in the index level.

Changes to the constituents can be prompted by new listings on the exchange, corporate actions (e.g., mergers and acquisitions) or an increase or decrease in a market capitalization.  The FTSE Underlying Stocks may be replaced, if necessary, in accordance with deletion/addition rules which provide generally for the removal and replacement of a stock from the FTSE 100 Index.  To maintain continuity, a stock will be added at the quarterly review if it has risen to 90th place or above and a stock will be deleted if at the quarterly review it has fallen to 111th place or below, in each case ranked on the basis of market value.  Where a greater number of companies qualify to be inserted in the FTSE 100 Index than those qualifying to be deleted, the lowest ranking constituents presently included in the FTSE 100 Index will be deleted to ensure that an equal number of companies are inserted and deleted at the periodic review.  Likewise, where a greater number of companies qualify to be deleted than those qualifying to be inserted, the securities of the highest ranking companies which are presently not included in the index will be inserted to match the number of companies being deleted at the periodic review.

The FTSE 100 Index is obtained by: (i) calculating the total market value of all companies within the FTSE 100 Index, which equals to sum of the products of shares-in-issue, share price and investability weighting for each stock included in the FTSE 100 Index as of the relevant current date and (ii) dividing the  total market value as of the relevant current date by a divisor which represents the adjustments to the total market value as of the base date.  The investability weighting for each stock is published by FTSE and is usually 1.00. The divisor is continuously adjusted to reflect changes, without distorting the FTSE 100 Index, in the issued share capital of individual underlying stocks, including the deletion and addition of stocks, the substitution of stocks, stock dividends and stock splits.

All rights to the FTSE 100 Index are owned by the FTSE, the publisher of the FTSE 100 Index.  Morgan Stanley disclaims all responsibility for the calculation or other maintenance of or any adjustments to the FTSE 100 Index.  In addition, none of the LSE, the Financial Times and FTSE has any relationship to Morgan Stanley or the securities.  None of the LSE, the Financial Times and the FTSE sponsors, endorses, authorizes, sells or promotes the securities, or has any obligation or liability in connection with the administration, marketing or trading of the securities or with the calculation of the payment at maturity.

License Agreement between FTSE International Limited and Morgan Stanley.  The license agreement between FTSE International Limited and Morgan Stanley provides that the following language must be set forth in this index supplement:

These securities are not in any way sponsored, endorsed, sold or promoted by FTSE or by LSE or by FT and neither FTSE or LSE or FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSE 100 Index and/or the figure at which the said Index stands at any particular time on any particular day or otherwise.  The FTSE 100 Index is compiled and calculated solely by FTSE.  However, neither FTSE or LSE or FT shall be liable (whether in negligence or otherwise) to any person for any error in the FTSE 100 Index and neither FTSE or LSE or FT shall be under any obligation to advise any person of any error therein.

“FTSETM” and “FootsieTM” are trademarks of London Stock Exchange Plc and The Financial Times Limited and are used by FTSE International Limited under license.

FTSE China 25 Index

The FTSE China 25 Index is a stock index calculated, published and disseminated by FTSE Index, and is designed to represent the performance of the mainland Chinese market that is available to international investors and includes companies that trade on the Hong Kong Stock Exchange (“HKSE”).

Investors globally use the FTSE China 25 Index (previously named the FTSE/Xinhua China 25 Index) to gain exposure to the Chinese markets.  The index consists of the 25 largest and most liquid Chinese stocks (Red Chips and H shares) listed and trading on HKSE.  H Shares are the securities of companies incorporated in the People’s Republic of China and listed on the Hong Kong stock exchange.  They can only be traded by Chinese investors under the Qualified Domestic Institutional Investors scheme (QDII).  There are no restrictions for international investors.  Red Chip companies are incorporated outside of the PRC that trade on the HKSE.  A Red Chip is a company that has at least 30 per cent of its shares in aggregate held directly or indirectly by mainland Chinese entities, and at least 50 per cent of their sales revenue or operating assets derived from mainland China.

Eligible Securities.  Only H-shares and Red Chip shares are eligible for inclusion in the FTSE China 25 Index.  Each security must be a current constituent of the FTSE All-World Index.  All classes of equity in issue are eligible for inclusion in the FTSE China 25 Index subject to certain restrictions.  Convertible preference shares and loan stocks are excluded until converted.  Companies whose business is that of holding equity and other investment instruments will not be eligible for inclusion.  Securities must be sufficiently liquid to be traded.  The following criteria are used to ensure that illiquid securities are excluded:

a)
Price - The FTSE Asia Pacific Regional Committee must be satisfied that an accurate and reliable price exists for the purposes of determining the market value of a company.  The FTSE Asia Pacific Regional Committee may exclude a security from the FTSE China 25 Index if it determines that an ‘accurate and reliable’ price is not available.  The FTSE China 25 Index uses the last trade prices from the relevant stock exchanges, when available.

b)
Liquidity - Each security is tested for liquidity on an annual basis in March by calculation of its median daily trading per month as part of the FTSE All-World Index review.  The median trade is calculated by ranking each daily trade total and selecting the middle ranking day.  Daily totals with zero trades are included in the ranking; therefore a security that fails to trade for more than half of the days in a month will have a zero median trade.

The FTSE China 25 Index is overseen by the FTSE Asia Pacific Regional Committee.

Computation of the FTSE China 25 Index.  The FTSE China 25 Index is calculated using the free float index calculation methodology of the FTSE Group.  The FTSE China 25 Index is calculated using the following algorithm:

S (pn1 x en1 x sn1 x fn1 x cn1)
d
n = 1,2,3…….,n

where “p” is the latest trade price of the component security “n”, “e” is the exchange rate required to convert the security’s home currency into the FTSE China 25 Index’s base currency, “s” is the number of shares of the security in issue, “f” is the free float factor published by FXI, applicable to such security, to be applied to the security to allow amendments to its weighting, “c” is the capping factor published by FXI at the most recent quarterly review of the FTSE China 25 Index, and “d” is the divisor, a figure that represents the total issued share capital of the FTSE China 25 Index at the base date, which may be adjusted to allow for changes in the issued share capital of individual securities without distorting the FTSE China 25 Index.

The FTSE China 25 Index uses actual trade prices for securities with local stock exchange quotations and Reuters real-time spot currency rates for its calculations.  Under this methodology, FXI excludes from free floating shares: (i) trade investments in a FTSE China 25 Index constituent company by either another FTSE China 25 Index constituent company or a non-constituent company or entity; (ii) significant long-term holdings by founders, directors and/or their families; (iii) employee share schemes (if restricted); (iv) government holdings; (v) foreign ownership limits; and (vi) portfolio investments subject to lock-in clauses (for the duration of the clause).  Free float restrictions are calculated using available published information.  The initial weighting of a FTSE China 25 Index constituent stock is applied in bands, as follows:

Free float less than or equal to 15%
Ineligible for inclusion in the FTSE China 25 Index, unless free float is also greater than 5% and the full market capitalization is greater than US$2.5 billion (or local currency equivalent), in which case actual free float is used.

Free float greater than 15% but less than or equal to 20%	20%

Free float greater than 20% but less than or equal to 30%	30%

Free float greater than 30% but less than or equal to 40%	40%

Free float greater than 40% but less than or equal to 50%	50%

Free float greater than 50% but less than or equal to 75%	75%

Free float greater than 75%	100%

These bands are narrow at the lower end, to ensure that there is sufficient sensitivity in order to maintain accurate representation, and broader at the higher end, in order to ensure that the weightings of larger companies do not fluctuate absent a significant corporate event.

Following the application of an initial free float restriction, a FTSE China 25 Index constituent stock’s free float will only be changed if its actual free float is more than five percentage points above the minimum or five percentage points below the maximum of an adjacent band.  This five percentage point threshold does not apply if the initial free float is less than 15%.  Foreign ownership limits, if any, are applied after calculating the actual free float restriction, but before applying the bands shown above.  If the foreign ownership limit is more restrictive than the free float restriction, the precise foreign ownership limit is applied.  If the foreign ownership limit is less restrictive or equal to the free float restriction, the free float restriction is applied, subject to the bands shown above.

The FTSE China 25 Index is periodically reviewed for changes in free float.  These reviews coincide with the quarterly reviews undertaken of the FTSE China 25 Index.  Implementation of any changes takes place after the close of the index calculation on the third Friday in January, April, July and October.  A stock’s free float is also reviewed and adjusted if necessary following certain corporate events.  If the corporate event includes a corporate action which affects the FTSE China 25 Index, any change in free float is implemented at the same time as the corporate action.  If there is no corporate action, the change in free float is applied as soon as practicable after the corporate event.

License Agreement between FTSE International Limited and Morgan Stanley.  Morgan Stanley has entered into a non-exclusive license agreement with FTSE International Limited providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the FTSE China 25 Index, which is owned and published by FTSE International Limited, in connection with the securities.  The license agreement between FTSE International Limited and Morgan Stanley provides that the following language must be set forth in this index supplement:

The securities are not in any way sponsored, endorsed, sold or promoted by FTSE International Limited or by The London Stock Exchange Plc (the “LSE”) or by The Financial Times Limited (“FT”) and neither FTSE International Limited or LSE or FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSE China 25 Index and/or the figure at which the said Index stands at any particular time on any particular day or otherwise.  The FTSE China 25 Index is compiled and calculated solely by FTSE International Limited.  However, neither FTSE International Limited or LSE or FT shall be liable (whether in negligence or otherwise) to any person for any error in the FTSE China 25 Index and neither FTSE International Limited or LSE or FT shall be under any obligation to advise any person of any error therein.

“FTSETM” and “FootsieTM” are trademarks of London Stock Exchange Plc and The Financial Times Limited and are used by FTSE International Limited under license.

Hang Seng Index

The Hang Seng Index (“HSI”) was developed, and is calculated, maintained and published, by Heng Seng Indexes Company (formerly HIS Services Limited), a wholly owned subsidiary of the Hang Seng Bank, and was first calculated and published on November 24, 1969.  The Hang Seng Index is a market capitalization weighted stock market index of the HKSE and purports to be an indicator of the performance of the Hong Kong stock market.

Only companies with a primary listing on the Main Board of the HKSE are eligible to be constituents of the Hang Seng Index.  Mainland China enterprises that have an H-share listing in Hong Kong are eligible for inclusion in the Hang Seng Index when they meet any one of the following conditions: (1) the H-share company has 100% of its ordinary share capital in the form of H-shares which are listed on the HKSE; (2) the H-share company has completed the process of share reform, with the result that there is no unlisted share capital in the company; or (3) for new H-share initial public offerings, the company has no unlisted share capital.  For any H-share company included in the Hang Seng Index, only the H-share portion of the share capital of the company will be used for index calculation, subject to free float adjustment.  H-shares are shares of mainland China companies listed on HKSE.

To be eligible for selection in the Hang Seng Index, a company: (1) must be among those that constitute the top 90% of the total market capitalization of all primary shares listed on the HKSE (market capitalization is expressed as an average of the past 12 months); (2) must be among those that constitute the top 90% of the total turnover of all primary listed shares on the HKSE (turnover is aggregated and individually assessed for eight quarterly sub-periods for the past 24 months); and (3) should normally have a listing history of 24 months or meet certain other requirements.  From the candidates, final selections are based on the following: (1) the market capitalization and turnover rankings of the companies; (2) the representation of the sub-sectors within the Hang Seng Index directly reflecting that of the market; and (3) the financial performance of the companies.

Calculation Methodology.  The calculation methodology of the Hang Seng Index uses a free float-adjusted market capitalization weighting.  Under this calculation methodology, shares held by any entities (excluding custodians, trustees, mutual funds and investment companies) which control more than 5% of the shareholdings would be considered as non-freefloat and are excluded from index calculation.  The freefloat-adjusted factor (“FAF”), representing the proportion of shares that is freefloated as a percentage of the issued shares, is rounded up to the nearest 1% for FAFs below 10% and otherwise to the nearest 5% for index calculation. FAFs are reviewed quarterly. For companies with more than one class of shares, FAF will be calculated separately for each class of shares.

A cap of 15% on individual stock weightings is applied.  A cap factor is calculated quarterly to coincide with the regular update of the free float adjustment factor.

License Agreement between Heng Seng Indexes Company and Morgan Stanley. “Hang Seng® Index” is a trademark of Heng Seng Indexes Company and has been licensed for use by Morgan Stanley.

Heng Seng Indexes Company has no obligation to Hang Seng Index in connection with the issuance of certain securities.  Morgan Stanley is not affiliated with Heng Seng Indexes Company; the only relationship between Heng Seng Indexes Company and Morgan Stanley is the licensing of the use of Hang Seng Index and trademarks related to the Hang Seng Index.

The Hang Seng Index is published and compiled by Heng Seng Indexes Company pursuant to a license from Hang Seng Data Services Limited.  The mark and name “Hang Seng® Index” is proprietary to Hang Seng Data Services Limited.  Heng Seng Indexes Company and Hang Seng Data Services Limited have agreed to the use of, and reference to, the Hang Seng Index by Morgan Stanley in connection with the securities, but neither Heng Seng Indexes Company nor Hang Seng Data Services Limited warrants or represents or guarantees to any broker or holder of the securities or any other person the accuracy or completeness of the Hang Seng Index and its computation or any information related thereto and no warranty or representation or guarantee of any kind whatsoever relating to the Hang Seng Index is given or may be implied.  The process and basis of computation and compilation of the Hang Seng Index and any of the related formula or formulae, constituent stocks and factors may at any time be changed or altered by Heng Seng Indexes Company without notice.  No responsibility or liability is accepted by Heng Seng Indexes Company or Hang Seng Data Services Limited in respect of the use of and/or reference to the Hang Seng Index by Morgan Stanley in connection with the securities, or for any inaccuracies, omissions, mistakes or errors of Heng Seng Indexes Company in the computation of the Hang Seng Index or for any economic or other loss which may be directly or indirectly sustained by any broker or holder of the securities for any other person dealing with the securities as a result thereof and no claims, actions or legal proceedings may be brought against Heng Seng Indexes Company and/or Hang Seng Data Services Limited in connection with the securities in any manner whatsoever by any broker, holder or other person dealing with the securities.  Any broker, holder or other person dealing with the securities does so therefore in full knowledge of this disclaimer and can place no reliance whatsoever on Heng Seng Indexes Company and Hang Seng Data Services Limited.  For the avoidance of doubt, this disclaimer does not create any contractual or quasi-contractual relationship between any broker, holder or other person and Heng Seng Indexes Company and/or Hang Seng Data Services Limited and must not be construed to have created such relationship.

KBW Mortgage Finance IndexSM

The KBW Mortgage Finance IndexSM is a float-adjusted modified capitalization-weighted index of companies designed to effectively represent the performance of the U.S. mortgage finance industry.  The companies composing the KBW Mortgage Finance Index account for a large portion of the market capitalization of the U.S. mortgage finance industry and were selected to provide appropriate representation of the industry’s diverse sub-sectors, including pure mortgage players, mortgage insurers, title insurers, and banks and thrifts that have considerable mortgage loan portfolios in the United States.  Keefe, Bruyette & Woods, Inc., which we refer to as KBW, began calculating the KBW Mortgage Finance Index in 2000, and the KBW Mortgage Finance Index has been listed on the Philadelphia Stock Exchange under the symbol “MFXSM” since July 22, 2005.

The KBW Mortgage Finance Index is calculated as a float-adjusted, modified market capitalization-weighted index, meaning that each of the component stocks represented in the KBW Mortgage Finance Index is equal to its float-adjusted shares outstanding, multiplied by its current stock price as quoted on the NASDAQ/NMS or the New York Stock Exchange.  Float-adjusted modified market capitalization weighting is achieved through quarterly rebalancing.

Based on the capitalizations as of the close on the Monday before the third Saturday of the last month in each calendar quarter, the KBW Mortgage Finance Index rebalancing will be calculated according to the following rules:

•	If any of the top four institutions’ index weightings have increased beyond 10%, their weighting will be reduced to a maximum of 8% in the quarterly rebalancing.

•	If any of the remaining institutions’ weightings have increased beyond 5%, their weightings will be reduced to a maximum of 4.0% in the rebalancing.

•	If any of the remaining institutions’ weightings have dropped below 6%, their weightings will be increased to the lesser of their float-adjusted capitalization weight or 8% in the rebalancing.

•
Any excess weighting available will be reallocated to the smaller institutions and any weighting needed to increase weighting in the larger institutions will be taken from the smaller institutions in the same manner as in the initial allocation at the time of rebalancing.

•	The rebalancing will be implemented at the close on the Friday before the third Saturday of the last month in each calendar quarter.

The KBW Mortgage Finance Index is calculated and maintained by KBW.  KBW selects the constituent stocks on the basis of relevance to the mortgage finance industry and on certain trading criteria, including but not limited to stock price, stock price volatility, stock price correlation to KBW Mortgage Finance Index price, average daily trading volume, optionability of stock, market capitalization, country of origin, listed exchange and perceived viability of the company.  The KBW Mortgage Finance Index is designed and maintained so that financial instruments based on the KBW Mortgage Finance Index will comply with necessary listing/maintenance criteria dictated by subsections (b) and (c) of Rule 1009A (Designation of the KBW Mortgage Finance Index) on the Philadelphia Stock Exchange.  Any constituent stock that fails to meet these standards will be replaced within the KBW Mortgage Finance Index.

In the event that there is a change in the nature of any constituent stock that will change the overall market character of the KBW Mortgage Finance Index, including delisting, merger, acquisition, or change of principal business, KBW will take appropriate steps to remove the stock or replace it with another stock that would best represent the intended market character of the KBW Mortgage Finance Index.

KBW reserves the authority to add one or more index-eligible stocks on a quarterly basis, or to remove any constituent stock on a quarterly basis if it believes that such stock no longer provides adequate representation of the mortgage finance industry, or no longer maintains the character of the KBW Mortgage Finance Index.  In the event that KBW removes a constituent stock, KBW may replace such stock with an index-eligible stock at any time, but is not required to do so.

License Agreement between Keefe, Bruyette & Woods, Inc. and Morgan Stanley.  The securities are not sponsored, endorsed, sold or promoted by KBW.  KBW makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the KBW Mortgage Finance IndexSM to track the performance of the mortgage finance industry.  KBW’s only relationship to us is the licensing of certain service marks and trade names of KBW and of the KBW Mortgage Finance IndexSM, which is determined, composed and calculated by KBW without regard to us or the securities.  KBW has no obligation to take our needs or the needs of the owners of the securities into consideration in determining, composing or calculating the KBW Mortgage Finance IndexSM.  KBW is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash.  KBW has no obligation or liability in connection with the administration, marketing or trading of the securities.

KBW DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE KBW MORTGAGE FINANCE INDEXSM OR ANY DATA INCLUDED THEREIN.  KBW MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE KBW MORTGAGE FINANCE INDEXSM OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED UNDER THE LICENSE AGREEMENT DESCRIBED HEREIN OR FOR ANY OTHER USE.  KBW MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE KBW MORTGAGE FINANCE INDEXSM OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL KBW HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Keefe, Bruyette & Woods,” “KBW Mortgage Finance IndexSM,” and “MFXSM” are service marks of Keefe, Bruyette & Woods, Inc. and have been licensed for use for certain purposes by Morgan Stanley.  Such use is not sponsored, endorsed, sold or promoted by Keefe Bruyette & Woods, Inc., and Keefe Bruyette & Woods, Inc. makes no representation regarding the advisability of investing in the securities.

KOSPI 200 Index

The KOSPI 200 Index is a market capitalization based index and was developed as an underlying index for derivatives products (index futures and index options) traded on the KRX-Futures Market.  The calculation of the value of the KOSPI 200 Index (discussed below in further detail) is based on the relative value of the aggregated current Market Value (as defined below) of the common stocks of 200 companies (the “Constituent Stocks”) as of a particular time as compared to the aggregated average Market Value of the common stocks of 200 companies at the base date of January 3, 1990.  The current “Market Value” of any Constituent Stock is the product of the market price per share and the number of the then outstanding shares of such Constituent Stock.  Korea Stock Exchange (“KSE”) chooses companies for inclusion in the KOSPI 200 Index with an aim of accurately representing overall market movement.  KSE may from time to time, in its sole discretion, add companies to, or delete companies from, the KOSPI 200 Index to achieve the objectives stated above.  The KOSPI 200 Index selects stocks of companies that belong to one of eight industry groups, whose market capitalization is at least 1% of the total market capitalization.  The capitalization requirement ensures the high percentage of market capitalization of Constituent Stocks against the total.  Stocks initially listed or relisted after May 1 of the year preceding the year of the periodic realignment review date, stocks designated as administrative issue as of the periodic realignment review date, stocks of securities investment companies, issues of liquidation sale and stocks deemed unsuitable are ineligible to become a Constituent Stock of the KOSPI 200 Index.

Basic selection criteria are the average market capitalization obtained by dividing the aggregated value (attained by multiplying the closing price of the listed common shares by the number of listed common shares for one year from April of the year preceding the year to which the periodic realignment review date belongs), by 12, and the sum of daily trading value for the same period.  In the case of a stock which has been reclassified under a different industry group, such stock is grouped with the newly classified industry group.

First, the Constituent Stocks from non-manufacturing industries are chosen on the basis of rank order of average monthly market capitalization, while ensuring that the accumulated market capitalization of a stock is at least 70% of the total market capitalization of the same industry group.  The number of stocks selected is considered as is the number of Constituent Stocks chosen from the same industry group.  However, a stock is excluded if its ranking of annual trading value is below 85% of the same industry group, and a stock that satisfies the trading value requirement is chosen from among the stocks whose market capitalization is ranked next.

Second, the Constituent Stocks from the manufacturing industry are selected by rank order of market capitalization, while ensuring that annual trading value of stocks are ranked above 85% of the industry group.  The number of the stocks selected from the manufacturing industry is the number obtained by subtracting the number of Constituent Stocks chosen from the non-manufacturing industry group from 200.

Notwithstanding the above criteria, a stock whose market capitalization is within the top 50 of its industry group may be included in the constituents.  The Futures and Options Index Maintenance Committee (the “KOSPI Committee”) makes the decision while taking into account such factors as the percentage of market capitalization of the industry group to the total and the liquidity of such stock.

To ensure that the KOSPI 200 Index accurately represents the overall market movement, its Constituent Stocks are realigned as the need arises.  There are two types of realignments:  periodic realignment and special realignment.  Periodic realignment takes place regularly once a year, on the trading day following the day which is the last trading day of June contracts of both the index futures and index options.  Special realignment takes place at the time when a stock has to be excluded from the constituents as a result of, for instance, delisting, designation as administrative issue or a merger.

The method of periodic realignment is similar to the method used for selection of Constituent Stocks.  However, to maintain constancy of the KOSPI 200 Index, a replacement stock must both satisfy the criteria for selection of Constituent Stocks, and its ranking of market capitalization should be within 90% of total market capitalization of the constituents of the same industry group.  However, even if an existing Constituent Stock does not satisfy the criteria for selection of Constituent Stocks, such stock remains a constituent as long as its ranking of market capitalization is within 110% of the market capitalization of the constituents.  In the case of a stock with a market capitalization ranking that has reached 90% of the total market capitalization of the constituents of the same industry group, such stock is excluded unless there is an existing Constituent Stock whose ranking falls below 110% of the constituents.

Special realignment is carried out by choosing a stock from a replacement list prepared beforehand in a priority order by industry group.  In the event that the replacement list includes no stock for a specific industry, a stock is chosen from the manufacturing industry group.

In cases where there is an initial listing of a stock that is deemed to have high liquidity and is worthy in terms of its impact on KOSPI 200 Index, a Constituent Stock is merged into non-Constituent Stock or a company is established as result of merger between the constituent, it is possible to include before the periodic realignment date.

The level of the KOSPI 200 Index reflects the total current Market Value of all 200 Constituent Stocks relative to the base index of the KOSPI 200 Index as of the base date of January 3, 1990 (the “Base Index.”), which is 100.  An indexed number is used to represent the results of this calculation.

The actual aggregate Market Value of the Constituent Stocks at the base date (the “KOSPI 200 Base Market Value”) has been set.  In practice, the calculation of the KOSPI 200 Index is computed by dividing the total current aggregated Market Value of the Constituent Stocks by the KOSPI 200 Base Market Value and then multiplying by the Base Index of 100.

In order to maintain the consistency of the KOSPI 200 Index, the Market Value and KOSPI 200 Base Market Value can be readjusted.  Readjustment includes changing the KOSPI 200 Base Market Value when there is an event, such as a distribution of rights or dividends, that affects the stock price, in order to equalize the stock price index on the day before the event and the stock price index on the day of the event.  The following formula is used:

Current Market Value on the day before the change	=	Current Market Value on the day before the change	+	Amount of Change in the Value
Old Market Value		New KOSPI 200 Base Market Value

Current Market Value increases or decreases when there is a rights offering a new listing, a delisting or merger.  Therefore, to maintain consistency, the KOSPI 200 Base Market Value is adjusted when there is a change in current Market Value, using the following formula:

New KOSPI 200 Base Market Value	=	Old Market Value	x	Current Market Value on the day before the change	+	Amount of change in the current Market Value
Current Market Value on the day before the change

The KOSPI Committee is charged with reviewing matters relating to calculation and management of the KOSPI 200 Index.  The KOSPI Committee is composed of 10 members who are chosen as representatives of institutional investors and securities related institutions, legal and accounting professions, and professors and researchers.  The KOSPI Committee is responsible for matters relating to the calculation method of the KOSPI 200 Index; matters relating to selection and realignment of KOSPI 200 Constituent Stocks; matters relating to establishment, amendment and abolishment of the criteria for selection of KOSPI 200 Constituent Stocks; and any other matters that are requested by the chief executive officer of the KSE.

Regular meetings of the KOSPI Committee are held in May of each year for the purpose of realigning the Constituent Stocks, but a special meeting can be called if need arises.

Although KSE currently employs the above methodology to calculate the KOSPI 200 Index, we cannot assure you that KSE will not modify or change this methodology in a manner that may affect the return on your investment.

License Agreement between the Korean Stock Exchange and Morgan Stanley.  We have been granted by KSE a non-transferable, non-exclusive license to use the KOSPI 200 Index as a component of the securities and refer to the KOSPI 200 Index in connection with the marketing and promotion of securities and in connection with making such disclosure about the securities.  We acknowledge that the KOSPI 200 Index is selected, compiled, coordinated, arranged and prepared by KSE, respectively, through the application of methods and standards of judgment used and developed through the expenditure of considerable work, time and money by KSE.  We acknowledge that KOSPI 200 Index and the KOSPI marks are the exclusive property of KSE, that KSE has and retains all property rights therein (including, but not limited to trademarks and copyrights) and that the KOSPI 200 Index and its compilation and composition and changes therein are in the complete control and sole discretion of KSE.

MSCI International Equity Indices

MSCI International Equity Indices are calculated, published and disseminated daily by MSCI Inc. (“MSCI”), through numerous data vendors, on the MSCI website and a majority of them in real time on Bloomberg Financial Markets and Reuters Limited.

The MSCI International Equity Indices are calculated for over 70 countries globally in the developed, emerging and frontier markets.  The MSCI International Equity Indices include, among others, MSCI EAFE Index, MSCI Emerging Markets Index, MSCI Europe Index, MSCI World Index, MSCI World Real Estate Index, MSCI Australia Index, MSCI Belgium Index, MSCI Brazil Index, MSCI France Index, MSCI Italy Index, MSCI Japan Index, MSCI Pacific Ex-Japan Index, MSCI Singapore Index, MSCI Spain Index, MSCI Switzerland Index, MSCI Taiwan Index and MSCI USA Index.  MSCI implemented enhancements to the methodology of the MSCI International Equity Indices in September 2008.  In an attempt to provide broader coverage of the equity markets, MSCI moved from a sampled multi-cap approach to an approach targeting exhaustive coverage with non-overlapping size and segments.  MSCI combined the MSCI Global Standard and MSCI Global Small Cap Indices to form the MSCI Global Investable Market Indices, segmented by region/country, size (large, mid and small cap), value/growth styles and Global Industry Classification Standard (“GICS®”) sectors/industries.  The MSCI Global Standard and MSCI Global Small Cap Indices, along with the other MSCI equity indices based on them, transitioned to the MSCI Global Investable Market Indices methodology.  The transition was completed at the end of May 2008.  For more details, please see “– MSCI Global Investable Market Indices Methodology.”

MSCI EAFE Index®

The MSCI EAFE Index® is a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets, excluding the United States and Canada.  As of August 2011, the MSCI EAFE Index consisted of the following 22 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom.  The MSCI EAFE Index includes components from all countries in Europe, Australia and the Far East that are designated by MSCI as Developed Markets.  The MSCI EAFE Index was developed with a base value of 100 as of December 31, 1969.  The MSCI EAFE Index is reported by Bloomberg Financial Markets under ticker symbol “MXEA.”

MSCI Emerging Markets IndexSM

The MSCI Emerging Markets IndexSM is a free float-adjusted market capitalization index that is designed to measure the equity market performance of emerging markets.  As of August 2011, the MSCI Emerging Markets Index consisted of the following 21 emerging market country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand and Turkey.  The MSCI Emerging Markets Index includes components from all countries designated by MSCI as Emerging Markets.  The MSCI Emerging Markets Index was developed with a base value of 100 as of December 31, 1987.  The MSCI Emerging Markets Index is reported by Bloomberg Financial Markets under ticker symbol “MXEF.”

MSCI Europe IndexSM

The MSCI Europe IndexSM is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of the developed markets in Europe.  As of August 2011, the MSCI Europe Index consisted of the following 16 developed market country indices: Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, the Netherlands, Norway, Portugal, Spain, Sweden, Switzerland and the United Kingdom.  The MSCI Europe Index was developed with a base value of 100 as of December 31, 1998.  The MSCI Europe Index is reported by Bloomberg Financial Markets under ticker symbol “MXEU.”

MSCI All Country World IndexSM

The MSCI All Country World IndexSM is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of developed and emerging markets. As of August 2011, the MSCI All Country World Index consisted of 45 country indices comprising 24 developed and 21 emerging market country indices. The developed market country indices included are: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, the United Kingdom and the United States. The emerging market country indices included are: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand and Turkey.  The MSCI All Country World Index was developed with a base value of 100 as of December 31, 1987.  The MSCI All Country World Index is reported by Bloomberg Financial Markets under ticker symbol “MXWD.”

MSCI World IndexSM

The MSCI World IndexSM is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of developed markets.  As of August 2011, the MSCI World Index consisted of the following 24 developed market country indices: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, the United Kingdom and the United States.  The MSCI World Index was developed with a base value of 100 as of December 31, 1969.  The MSCI World Index is reported by Bloomberg Financial Markets under ticker symbol “MXWO.”

MSCI World Real Estate IndexSM

The MSCI World Real Estate IndexSM is a sub-index of the MSCI World Index and represents only securities in the GICS Real Estate Industry Group.  The MSCI World Real Estate Index was developed with a base value of 100 as of December 31, 1998.  The MSCI World Real Estate Index is reported by Bloomberg Financial Markets under ticker symbol “MXWO0RE.”

MSCI Australia IndexSM

The MSCI Australia IndexSM is a free float-adjusted market capitalization index intended to reflect the sectoral diversity of the Australian equity market and to represent Australian companies that are available to investors worldwide.  Securities listed on the Australian Securities Exchange are eligible for inclusion in the MSCI Australia Index.  The MSCI Australia Index was developed with a base value of 100 as of December 31, 1969.  The MSCI Australia Index is reported by Bloomberg Financial Markets under ticker symbol “MXAU.”

MSCI Belgium IndexSM

The MSCI Belgium IndexSM is a free float-adjusted market capitalization index intended to reflect the sectoral diversity of the Belgian equity market and to represent Belgian companies that are available to investors worldwide.  Securities listed on the Euronext are eligible for inclusion in the MSCI Belgium Index.  The MSCI Belgium Index was developed with a base value of 100 as of December 31, 1998.  The MSCI Belgium Index is reported by Bloomberg Financial Markets under ticker symbol “MXBE.”

MSCI Brazil IndexSM

The MSCI Brazil IndexSM is a free float-adjusted market capitalization index intended to reflect the sectoral diversity of the Brazilian equity market and to represent Brazilian companies that are available to investors worldwide.  Securities listed on the Sao Paulo Stock Exchange are eligible for inclusion in the MSCI Brazil Index.  The MSCI Brazil Index was developed with a base value of 100 as of December 31, 1987.  The MSCI Brazil Index is reported by Bloomberg Financial Markets under ticker symbol “MXBR.”

MSCI France IndexSM

The MSCI France IndexSM is a free float-adjusted market capitalization index intended to reflect the sectoral diversity of the French equity market and to represent French companies that are available to investors worldwide.  Securities listed on the Euronext are eligible for inclusion in the MSCI France Index.  The MSCI France Index was developed with a base value of 100 as of December 31, 1998.  The MSCI France Index is reported by Bloomberg Financial Markets under ticker symbol “MXFR.”

MSCI Italy IndexSM

The MSCI Italy IndexSM is a free float-adjusted market capitalization index intended to reflect the sectoral diversity of the Italian equity market and to represent Italian companies that are available to investors worldwide.  Securities listed on the Italian Stock Exchange are eligible for inclusion in the MSCI Italy Index.  The MSCI Italy Index was developed with a base value of 100 as of December 31, 1998.  The MSCI Italy Index is reported by Bloomberg Financial Markets under ticker symbol “MXIT.”

MSCI Japan IndexSM

The MSCI Japan IndexSM is a free-float adjusted market capitalization weighted index that is designed to track the equity market performance of Japanese securities listed on the Tokyo Stock Exchange, the Osaka Stock Exchange, JASDAQ and the Nagoya Stock Exchange.  The MSCI Japan Index is constructed based on the MSCI Global Investable Market Indices

Methodology, targeting a free-float market capitalization coverage of 85%.  The index has a base date of December 31, 1987.  The MSCI Japan Index is reported by Bloomberg Financial Markets under ticker symbol “MXJP.”

MSCI Pacific Ex-Japan IndexSM

The MSCI Pacific Ex-Japan IndexSM is a free float-adjusted market capitalization weighted index designed to measure the equity market performance of the developed markets in the Pacific region, excluding Japan.  As of August 2011, the MSCI Pacific Ex-Japan Index consisted of the following 4 developed market country indices: Australia, Hong Kong, New Zealand and Singapore.  The MSCI Pacific Ex-Japan Index was developed with a base value of 100 as of December 31, 1969.  The MSCI Pacific Ex-Japan Index is reported by Bloomberg Financial Markets under ticker symbol “MXPCJ.”

MSCI Singapore IndexSM

The MSCI Singapore IndexSM is a free float-adjusted market capitalization index intended to reflect the sectoral diversity of the Singaporean equity market and to represent Singaporean companies that are available to investors worldwide.  Securities listed on the Singapore Exchange are eligible for inclusion in the MSCI Singapore Index.  The MSCI Singapore Index was developed with a base value of 100 as of December 31, 1969.  The MSCI Singapore Index is reported by Bloomberg Financial Markets under ticker symbol “MXSG.”

MSCI Spain IndexSM

The MSCI Spain IndexSM is a free float-adjusted market capitalization index intended to reflect the sectoral diversity of the Spanish equity market and to represent Spanish companies that are available to investors worldwide.  Securities listed on the Madrid Stock Exchange are eligible for inclusion in the MSCI Spain Index.  The MSCI Spain Index was developed with a base value of 100 as of December 31, 1998.  The MSCI Spain Index is reported by Bloomberg Financial Markets under ticker symbol “MXES.”

MSCI Switzerland IndexSM

The MSCI Switzerland IndexSM is a free float-adjusted market capitalization index intended to reflect the sectoral diversity of the Swiss equity market and to represent Swiss companies that are available to investors worldwide.  Securities listed on the SIX Swiss Exchange are eligible for inclusion in the MSCI Switzerland Index.  The MSCI Switzerland Index was developed with a base value of 100 as of December 31, 1969.  The MSCI Switzerland Index is reported by Bloomberg Financial Markets under ticker symbol “MXCH.”

MSCI Taiwan IndexSM

The MSCI Taiwan IndexSM is a free-float adjusted market capitalization weighted index that is designed to track the equity market performance of Taiwanese securities listed on the Taiwan Stock Exchange and the GreTai Securities Market.  The MSCI Taiwan Index is constructed based on the MSCI Global Investable Market Indices Methodology, targeting a free-float market capitalization coverage of 85%. The MSCI Taiwan Index has a base date of December 31, 1987.  The MSCI Taiwan Index is reported by Bloomberg Financial Markets under ticker symbol “MXTW.”

MSCI USA IndexSM

The MSCI USA IndexSM is a free float-adjusted market capitalization index intended to reflect the sectoral diversity of the United States equity market and to represent United States companies that are available to investors worldwide.  Securities listed on the New York Stock Exchange, NASDAQ and NYSE Amex Equities are eligible for inclusion in the MSCI USA Index.  The MSCI USA Index was developed with a base value of 100 as of December 31, 1969.  The MSCI USA Index is reported by Bloomberg Financial Markets under ticker symbol “MXUS.”

MSCI Global Investable Market Indices Methodology

Constructing the MSCI Global Investable Market Indices

MSCI undertakes an index construction process, which involves: (i) defining the Equity Universe; (ii) determining the Market Investable Equity Universe for each market; (iii) determining market capitalization size segments for each market; (iv) applying Index Continuity Rules for the MSCI Standard Index; (v) creating style segments within each size segment within each market; and (vi) classifying securities under the Global Industry Classification Standard (“GICS®”).

Defining the Equity Universe

(i) Identifying Eligible Equity Securities: The Equity Universe initially looks at securities listed in countries which are classified as either Developed Markets (“DM”) or Emerging Markets (“EM”).  All listed equity securities, or listed securities that exhibit characteristics of equity securities, except mutual funds (U.S. Business Development Companies are eligible), exchange-traded funds, equity derivatives, limited partnerships, and most investment trusts, are eligible for inclusion in the Equity Universe.  Real Estate Investment Trusts (“REITs”) in some countries and certain income trusts in Canada are also eligible for inclusion.

(ii) Country Classification of Eligible Securities: Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for sorting of each company by its respective country.

Determining the Market Investable Equity Universes

A Market Investable Equity Universe for a market is derived by applying investability screens to individual companies and securities in the Equity Universe that are classified in that market.  A market is equivalent to a single country, except in DM Europe, where all DM countries in Europe are aggregated into a single market for index construction purposes.  Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the Global Investable Market Indices methodology.

The investability screens used to determine the Investable Equity Universe in each market are as follows:

(i) Equity Universe Minimum Size Requirement: This investability screen is applied at the company level.  In order to be included in a Market Investable Equity Universe, a company must have the required minimum full market capitalization.  To determine this minimum size requirement, the companies in the DM Equity Universe are sorted in descending order of full market capitalization and the cumulative coverage of the free float-adjusted market capitalization of the DM Equity Universe is calculated at each company. When the cumulative free float-adjusted market capitalization coverage of 99% of the sorted Equity Universe is achieved, the full market capitalization of the company at that point defines the Equity Universe Minimum Size Requirement.

(ii) Equity Universe Minimum Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level.  To be eligible for inclusion in a Market Investable Equity Universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the Equity Universe Minimum Size Requirement.

(iii) DM and EM Minimum Liquidity Requirement: This investability screen is applied at the individual security level.  To be eligible for inclusion in a Market Investable Equity Universe, a security must have adequate liquidity.  A minimum liquidity level of 20% of 3-month Annualized Traded Value Ratio (“ATVR”) and 90% of 3-month Frequency of Trading over the last 4 consecutive quarters, as well as 20% of 12-month ATVR are required for the inclusion of a security in a Market Investable Equity Universe of a Developed Market. A minimum liquidity level of 15% of 3-month ATVR and 80% of 3-month Frequency of Trading over the last 4 consecutive quarters, as well as 15% of 12-month ATVR are required for the inclusion of a security in a Market Investable Equity Universe of an Emerging Market. In addition, securities with stock prices above USD 10,000 fail the liquidity screening unless it is already a constituent of the MSCI Global Investable Market Indices.

(iv) Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level.  To be eligible for inclusion in a Market Investable Equity Universe, a security’s Foreign Inclusion Factor (“FIF”) must reach a certain threshold.  The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors.  This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company).  In general, a security must have an FIF equal to or larger than 0.15 to be eligible for inclusion in a Market Investable Equity Universe.  Exceptions to this general rule are made only in the limited cases where the exclusion of securities of a very large company would compromise the MSCI Standard Index’s ability to fully and fairly represent the characteristics of the underlying market.

(v) Minimum Length of Trading Requirement: This investability screen is applied at the individual security level.  For an initial public offering (“IPO”) to be eligible for inclusion in a Market Investable Equity Universe, the new issue must have started trading at least four months before the implementation of the initial construction of the index or at least three months before the implementation of a Semi-Annual Index Review.  This requirement is applicable to small new issues in all markets.  Large IPOs are not subject to the Minimum Length of Trading Requirement and may be included in a Market Investable Equity Universe and the Standard Index outside of a Quarterly or Semi-Annual Index Review.

Defining Market Capitalization Size Segments for Each Market

Once a Market Investable Equity Universe is defined, it is segmented into the following size-based indices:

•	Investable Market Index (Large + Mid + Small)

•	Standard Index (Large + Mid)

•	Large Cap Index

•	Mid Cap Index

•	Small Cap Index

Creating the Size Segment Indices in each market involves the following steps: (i) defining the Market Coverage Target Range for each size segment; (ii) determining the Global Minimum Size Range for each size segment; (iii) determining the Market Size-Segment Cutoffs and associated Segment Number of Companies; (iv) assigning companies to the size segments; and (v) applying final size-segment investability requirements and index continuity rules.

Index Continuity Rules for the Standard Indices

In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a DM Standard Index and a minimum number of three constituents will be maintained for an EM Standard Index.  The application of this requirement involves the following steps:

If after the application of the index construction methodology, a Standard Index contains fewer than five securities in a Developed Market or three securities in an Emerging Market, then the largest securities by free float-adjusted market capitalization are added to the Standard Index in order to reach five constituents in that Developed Market or three in that Emerging Market.  At subsequent Index Reviews, if the free float-adjusted market capitalization of a non-index constituent is at least 1.50 times the free float-adjusted market capitalization of the smallest existing constituent after rebalancing, the larger free float-adjusted market capitalization security replaces the smaller one.

Creating Style Indices within Each Size Segment

All securities in the investable equity universe are classified into Value or Growth segments using the MSCI Global Value and Growth methodology.

Classifying Securities under the Global Industry Classification Standard (“GICS®”)

All securities in the Global Investable Equity Universe are assigned to the industry that best describes their business activities.  To this end, MSCI has designed, in conjunction with S&P, the GICS.  The GICS entails four levels of classification:  (1) sector; (2) industry group; (3) industries; and (4) sub-industries.  Under the GICS, each company is assigned to one sub-industry according to its principal business activity.  Therefore, a company can belong to only one industry grouping at each of the four levels of the GICS.

Index Maintenance

The MSCI Global Investable Market Indices are maintained with the objective of reflecting the evolution of the underlying equity markets and segments on a timely basis, while seeking to achieve index continuity, continuous investability of constituents and replicability of the indices, and index stability and low index turnover.

In particular, index maintenance involves:

(i) Semi-Annual Index Reviews (“SAIRs”) in May and November of the Size Segment and Global Value and Growth Indices which include:

•	Updating the indices on the basis of a fully refreshed Equity Universe.

•	Taking buffer rules into consideration for migration of securities across size and style segments.

•	Updating FIFs and Number of Shares (“NOS”).

The objective of the SAIRs is to systematically reassess the various dimensions of the Equity Universe for all markets on a fixed semi-annual timetable.  A SAIR involves a comprehensive review of the Size Segment and Global Value and Growth Indices.

(ii) Quarterly Index Reviews (“QIRs”) in February and August (in addition to the SAIRs in May and November) of the Size Segment Indices aimed at:

•	Including significant new eligible securities (such as IPOs that were not eligible for earlier inclusion) in the index.

•	Allowing for significant moves of companies within the Size Segment Indices, using wider buffers than in the SAIR.

•	Reflecting the impact of significant market events on FIFs and updating NOS.

QIRs are designed to ensure that the indices continue to be an accurate reflection of the evolving equity marketplace.  This is achieved by a timely reflection of significant market driven changes that were not captured in the index at the time of their actual occurrence but are significant enough to be reflected before the next SAIR.  QIRs may result in additions or deletions due to migration to another Size Segment Index, and changes in FIFs and in NOS.  Only additions of significant new investable companies are considered, and only for the Standard Index.  The buffer zones used to manage the migration of companies from one segment to another are wider than those used in the SAIR.  The style classification is reviewed only for companies that are reassigned to a different size segment.

(iii) Ongoing event-related changes.  Ongoing event-related changes to the indices are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events.  They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis.  These changes generally are reflected in the indices at the time of the event.  Significantly large IPOs are included in the indices after the close of the company’s tenth day of trading.

Announcement Policy

The results of the SAIRs are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of May and November.

The results of the QIRs are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of February and August.

All changes resulting from corporate events are announced prior to their implementation in the MSCI indices.

The changes are typically announced at least ten business days prior to the changes becoming effective in the indices as an “expected” announcement, or as an “undetermined” announcement, when the effective dates are not known yet or when aspects of the event are uncertain.  MSCI sends “confirmed” announcements at least two business days prior to events becoming effective in the indices, provided that all necessary public information concerning the event is available.  The full list of all new and pending changes is delivered to clients on a daily basis, between 5:30 p.m. and 6:00 p.m., US Eastern Time.

In exceptional cases, events are announced during market hours for same or next day implementation.  Announcements made by MSCI during market hours are usually linked to late company disclosure of corporate events or unexpected changes to previously announced corporate events.

In the case of secondary offerings representing at least 5% of a security’s number of shares for existing constituents, these changes will be announced prior to the end of the subscription period when possible and a subsequent announcement confirming the details of the event (including the date of implementation) will be made as soon as the results are available.

Both primary equity offerings and secondary offerings for U.S. securities, representing at least 5% of the security’s number of shares, will be confirmed through an announcement during market hours for next day or shortly after implementation, as the completion of the events cannot be confirmed prior to the notification of the pricing.

Early deletions of constituents due to bankruptcy or other significant cases are announced as soon as practicable prior to their implementation in the MSCI indices.

For Standard Index constituents, a more descriptive text announcement is sent to clients for significant events that meet any of the following criteria:

•	Additions and deletions of constituents.

•	Changes in free float-adjusted market capitalization equal to or larger than USD 5 billion, or with an impact of at least 1% of the constituent’s underlying country index.

If warranted, MSCI Inc. may make additional announcements for events that are complex in nature and for which additional clarification could be beneficial.

IPOs and Other Early Inclusions. Early inclusions of large IPOs in the MSCI Standard Index Series are announced no earlier than the first day of trading and no later than before the opening of the third day of trading in the market where the company has its primary listing. Early inclusions of already listed securities following large secondary offerings of new and/or existing shares are announced no earlier than shortly after the end of the offer period.

GICS®. Non-event related changes in industry classification at the sub-industry level are announced at least two weeks prior to their implementation as of the close of the last U.S. business day of each month. MSCI announces GICS changes twice a month, the first announcement being made on the first U.S. business day of the month and the second one being made at least ten U.S. business days prior to the last U.S. business day of the month. All GICS changes announced in a given month will be implemented as of the close of the last U.S. business day of the month.

Index Calculation

Price Index Level

The MSCI indices are calculated using the Laspeyres’ concept of a weighted arithmetic average together with the concept of chain-linking.  As a general principle, the level of the relevant MSCI index level is obtained by applying the change in the market performance to the previous period level for such MSCI index.

PriceIndexLevelUSDt = PriceIndexLevelUSDt-1 ×	IndexAdjustedMarketCapUSDt
IndexInitialMarketCapUSDt

PriceIndexLevelLocalt = PriceIndexLevelLocalt-1 ×	IndexAdjustedMarketCapForLocalt
IndexInitialMarketCapUSDt

Where:

•	PriceIndexLevelUSDt-1 is the Price Index level in USD at time t-1

•	IndexAdjustedMarketCapUSDt is the Adjusted Market Capitalization of the index in USD at time t

•	IndexInitialMarketCapUSDt is the Initial Market Capitalization of the index in USD at time t

•	PriceIndexLevelLocalt-1 is the Price Index level in local currency at time t-1

•	IndexAdjustedMarketCapForLocalt is the Adjusted Market Capitalization of the index in USD converted using FX rate as of t-1 and used for local currency index at time t

Note: IndexInitialMarketCapUSD was previously called IndexUnadjustedMarketCapPreviousUSD

Security Index of Price in Local Currency

The Security Index of Price is distributed in MSCI daily and monthly security products.  It represents the price return from period to period by utilizing the concept of an index of performance with an arbitrary base value.  The index of price is fully adjusted for capital changes and is expressed in local currency.

SecurityPriceIndexLevel1 = SecurityPriceIndexLevelt-1 ×	SecurityAdjustedMarketCapForLocalt
SecurityInitialMarketCapUSDt

SecurityAdjustedMarketCapForLocalt =

IndexNumberOfSharest -1 × PricePerSharet × InclusionFactort × PAFt	×	ICIt
FXratet-1		ICIt-1

SecurityInitialMarketCapUSDt =	IndexNumberOfSharest -1 × PricePerSharet-1 × InclusionFactort
FXratet-1

Where:

•	SecurityPriceIndexLevelt-1 is Security Price Index level at time t-1.

•	SecurityAdjustedMarketCapForLocalt is the Adjusted Market Capitalization of security s in USD converted using FX rate as of t-1.

•	SecurityInitialMarketCapUSDt is the Initial Market Capitalization of security s in USD at time t.

•	IndexNumberOfSharest-1 is the number of shares of security s at time t-1.

•	PricePerSharet is the price per share of security s at time t.

•	PricePerSharet-1 is the price per share of security s at time t-1.

•
InclusionFactort is the inclusion factor of security s at time t.  The inclusion factor can be one or the combination of the following factors: Foreign Inclusion Factor, Domestic Inclusion Factor Growth Inclusion Factor, Value Inclusion Factor, Index Inclusion Factor.

•	PAFt is the Price Adjustment Factor of security s at time t.

•	FXratet -1 is the FX rate of the price currency of security s vs USD at time t-1. It is the value of 1 USD in foreign currency.

•
ICIt is the Internal Currency Index of price currency at time t.  The ICI is different than 1 when a country changes the internal value of its currency (e.g. from Turkish Lira to New Turkish Lira – ICI = 1,000,000).

•	ICIt-1 is the Internal Currency Index of price currency at time t-1.

Index Market Capitalization

IndexAdjustedMarketCapUSDt =

å s ε I,t	End of Day Number of Sharest-1 × Price Per Sharet × Inclusion Factort × PAFt
FXratet

IndexAdjustedMarketCapForLocalt =

å s ε I,t	(	End of Day Number of Sharest-1 × Price Per Sharet × Inclusion Factort × PAFt	×	ICIt	)
		FXratet-1		ICIt-1

IndexInitialMarketCapUSDt =

å s ε I,t	End of Day Number of Sharest-1 × Price Per Sharet × Inclusion Factort
FXratet-1

Where:

•	EndOfDayNumberOfSharest-1 is the number of shares of security s at the end of day t-1.

•	PricePerSharet is the price per share of security s at time t.

•	PricePerSharet-1 is the price per share of security s at time t-1.

•
InclusionFactort is the inclusion factor of security s at time t.  The inclusion factor can be one or the combination of the following factors: Foreign Inclusion Factor, Domestic Inclusion Factor Growth Inclusion Factor, Value Inclusion Factor, Index Inclusion Factor.

•	PAFt is the Price Adjustment Factor of security s at time t.

•	FXratet is the FX rate of the price currency of security s vs USD at time t. It is the value of 1 USD in foreign currency.

•	FXratet -1 is the FX rate of the price currency of security s vs USD at time t-1. It is the value of 1 USD in foreign currency.

•
ICIt is the Internal Currency Index of price currency at time t.  The ICI is different than 1 when a country changes the internal value of its currency (e.g. from Turkish Lira to New Turkish Lira, ICI = 1,000,000).

•	ICIt-1 is the Internal Currency Index of price currency at time t-1.

 Corporate Events

Mergers and Acquisitions.  As a general principle, MSCI implements M&As as of the close of the last trading day of the acquired entity or merging entities (last offer day for tender offers), regardless of the status of the securities (index constituents or non-index constituents) involved in the event.  MSCI uses market prices for implementation.  This principle applies if all necessary information is available prior to the completion of the event and if the liquidity of the relevant constituent(s) is not expected to be significantly diminished on the day of implementation.  Otherwise, MSCI will determine the most appropriate implementation method and announce it prior to the changes becoming effective in the indices.

Tender Offers.  In tender offers, the acquired or merging security is generally deleted from the MSCI indices at the end of the initial offer period, when the offer is likely to be successful and / or if the free float of the security is likely to be substantially reduced (this rule is applicable even if the offer is extended), or once the results of the offer have been officially communicated and the offer has been successful and the security’s free float has been substantially reduced, if all required information is not available in advance or if the offer’s outcome is uncertain.  The main factors considered by MSCI when assessing the outcome of a tender offer (not in order of importance) are: the announcement of the offer as friendly or hostile, a comparison of the offer price to the acquired security’s market price, the recommendation by the acquired company’s board of directors, the major shareholders’ stated intention whether to tender their shares, the required level of acceptance, the existence of pending regulatory approvals, market perception of the transaction, official preliminary results if any, and other additional conditions for the offer.

If a security is deleted from an index, the security will not be reinstated immediately after its deletion even when the tender offer is subsequently declared unsuccessful and/or the free float of the security is not substantially reduced.  It may be reconsidered for index inclusion in the context of a quarterly index review or annual full country index review.  MSCI uses market prices for implementation.

Late Announcements of Completion of Mergers and Acquisitions.  When the completion of an event is announced too late to be reflected as of the close of the last trading day of the acquired or merging entities, implementation occurs as of the close of the following day or as soon as practicable thereafter.  In these cases, MSCI uses a calculated price for the acquired or merging entities.  The calculated price is determined using the terms of the transaction and the price of the acquiring or merged entity, or, if not appropriate, using the last trading day’s market price of the acquired or merging entities.

Conversions of Share Classes.  Conversions of a share class into another share class resulting in the deletion and/or addition of one or more classes of shares are implemented as of the close of the last trading day of the share class to be converted.

Spin-Offs.  On the ex-date of a spin-off, a PAF is applied to the price of the security of the parent company.  The PAF is calculated based on the terms of the transaction and the market price of the spun-off security.  If the spun-off entity qualifies for inclusion, it is included as of the close of its first trading day.

In cases of spin-offs of partially-owned companies, the post-event free float of the spun-off entity is calculated using a weighted average of the existing shares and the spun-off shares, each at their corresponding free float.  Any resulting changes to FIFs and/or Domestic Inclusion Factors (“DIFs”) are implemented as of the close of the ex-date.

When the spun-off security does not trade on the ex-date, a “detached” security is created to avoid a drop in the free float-adjusted market capitalization of the parent entity, regardless of whether the spun-off security is added or not.  The detached security is included until the spun-off security begins trading, and is deleted thereafter.  Generally, the value of the detached security is equal to the difference between the cum price and the ex price of the parent security.

Corporate Actions.  Corporate actions such as splits, bonus issues and rights issues, which affect the price of a security, require a price adjustment.  In general, the PAF is applied on the ex-date of the event to ensure that security prices are comparable between the ex-date and the cum date.  To do so, MSCI adjusts for the value of the right and/or the value of the special assets that are distributed.  In general, corporate actions do not impact the free float of the securities because the distribution of new shares is carried out on a pro rata basis to all existing shareholders.  Therefore, MSCI will generally not implement any pending number of shares and/or free float updates simultaneously with the event.

If a security does not trade for any reason on the ex-date of the corporate action, the event will be generally implemented on the day the security resumes trading.

Share Placements and Offerings.  Changes in number of shares and FIF resulting from primary equity offerings representing at least 5% of the security’s number of shares are generally implemented as of the close of the first trading day of the new shares, if all necessary information is available at that time.  Otherwise, the event is implemented as soon as practicable after the relevant information is made available.  A primary equity offering involves the issuance of new shares by a company.  Changes in number of shares and FIF resulting from primary equity offerings representing less than 5% of the security’s number of shares are deferred to the next regularly scheduled Index Review following the completion of the event.  For public secondary offerings of existing constituents representing at least 5% of the security’s number of shares, where possible, MSCI will announce these changes and reflect them shortly after the results of the subscription are known.  Secondary public offerings that, given lack of sufficient notice, were not reflected immediately will be reflected at the following regularly scheduled Index Review.  Secondary offerings involve the distribution of existing shares of current shareholders in a listed company and are usually pre-announced by a company or by a company’s shareholders and open for public subscription during a pre-determined period.  For U.S. securities, increases in number of shares and changes in FIFs and/or DIFs resulting from primary equity offerings and from secondary offerings representing at least 5% of the security’s number of shares will be implemented as soon as practicable after the offering is priced. Generally, implementation takes place as of the close of the same day that the pricing of the shares is made public. If this is not possible, the implementation will take place as of the close of the following trading day.

Debt-to-Equity Swaps.  In general, large debt-to-equity swaps involve the conversion of debt into equity originally not convertible at the time of issue.  In this case, changes in numbers of shares and subsequent FIF and/or DIF changes are implemented as of the close of the first trading day of the newly issued shares, or shortly thereafter if all necessary information is available at the time of the swap.  In general, shares issued in debt-to-equity swaps are assumed to be issued to strategic investors.  As such, the post-event free float is calculated on a pro forma basis assuming that all these shares are non-free float.  Changes in numbers of shares and subsequent FIF and/or DIF changes due to conversions of convertible bonds or other convertible instruments, including periodical conversions of preferred stocks and small debt-to-equity swaps are implemented as part of the quarterly index review.

Optional Dividends. In the case of an optional dividend, the company offers shareholders the choice of receiving the dividend either in cash or in shares. However, shareholders electing the cash option may receive the dividend consideration in cash or shares, or some combination of cash and shares. These dividends are a common practice in the U.S. For dividend reinvestment purposes, MSCI assumes that investors elect the cash option, therefore the dividend is reinvested in the MSCI Daily Total Return (“DTR”) Indices and price adjustment is not necessary (if the dividend is less than 5% of the cum market price of the underlying security). In the event that shareholders electing the cash option receive the dividend distribution in shares, or a combination of cash and shares, MSCI will increase the number of shares accordingly after results have been officially communicated, with two full business days notice.

Suspensions, Delistings and Bankruptcies.  MSCI will remove from the MSCI Equity Index Series as soon as practicable companies that file for bankruptcy, companies that file for protection from their creditors, and companies that fail stock exchanges listing requirements with announcements of delisting from the stock exchanges.  MSCI will delete from the MSCI Equity Indices after 40 business days of suspension, where feasible, securities of companies facing financial difficulties. Securities of companies suspended due to pending corporate events (e.g., merger, acquisition, etc.), will continue to be maintained in the MSCI Indices until they resume trading regardless of the duration of the suspension period.  When the primary exchange price is not available, MSCI will delete securities at an over the counter or equivalent market price when such a price is available and deemed relevant.  If no over the counter or equivalent price is available, the security will be deleted at the smallest price (unit or fraction of the currency) at which a security can trade on a given exchange.  For securities that are suspended, MSCI will carry forward the market price prior to the suspension during the suspension period.

Certain MSCI Indices are Subject to Currency Exchange Risk.  Because the closing prices of the component securities are converted into U.S. dollars for purposes of calculating the value of certain MSCI indices, investors in the securities linked to such MSCI indices will be exposed to currency exchange rate risk.  Exposure to currency changes will depend on the extent to which the relevant currency strengthens or weakens against the U.S. dollar.  The devaluation of the U.S. dollar against the applicable currency will result in an increase in the value of the relevant index.  Conversely, if the U.S. dollar strengthens against such currency, the value of such index will be adversely affected and may reduce or eliminate any return on your investment.  Fluctuations in currency exchange rates can have a continuing impact on the value of the indices, and any negative currency impact on the indices may significantly decrease the value of the securities.  The return on an index composed of the component securities where the closing price is not converted into U.S. dollars can be significantly different than the return on the indices which are converted into U.S. dollars.

License Agreement between MSCI and Morgan Stanley.  MSCI and Morgan Stanley have entered into a nonexclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, of the right to use the MSCI indices, which are owned and published by MSCI, in connection with certain securities.

The license agreement between MSCI and Morgan Stanley provides that the following language must be set forth in this index supplement:

THE SECURITIES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI, ANY OF ITS AFFILIATES, ITS OR THEIR DIRECT OR INDIRECT THIRD PARTY INFORMATION SOURCES OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”).  THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI.  MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARKS OF MSCI AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY MORGAN STANLEY.  THE SECURITIES HAVE NOT BEEN REVIEWED OR PASSED ON BY ANY OF THE MSCI PARTIES AS TO ITS LEGALITY OR SUITABILITY WITH RESPECT TO ANY PERSON OR ENTITY AND NONE OF THE MSCI PARTIES MAKES ANY WARRANTIES OR BEARS ANY LIABILITY WITH RESPECT TO THE SECURITIES.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR MANAGER OF OR INVESTORS IN THE SECURITIES OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN ANY FINANCIAL PRODUCT GENERALLY OR IN THE SECURITIES PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING MARKET PERFORMANCE.  MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THE SECURITIES OR THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THE SECURITIES OR ANY OTHER PERSON OR ENTITY.  NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THE SECURITIES OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES.  NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE SECURITIES TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE AMOUNT OR TYPE OF CONSIDERATION INTO WHICH THE SECURITIES ARE REDEEMABLE.  FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THE SECURITIES OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THE SECURITIES OR OTHERWISE.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN OR THE RESULTS TO BE OBTAINED BY THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF THE SECURITIES, INVESTORS IN THE SECURITIES, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN AND NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN.  FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND AND THE MSCI PARTIES HEREBY EXPRESSLY

DISCLAIM ALL WARRANTIES (INCLUDING, WITHOUT LIMITATION AND FOR PURPOSES OF EXAMPLE ONLY, ALL WARRANTIES OF TITLE, SEQUENCE, AVAILABILITY, ORIGINALITY, ACCURACY, COMPLETENESS, TIMELINESS, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ALL IMPLIED WARRANTIES ARISING FROM TRADE USAGE, COURSE OF DEALING AND COURSE OF PERFORMANCE) WITH RESPECT TO EACH MSCI INDEX AND ALL DATA INCLUDED THEREIN.  WITHOUT LIMITING THE GENERALITY OF ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, CONSEQUENTIAL (INCLUDING, WITHOUT LIMITATION, LOSS OF USE, LOSS OF PROFITS OR REVENUES OR OTHER ECONOMIC LOSS), AND WHETHER IN TORT (INCLUDING, WITHOUT LIMITATION, STRICT LIABILITY AND NEGLIGENCE), CONTRACT OR OTHERWISE, EVEN IF IT MIGHT HAVE ANTICIPATED, OR WAS ADVISED OF, THE POSSIBILITY OF SUCH DAMAGES.

NO PURCHASER, SELLER OR HOLDER OF INTERESTS IN THE SECURITIES, OR ANY OTHER PERSON OR ENTITY, MAY USE OR REFER TO ANY MSCI TRADE NAME, TRADEMARK OR SERVICE MARK TO SPONSOR, ENDORSE, MARKET OR PROMOTE THE SECURITIES OR USE ANY MSCI INDEX WITHOUT FIRST CONTACTING MSCI TO DETERMINE WHETHER MSCI’S PERMISSION IS REQUIRED.

The foregoing disclaimers and limitations of liability in no way modify or limit any disclaimers or limitations of liability, or any representations or warranties, made by Morgan Stanley elsewhere in this document to prospective or actual purchasers of or investors in the securities.

“MSCI EAFE Index®”, “MSCI Emerging Markets IndexSM”, “MSCI Europe IndexSM”, “MSCI World IndexSM”, “MSCI World Real Estate IndexSM”, “MSCI Australia IndexSM”, “MSCI Belgium IndexSM”, “MSCI Brazil IndexSM”, “MSCI France IndexSM”, “MSCI Italy IndexSM”, “MSCI Japan IndexSM”, “MSCI Pacific Ex-Japan IndexSM”, “MSCI Singapore IndexSM”, “MSCI Spain IndexSM”, “MSCI Switzerland IndexSM”, “MSCI Taiwan IndexSM” and “MSCI USA IndexSM” are trademarks or service marks of MSCI and have been licensed for use by Morgan Stanley.  The securities are not sponsored, endorsed, sold or promoted by MSCI and MSCI makes no representation regarding the advisability of investing in the securities.

NASDAQ-100 Index®

All information regarding the NASDAQ-100 Index® (the “NASDAQ-100 Index”) set forth in this index supplement reflects the policies of, and is subject to change by, The NASDAQ OMX Group, Inc. (“NASDAQ OMX”, formerly The Nasdaq Stock Market, Inc.).  The NASDAQ-100 Index was developed by NASDAQ OMX and is calculated, maintained and published by NASDAQ OMX.  The NASDAQ-100 Index is reported by Bloomberg Financial Markets under ticker symbol “NDX.”

Index Calculation.  First published in January 1985 with a base value of 125, the NASDAQ-100 Index is a modified capitalization-weighted index of 100 of the largest and most actively traded equity securities of non-financial companies listed on The NASDAQ Stock Market LLC (“NASDAQ”). The NASDAQ-100 Index includes companies across a variety of major industry groups.  At any moment in time, the value of the NASDAQ-100 Index equals the aggregate value of the then-current NASDAQ-100 Index share weights of each of the NASDAQ-100 Index component securities, which are based on the total shares outstanding of each such NASDAQ-100 Index component security, multiplied by each such security’s respective last sale price on NASDAQ (which may be the official closing price published by NASDAQ), and divided by a scaling factor (the “divisor”), which becomes the basis for the reported NASDAQ-100 Index value.  The divisor serves the purpose of scaling such aggregate value (otherwise in the trillions) to a lower order of magnitude which is more desirable for NASDAQ-100 Index reporting purposes.  If trading in a NASDAQ-100 Index security is halted on its primary listing market, the most recent last sale price for that security is used for all index computations until trading on such market resumes.  Likewise, the most recent last sale price is used if trading in a NASDAQ-100 Index security is halted on its primary listing market before the market is open.

The formula for the value of the NASDAQ-100 Index is as follows:

Aggregate adjusted market value of the NASDAQ-100 Index
divisor

The formula for the divisor is as follows:

Divisor	=	Market value after adjustments	×	divisor before adjustments
Market value before adjustments

Two versions of the NASDAQ-100 Index are calculated – a price return index and a total return index.  The price return index is ordinarily calculated without regard to cash dividends on NASDAQ-100 Index securities.  The total return index reinvests cash dividends on the ex-date.  Both the price return and total return index reinvest extraordinary cash distributions.  The total return index was synchronized to the value of the price return index at the close on March 4, 1999.  The NASDAQ-100 Index is calculated during the trading day and is disseminated once per second from 09:30:01 to 17:16:00 Eastern Time.  The closing value of the NASDAQ-100 Index may change up until 17:15:00 Eastern Time due to corrections to the last sale price of the NASDAQ-100 Index securities.

Eligibility.  Index eligibility is limited to specific security types only. The security types eligible for the NASDAQ-100 Index include common stocks, ordinary shares, ADRs, shares of beneficial interest or limited partnership interests and tracking stocks. Security types not included in the NASDAQ-100 Index are closed-end funds, convertible debentures, exchange traded funds, preferred stocks, rights, warrants, units and other derivative securities. The NASDAQ-100 Index does not contain securities of investment companies.

To be eligible for initial inclusion in the NASDAQ-100 Index, a security must be listed on NASDAQ and meet certain eligibility criteria, which may be revised by NASDAQ OMX from time to time, including the following: the security’s U.S. listing must be exclusively on the NASDAQ Global Select Market or the NASDAQ Global Market (unless the security was dually listed on another U.S. market prior to January 1, 2004 and has continuously maintained such listing); the security must be of a non-financial company; only one class of security per issuer may be included in the NASDAQ-100 Index; the security may not be issued by an issuer currently in bankruptcy proceedings; the security must have an  average daily trading volume of at least 200,000 shares; the issuer of the security must be “seasoned” on a recognized market (generally, a company is considered to be seasoned if it has been listed on a market for at least two years; in the case of spin-offs, the operating history of the parent will be considered); if the security would otherwise qualify to be in the top 25% of the securities included in the NASDAQ-100 Index by market capitalization for the six prior consecutive month ends, then a one-year “seasoning” criteria would apply; if the issuer of the security is organized under the laws of a jurisdiction outside the United States, then such security must have listed options on a recognized options market in the United States or be eligible for listed-options trading on a recognized options market in the United States; the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn; and the issuer of the security may not have entered into a definitive agreement or other arrangement which would likely result in the security no longer being eligible for inclusion in the NASDAQ-100 Index.

In addition, to be eligible for continued inclusion in the NASDAQ-100 Index, the following criteria apply: the security’s U.S. listing must be exclusively on the NASDAQ Global Select Market or the NASDAQ Global Market (unless the security was dually listed on another U.S.  market prior to January 1, 2004 and has continuously maintained such listing); the security must be of a non-financial company; the security may not be issued by an issuer currently in bankruptcy proceedings; the security must have an average daily trading volume of at least 200,000 shares (measured annually during the ranking review process); if the issuer of the security is organized under the laws of a jurisdiction outside the United States, then such security must have listed options on a recognized options market in the United States or be eligible for listed-options trading on a recognized options market in the United States (measured annually during the ranking review process); the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn; and the security must have an adjusted market capitalization equal to or exceeding 0.10% of the aggregate adjusted market capitalization of the NASDAQ-100 Index at each month-end. In the event a company does not meet this criterion for two consecutive month-ends, it will be removed from the NASDAQ-100 Index effective after the close of trading on the third Friday of the following month.

Index Maintenance.  The securities in the NASDAQ-100 Index are monitored every day by NASDAQ OMX with respect to changes in total shares outstanding arising from secondary offerings, stock repurchases, conversions or other corporate actions. NASDAQ OMX has adopted the following quarterly scheduled weight adjustment procedures with respect to such changes.  If the change in total shares outstanding arising from such corporate action is greater than or equal to 5.0%, such change is made to the NASDAQ-100 Index on the evening prior to the effective date of such corporate action or as soon as practical thereafter.  Otherwise, if the change in total shares outstanding is less than 5.0%, then all such changes are accumulated and made effective at one time on a quarterly basis after the close of trading on the third Friday in each of March, June, September and December.  In either case, the NASDAQ-100 Index share weights for such NASDAQ-100 Index component securities are adjusted by the same percentage amount by which the total shares outstanding have changed in such NASDAQ-100 Index component securities.

Additionally, NASDAQ OMX may periodically (ordinarily, several times per quarter) replace one or more component securities in the NASDAQ-100 Index due to mergers, acquisitions, bankruptcies or other market conditions, or due to delisting if an issuer chooses to list its securities on another marketplace, or if the issuers of such component securities fail to meet the criteria for continued inclusion in the NASDAQ-100 Index.

The NASDAQ-100 Index share weights are also subject, in certain cases, to a rebalancing (see “Rebalancing of the NASDAQ-100 Index for Modified Capitalization-Weighted Methodology” below).  Ordinarily, whenever there is a change in the NASDAQ-100 Index share weights or a change in a component security included in the NASDAQ-100 Index, NASDAQ OMX adjusts the divisor to assure that there is no discontinuity in the value of the NASDAQ-100 Index which might otherwise be caused by such change.  All changes are announced in advance and are reflected in the NASDAQ-100 Index prior to market open on the effective date.

Annual Ranking Review. The composition of the securities underlying the NASDAQ-100 Index is, save under extraordinary circumstances, reviewed on an annual basis (the “annual ranking review”).  Securities which meet the eligibility criteria described above are ranked by market value using their closing prices as of the end of October and publicly available statements of total shares outstanding submitted through the end of November.  Eligible securities that remain ranked in the top 100 eligible securities based on market capitalization are retained in the NASDAQ-100 Index.  Securities that rank between 101 and 125 are also retained, provided that such securities were ranked in the top 100 eligible securities as of the previous annual ranking review.  Securities not meeting such criteria are replaced with securities that are eligible but not currently included in the NASDAQ-100 Index in order of largest market capitalization.  Generally, the list of deletions and additions to be made pursuant to annual ranking reviews is publicly announced by NASDAQ OMX by means of a press release in early December, with such replacements made effective after the close of trading on the third Friday in December.  Moreover, a security that fails to meet the criteria for continued inclusion will be replaced with the largest market capitalization security not currently included in the NASDAQ-100 Index.  In all cases, a security is removed from the NASDAQ-100 Index at its last sale price.

Rebalancing of the NASDAQ-100 Index for Modified Capitalization-weighted Methodology.  Effective after the close of trading on December 18, 1998, the NASDAQ-100 Index has been calculated under a “modified capitalization-weighted” methodology, which is a hybrid between equal weighting and conventional capitalization weighting.  This methodology is expected to: (1) retain in general the economic attributes of capitalization weighting; (2) promote portfolio weight diversification (thereby limiting domination of the NASDAQ-100 Index by a few large stocks); (3) reduce NASDAQ-100 Index performance distortion by preserving the capitalization ranking of companies; and (4) reduce market impact on the smallest NASDAQ-100 Index component securities from necessary weight rebalancings.

Under the methodology employed, on a quarterly basis coinciding with NASDAQ OMX’s quarterly scheduled weight adjustment procedures described above, the NASDAQ-100 Index component securities are categorized as either “Large Stocks” or “Small Stocks” depending on whether their current percentage weights (after taking into account such scheduled weight adjustments due to stock repurchases, secondary offerings or other corporate actions) are greater than, or less than or equal to, the average percentage weight in the NASDAQ-100 Index (i.e., as a 100-stock index, the average percentage weight in the NASDAQ-100 Index is 1.0%).

Such quarterly examination will result in a NASDAQ-100 Index rebalancing if either one or both of the following two weight distribution requirements are not met: (1) the current weight of the single largest market capitalization NASDAQ-100 Index component security must be less than or equal to 24.0% and (2) the “collective weight” of those NASDAQ-100 Index component securities whose individual current weights are in excess of 4.5%, when added together, must be less than or equal to 48.0%. In addition, NASDAQ OMX may conduct a special rebalancing if it is determined necessary to maintain the integrity of the NASDAQ-100 Index.

If either one or both of these weight distribution requirements are not met upon quarterly review or NASDAQ OMX determines that a special rebalancing is required, a weight rebalancing will be performed in accordance with the following plan.  First, relating to weight distribution requirement (1) above, if the current weight of the single largest NASDAQ-100 Index component security exceeds 24.0%, then the weights of all Large Stocks will be scaled down proportionately towards 1.0% by enough for the adjusted weight of the single largest NASDAQ-100 Index component security to be set to 20.0%.  Second, relating to weight distribution requirement (2) above, for those NASDAQ-100 Index component securities whose individual current weights or adjusted weights in accordance with the preceding step are in excess of 4.5%, if their “collective weight” exceeds 48.0%, then the weights of all Large Stocks will be scaled down proportionately towards 1.0% by just enough for the “collective weight,” so adjusted, to be set to 40.0%.

The aggregate weight reduction among the Large Stocks resulting from either or both of the above rescalings will then be redistributed to the Small Stocks in the following iterative manner.  In the first iteration, the weight of the largest Small Stock will be scaled upwards by a factor which sets it equal to the average NASDAQ-100 Index weight of 1.0%.  The weights of each of the smaller remaining Small Stocks will be scaled up by the same factor reduced in relation to each stock’s relative ranking among the Small Stocks such that the smaller the NASDAQ-100 Index component security in the ranking, the less the scale-up of its weight.  This is intended to reduce the market impact of the weight rebalancing on the smallest component securities in the NASDAQ-100 Index.

In the second iteration, the weight of the second largest Small Stock, already adjusted in the first iteration, will be scaled upwards by a factor which sets it equal to the average index weight of 1.0%.  The weights of each of the smaller remaining Small Stocks will be scaled up by this same factor reduced in relation to each stock’s relative ranking among the Small Stocks such that, once again, the smaller the stock in the ranking, the less the scale-up of its weight.

Additional iterations will be performed until the accumulated increase in weight among the Small Stocks exactly equals the aggregate weight reduction among the Large Stocks from rebalancing in accordance with weight distribution requirement (1) and/or weight distribution requirement (2).

Then, to complete the rebalancing procedure, once the final percent weights of each NASDAQ-100 Index component security are set, the NASDAQ-100 Index share weights will be determined anew based upon the last sale prices and aggregate capitalization of the NASDAQ-100 Index at the close of trading on the last day in February, May, August and November.  Changes to the NASDAQ-100 Index share weights will be made effective after the close of trading on the third Friday in March, June, September, and December and an adjustment to the NASDAQ-100 Index divisor will be made to ensure continuity of the NASDAQ-100 Index.  Ordinarily, new rebalanced weights will be determined by applying the above procedures to the current NASDAQ-100 Index share weights.  However, NASDAQ OMX may from time to time determine rebalanced weights, if necessary, by instead applying the above procedure to the actual current market capitalization of the NASDAQ-100 Index components.  In such instances, NASDAQ OMX would announce the different basis for rebalancing prior to its implementation.

License Agreement between NASDAQ OMX and Morgan Stanley.  NASDAQ OMX and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the NASDAQ-100 Index, which is owned and published by NASDAQ OMX, in connection with the securities.

The license agreement between NASDAQ OMX and Morgan Stanley provides that the following language must be set forth in this index supplement:

The securities are not sponsored, endorsed, sold or promoted by NASDAQ OMX (including its affiliates) (NASDAQ OMX, with its affiliates, are referred to as the “Corporations”).  The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities.  The Corporations make no representation or warranty, express or implied, to the holders of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the NASDAQ-100 Index® to track general stock market performance.  The Corporations’ only relationship to us (the “Licensee”) is in the licensing of the NASDAQ-100®, NASDAQ-100 Index® and Nasdaq® trademarks or service marks and certain trade names of the Corporations and the use of the NASDAQ-100 Index® which is determined, composed and calculated by NASDAQ OMX without regard to the Licensee or the securities.  NASDAQ OMX has no obligation to take the needs of the Licensee or the owners of the securities into consideration in determining, composing or calculating the NASDAQ-100 Index®.  The Corporations are not responsible for and have not participated in the determination of the timing, prices, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash.  The Corporations have no liability in connection with the administration, marketing or trading of the securities.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE LICENSEE, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN.  THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Nasdaq®,” “NASDAQ-100®” and “NASDAQ-100 Index®” are trademarks of NASDAQ OMX and have been licensed for use by Morgan Stanley.  The securities have not been passed on by the Corporations as to their legality or suitability.  The securities are not issued, endorsed, sold or promoted by the Corporations. THE CORPORATIONS MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO THE SECURITIES.

NASDAQ Biotechnology Index®

The NASDAQ Biotechnology Index® is calculated, published and disseminated by NASDAQ OMX, and is designed to measure the performance of NASDAQ-listed companies that are classified according to the Industry Classification Benchmark as either biotechnology or pharmaceuticals which also meet other eligibility criteria determined by NASDAQ OMX.

The NASDAQ Biotechnology Index is calculated under a modified capitalization-weighted methodology.  On November 1, 1993, the NASDAQ Biotechnology Index began with a base of 200.00.  To be eligible for inclusion in the NASDAQ Biotechnology Index, a security must be listed on The NASDAQ Stock Market and meet the following criteria:

•
the security’s U.S. listing must be exclusively on the NASDAQ National Market (unless the security was dually listed on another U.S. market prior to January 1, 2004 and has continuously maintained such listing);

•	the issuer of the security must be classified according to the Industry Classification Benchmark as either Biotechnology or Pharmaceuticals;

•	the security may not be issued by an issuer currently in bankruptcy proceedings;

•	the security must have a market capitalization of at least $200 million;

•	the security must have an average daily trading volume of at least 100,000 shares;

•
the issuer of the security may not have entered into a definitive agreement or other arrangement which would likely result in the security no longer being eligible for inclusion in the NASDAQ Biotechnology Index;

•	the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn; and

•	the issuer of the security must have “seasoned” on NASDAQ or another recognized market for at least 6 months; in the case of spin-offs, the operating history of the spin-off will be considered.

Semi-annual Ranking Review.  The securities composing the NASDAQ Biotechnology Index are evaluated semi-annually.  Securities currently within the NASDAQ Biotechnology Index must meet the maintenance criteria of $100 million in market capitalization and 50,000 shares average daily trading volume.  The securities included in the NASDAQ Biotechnology Index not meeting the maintenance criteria are retained in the NASDAQ Biotechnology Index provided that such security met the maintenance criteria in the previous semi-annual ranking.  Securities not meeting the maintenance criteria for two consecutive rankings are removed.  Index-eligible securities not currently in the NASDAQ Biotechnology Index are added.  Changes will occur after the close of trading on the third Friday in May and November.  The data used in the ranking includes end of March and September Nasdaq market data and is updated for total shares outstanding submitted in a publicly filed SEC document via EDGAR through the end of April and October.

In addition to the Ranking Review, the securities in the NASDAQ Biotechnology Index are monitored every day by NASDAQ OMX with respect to changes in total shares outstanding arising from secondary offerings, stock repurchases, conversions, or other corporate actions.  NASDAQ OMX has adopted the following weight adjustment procedures with respect to such changes.  Changes in total shares outstanding arising from stock splits, stock dividends, or spin-offs are generally made to the NASDAQ Biotechnology Index on the evening prior to the effective date of such corporate action.  If the change in total shares outstanding arising from other corporate actions is greater than or equal to 5.0%, the change will be made as soon as practicable, normally within ten (10) days of such action.  Otherwise, if the change in total shares outstanding is less than 5.0%, then all such changes are accumulated and made effective at one time on a quarterly basis after the close of trading on the third Friday in each of March, June, September, and December.  In either case, the index share weights for such securities included in the NASDAQ Biotechnology Index are adjusted by the same percentage amount by which the total shares outstanding have changed in such securities included in the NASDAQ Biotechnology Index.

Nikkei 225 Index

The Nikkei 225 Index is a stock index calculated, published and disseminated by Nikkei Inc. (formerly known as Nihon Keizai Shimbun, Inc.), which we refer to as Nikkei, that measures the composite price performance of selected Japanese stocks.  The Nikkei 225 Index currently is based on 225 underlying stocks (the “Nikkei Underlying Stocks”) trading on the Tokyo Stock Exchange (the “TSE”) representing a broad cross-section of Japanese industries.  Stocks listed in the First

Section of the TSE are among the most actively traded stocks on the TSE.  All 225 Nikkei Underlying Stocks are stocks listed in the First Section of the TSE.  Nikkei rules require that the 75 most liquid issues (one-third of the component count of the Nikkei 225 Index) be included in the Nikkei 225 Index.  Nikkei first calculated and published the Nikkei 225 Index in 1970.

The 225 companies included in the Nikkei 225 Index are divided into six sector categories: technology, financials, consumer goods, materials, capital goods/others and transportation and utilities.  These six sector categories are further divided into 36 industrial classifications as follows:

•	Technology — pharmaceuticals, electrical machinery, automobiles, precision machinery, telecommunications

•	Financials — banks, miscellaneous finance, securities, insurance

•	Consumer goods — marine products, food, retail, services

•	Materials — mining, textiles, paper & pulp, chemicals, oil, rubber, ceramics, steel, nonferrous metals, trading houses

•	Capital goods/others — construction, machinery, shipbuilding, transportation equipment, miscellaneous manufacturing, real estate

•	Transportation and utilities — railroads & buses, trucking, shipping, airlines, warehousing, electric power, gas

The Nikkei 225 Index is a modified, price-weighted index (i.e., a Nikkei Underlying Stock’s weight in the index is based on its price per share rather than the total market capitalization of the issuer) which is calculated by (i) multiplying the per share price of each Nikkei Underlying Stock by the corresponding weighting factor for such Nikkei Underlying Stock (a “Weight Factor”), (ii) calculating the sum of all these products and (iii) dividing such sum by a divisor (the “Nikkei Divisor”).  The Nikkei Divisor was initially set at 225 for the date of May 16, 1949 using historical numbers from May 16, 1949, the date on which the Tokyo Stock Exchange was reopened.  The Nikkei Divisor is subject to periodic adjustments as set forth below.  Each Weight Factor is computed by dividing ¥50 by the par value of the relevant Nikkei Underlying Stock, so that the share price of each Nikkei Underlying Stock when multiplied by its Weight Factor corresponds to a share price based on a uniform par value of ¥50.  The stock prices used in the calculation of the Nikkei 225 Index are those reported by a primary market for the Nikkei Underlying Stocks (currently the TSE).  The level of the Nikkei 225 Index is calculated once per minute during TSE trading hours.

In order to maintain continuity in the Nikkei 225 Index in the event of certain changes due to non-market factors affecting the Nikkei Underlying Stocks, such as the addition or deletion of stocks, substitution of stocks, stock splits or distributions of assets to stockholders, the Nikkei Divisor used in calculating the Nikkei 225 Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei 225 Index.  Thereafter, the Nikkei Divisor remains at the new value until a further adjustment is necessary as the result of another change.  As a result of such change affecting any Nikkei Underlying Stock, the Nikkei Divisor is adjusted in such a way that the sum of all share prices immediately after such change multiplied by the applicable Weight Factor and divided by the new Nikkei Divisor (i.e., the level of the Nikkei 225 Index immediately after such change) will equal the level of the Nikkei 225 Index immediately prior to the change.

A Nikkei Underlying Stock may be deleted or added by Nikkei.  Any stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the Nikkei Underlying Stocks:  (i) bankruptcy of the issuer, (ii) merger of the issuer with, or acquisition of the issuer by, another company, (iii) delisting of such stock, (iv) transfer of such stock to the “Seiri-Post” because of excess debt of the issuer or because of any other reason or (v) transfer of such stock to the Second Section.  In addition, a component stock transferred to the “Kanri-Post” (post for stocks under supervision) is in principle a candidate for deletion.  Nikkei Underlying Stocks with relatively low liquidity, based on trading value and rate of price fluctuation over the past five years, may be deleted by Nikkei.  Upon deletion of a stock from the Nikkei Underlying Stocks, Nikkei will select a replacement for such deleted Nikkei Underlying Stock in accordance with certain criteria.  In an exceptional case, a newly listed stock in the First Section of the TSE that is recognized by Nikkei to be representative of a market may be added to the Nikkei Underlying Stocks.  When a new stock is added to the Nikkei Underlying Stocks, an existing Nikkei Underlying Stock with low trading volume deemed not to be representative of a market will be deleted by Nikkei.  A list of the issuers of the Nikkei Underlying Stocks constituting Nikkei 225 Index is available from the Nikkei Economic Electronic Databank System.

License Agreement between Nikkei Digital Media, Inc. and Morgan Stanley.  As of the original issue date of any securities, we will have received the consent of Nikkei Digital Media, Inc. to use and refer to the Nikkei 225 Index in connection with the securities.  Nikkei, the publisher of the Nikkei 225 Index, has the copyright to the Nikkei 225 Index.  All rights to the Nikkei 225 Index are owned by Nikkei.  We, the Calculation Agent and the Trustee disclaim all responsibility for the calculation or other maintenance of or any adjustments to the Nikkei 225 Index.  Nikkei has the right to change the contents of the Nikkei 225 Index and to cease compilation and publication of the Nikkei 225 Index.  In addition, Nikkei has no relationship to us or the securities; it does not sponsor, endorse, authorize, sell or promote the securities, and has no obligation or liability in connection with the administration, marketing or trading of the securities or with the calculation of the return on your investment.

Palisades Water Index

The Palisades Water Index is a modified equal-dollar weighted index comprised of U.S. exchange-traded companies whose business stands to benefit significantly from the quantity and/or quality issues associated with the global provision of clean drinking water.  The Palisades Water Index is rebalanced each March, June, September and December.  The index divisor was initially determined to yield a benchmark value of 1000.00 at the close of trading December 31, 2003.  The Palisades Water Index was created by and is a trademark of Palisades Water Index Associates, LLC, the index provider.  The Palisades Water Index is calculated by NYSE Euronext Global Index Group.  The value of the index is disseminated through the NYSE Euronext Global Index Service Feed under the ticker symbol “ZWI”.

Sector Definitions

Water Utilities: Water utilities are the regulated purveyors of water responsible for getting water supplies to residential, commercial and industrial users.  As public utilities, they are under the jurisdiction of regulatory bodies and must comply with federal and state regulatory requirements to ensure the safety of drinking water and the protection of the environment.  Foreign water utilities may operate under different regulatory frameworks than U.S. water utilities.  The investor-owned water utilities included in the index generally oversee the water and wastewater facilities for a specific geographical region or are structured as holding companies comprised of geographically diverse operating divisions.

Treatment: Treatment refers to the application of technologies and/or processes that alter the composition of water to achieve a beneficial objective in its use.  Water treatment specifically refers to the process of converting source water to drinking water of sufficient quality to comply with applicable regulations or to treat water in the optimization of an industrial process.  Wastewater treatment, though extricably linked to the provision of potable water and sanitation, can be differentiated within the treatment category by the objective of environmental protection.  The treatment category, therefore, comprises those companies that play a key role in the physical, chemical or biological integrity of water and wastewater supplies.  While conventional centralized water and wastewater treatment equipment is the core of the treatment group, advanced treatment methods, enabling convergent technologies and innovative treatment systems are key drivers.  Subsectors include chemicals/media, filtration/separation, disinfection, desalination, and decentralized technologies such as point-of-use (POU) or point-of-use-reuse (POUR) applications.

Analytical/Monitoring: The Analytical Group includes companies that provide services, manufacture instrumentation or develop techniques for the analysis, testing or monitoring of water and/or wastewater quality parameters.  These analytics are applied to, directly or indirectly, achieve either a mandated compliance requirement or a management objective in optimizing the function of water relative to a specific use, whether municipal or industrial.  The group is driven by the convergence of materials technologies, information technologies (protocol algorithms), sensor technologies and advanced electronics.

Infrastructure/Distribution: This category includes the companies that stand to benefit from the construction, replacement, repair and rehabilitation of water distribution systems, wastewater systems, and stormwater collection systems throughout the world.  Companies within the group service and supply the components of the vast interconnected network of pipelines, mains, pumps, storage tanks, lift stations, and smaller appurtenances of a distribution system such as valves and flow meters.  The group also includes the rehabilitation market comprised of ‘in-situ’ technologies utilized to upgrade, maintain and restore pipe networks as a cost-effective alternative to new construction.

Water Resource Management: Water resource management is a service-oriented approach to the integration of the economic principles of resource sustainability with global water usage.  This group includes companies that provide engineering, construction, operations, and related technical services to public and private customers in virtually all aspects of managing water resources, agricultural irrigation, and privatization activities.

Conglomerates: The Conglomerates sector comprises those companies that contribute significantly to the water industry yet are extensively diversified into other industries or markets such that the contribution of water-related activities is relatively small.  Conglomerates are reviewed on a case-by-case basis.  These companies may not be conglomerates in the traditional sense but may have instead sought to apply a particular platform technology, product-line or service capability across several global markets, including water.  While companies classified in other index sectors may be said to be engaged in the water industry when viewed externally, the conglomerates sector contains leading companies that have business brands or activities that are widely recognized from within the water industry.

Eligibility Criteria for Index Components

The Palisades Water Index includes companies that focus on the provision of potable water, the treatment of water and wastewater for municipal, agricultural and industrial processes and the technologies and services that are directly related to water consumption across applications. Component companies must be listed on a U.S. stock exchange (e.g., the New York Stock Exchange, NYSE Euronext, NYSE Amex, NYSE Arca, the Nasdaq Stock Market, etc.) and can therefore include ADRs and/or ADSs.  To be included in the index, new index components must meet the following criteria each Determination Date:

•	Market capitalization is at least $150 million.

•	Traded volume greater than 100,000 shares for each of the prior three months.

•	A minimum Average Daily Traded Volume (ADTV) of at least $500,000 for the prior three months.

The index provider may at any time and from time to time change the number of issues comprising the Palisades Water Index by adding or deleting one or more components or sectors, or replacing one or more issues contained in the Palisades Water Index with one or more substitute stocks of its choice, if, in the index provider’s discretion, such addition, deletion or substitution is necessary or appropriate to maintain the quality and/or character of the industry groups to which the Palisades Water Index relates.

Calculation Methodology

The Palisades Water Index is calculated using a modified equal weighting methodology.  Component securities are equally weighted within their respective Sector.  Each Sector is assigned an aggregate weight within the index.  Sector weightings were initially determined by the index provider and are reviewed each quarter in conjunction with the scheduled quarterly review of the Palisades Water Index.  Within each sector the component weightings cannot exceed five percent (5%) of the Palisades Water Index.

Quarterly Updates to the Palisades Water Index

The component weights will be determined and announced at the close of trading two days prior to the Rebalance Date.  The index components are determined five days prior to the Rebalance Date.  For a component to remain in the Palisades Water Index, the component must meet the following continued inclusion rules:

•	Maintain a total market capitalization above $100 million on the determination date.

•	Maintain traded volume greater than 100,000 shares for each of the prior three months.

•	Maintain a minimum Average Daily Traded Volume (ADTV) of at least $500,000 for the prior three months.

In conjunction with the quarterly review, the share weights used in the calculation of the Palisades Water Index are updated based upon newly assigned Sector weights and index component prices as of the close of trading two business days prior to the Rebalance Date.  The share weight of each component in the index portfolio remains fixed between quarterly reviews except in the event of certain types of corporate actions such as splits, reverse splits, stock dividends, or similar events.

Maintenance of the Palisades Water Index

In the event of a merger between two components, the share weight of the surviving entity may be adjusted to account for any shares issued in the acquisition.  The index provider may substitute components or change the number of issues included in the index, based on changing conditions in the industry or in the event of certain types of corporate actions, including mergers, acquisitions, spin-offs, and reorganizations.  In the event of component or share weight changes to the index portfolio, the payment of dividends other than ordinary cash dividends, spin-offs, rights offerings, re-capitalization, or other corporate actions affecting a component of the Palisades Water Index; the index divisor may be adjusted to ensure that there are no changes to the index level as a result of non-market forces.

PHLX Housing SectorSM Index

The PHLX Housing SectorSM Index (the “PHLX Housing Index”) was developed by the predecessor to NASDAQ OMX PHLX and is calculated, maintained and published by NASDAQ OMX PHLX, which is the index publisher.  The PHLX Housing Index is composed of companies whose primary lines of business are directly associated with the United States housing construction market.

The PHLX Housing Index is a modified market capitalization-weighted index. The value of the PHLX Housing Index equals the aggregate value of the index share weights (the “Index Shares”), of each of the index component securities multiplied by each such security’s last sale price, and divided by the divisor of the PHLX Housing Index. The divisor serves the purpose of scaling such aggregate index value to a lower order of magnitude which is more desirable for reporting purposes. If trading in an index component security is halted on its primary listing market, the most recent last sale price for that security is used for all index computations until trading on such market resumes. Likewise, the most recent last sale price is used if trading in a security is halted on its primary listing market before the market is open.  The PHLX Housing Index was set to an initial value of 250 on January 2, 2002.  Options commenced trading on the PHLX Housing Index on July 17, 2002.  The level of the PHLX Housing Index was split in half on February 1, 2006.  The PHLX Housing Index value calculation is described by the following formula:

Aggregate Adjusted Market Value
Divisor
Two versions of the PHLX Housing Index are calculated – a price return index and a total return index. The price return index (NASDAQ: HGX) is ordinarily calculated without regard to cash dividends on index component securities. The total return index (NASDAQ: XHGX) reinvests cash dividends on the ex-date. Both indexes reinvest extraordinary cash distributions. The total return index was synchronized to the value of the price return index at the close on June 30, 2011.

Eligibility and Adjustments

The security types eligible for the PHLX Housing Index include common stocks, ordinary shares, shares of beneficial interest or limited partnership interests and tracking stocks.  Security types not included in the PHLX Housing Index are ADRs, closed-end funds, convertible debentures, exchange traded funds, preferred stocks, rights, warrants, units and other derivative securities.

To be eligible for initial inclusion in the PHLX Housing Index, a security must meet the following criteria: (1) a security must be listed on The Nasdaq Stock Market, the New York Stock Exchange, or NYSE Amex; (2) the issuer of the security must be classified, as reasonably determined by NASDAQ OMX, as a company whose primary business is associated with the U.S. housing construction market; (3) only one class of security per issuer is allowed; (4) the security must have a market capitalization of at least $100 million; (5) the security must have traded at least 1.5 million shares in each of the last six months; (6) the security must have listed options on a recognized options market in the U.S. or be eligible for listed-options trading on a recognized options market in the U.S.; (7) the security may not be issued by an issuer currently in bankruptcy proceedings; (8) the issuer of the security may not have entered into a definitive agreement or other arrangement which would likely result in the security no longer being Index eligible; (9) the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn; and (10) the issuer of the security must have “seasoned” on a recognized market for at least 6 months; in the case of spin-offs, the operating history of the parent will be considered.

To be eligible for continued inclusion in the PHLX Housing Index, a security must meet the following criteria: (1) a security must be listed on the Nasdaq Stock Market, the New York Stock Exchange, or NYSE Amex; (2) the issuer of the security must be classified, as reasonably determined by NASDAQ OMX, as a company whose primary business is in the U.S. housing sector; (3) the security must have a market capitalization of at least $60 million; (4) the security may not be issued by an issuer currently in bankruptcy proceedings; and (5) the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn.

Index Maintenance

Changes in the price and/or Index Shares driven by corporate events such as stock dividends, stock splits, and certain spin-offs and rights issuances are adjusted on the ex-date. If the change in total shares outstanding arising from other corporate actions is greater than or equal to 10%, the change is made as soon as practicable. Otherwise, if the change in total shares outstanding is less than 10%, then all such changes are accumulated and made effective at one time on a quarterly basis after the close of trading on the third Friday in each of March, June, September and December. The Index Shares are derived from the security’s total shares outstanding. The Index Shares are adjusted by the same percentage amount by which the total shares outstanding have changed. In the case of a special cash dividend, a determination is made on an individual basis whether to make a change to the price of an index component security in accordance with its index dividend policy. If it is determined that a change will be made, it will become effective on the ex-date. Ordinarily, whenever there is a change in Index Shares, a change in an index component security or a change to the price of an index component security due to spin-offs, rights issuances or special cash dividends, the divisor is adjusted to ensure that there is no discontinuity in the value of the PHLX Housing Index which might otherwise be caused by any such change. All changes are announced in advance and are reflected in the PHLX Housing Index prior to market open on the Index effective date.

Index Rebalancing

The PHLX Housing Index shall employ a modified market capitalization-weighting methodology.  At each quarter, the index is rebalanced such that the maximum weight of any index component security will not exceed 15% and no more than 2 securities will be at the cap.  Any security then in excess of 8% will be capped at 8%.  The aggregate amount by which all securities over 15% and 8% is reduced will be redistributed proportionally across the remaining index component securities.  After redistribution, if any other index component security then exceeds 8%, the index component security is set to 8% of the PHLX Housing Sector Index and the redistribution is repeated to derive the final weights.

The modified market capitalization-weighted methodology is applied to the capitalization of each index component security, using the last sale price of the security at the close of trading on the first Friday in March, June, September, and December and after applying quarterly changes to the total shares outstanding.  Index Shares are then calculated multiplying the weight of the security by the new market value of the Index and dividing the modified market capitalization for each index component security by its corresponding last sale price.  The changes become effective after trading on the third Friday

In this index supplement, unless the context requires otherwise, references to the PHLX Housing Index will include any successor index and references to the index publisher will include any successor to the index publisher.

License Agreement between The NASDAQ OMX Group, Inc. and MS & Co.  The NASDAQ OMX Group, Inc. and MS & Co. have entered into a non-exclusive license agreement providing license to MS & Co. and certain of its affiliated companies, in exchange for a fee, of the right to use the PHLX Housing Index, which is owned and published by The NASDAQ OMX Group, Inc., in connection with the securities.

The license agreement between The NASDAQ OMX Group, Inc. and MS & Co. provides that the following language must be set forth in this index supplement:

The securities are not sponsored, endorsed, sold or promoted by The NASDAQ OMX Group, Inc. or its affiliates (NASDAQ OMX, with its affiliates, are referred to as the “Corporations”).  The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities.  The Corporations make no representation or warranty, express or implied to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the PHLX Housing SectorSM Index to track general stock market performance.  The Corporations’ only relationship to Morgan Stanley & Co.  LLC (“Licensee”) is in the licensing of the Nasdaq®, OMX®, and PHLX Housing SectorSM Index registered trademarks, and certain trade names of the Corporations and the use of the PHLX Housing SectorSM Index which is determined, composed and calculated by NASDAQ OMX without regard to Licensee or the securities.  NASDAQ OMX has no obligation to take the needs of the Licensee or the owners of the securities into consideration in determining, composing or calculating the PHLX Housing SectorSM Index.  The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash.  The Corporations have no liability in connection with the administration, marketing or trading of the securities.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE PHLX HOUSING SECTORSM INDEX OR ANY DATA INCLUDED THEREIN.  THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE PHLX HOUSING SECTORSM INDEX OR ANY DATA INCLUDED THEREIN.  THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE PHLX HOUSING SECTORSM INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST

PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Nasdaq®,” “OMX®,” “PHLX Housing SectorSM” and “HGXSM” are registered trademarks or service marks of The NASDAQ OMX Group, Inc. (which with its affiliates is referred to as the “Corporations”) and have been licensed for use by Morgan Stanley & Co. LLC and its affiliates.  The securities have not been passed on by the Corporations as to their legality or suitability.  The securities are not issued, endorsed, sold, or promoted by the Corporations.  THE CORPORATIONS MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO THE SECURITIES.

PHLX Marine Shipping SectorSM Index

The PHLX Marine Shipping SectorSM Index (the “PHLX Marine Index”) (NASDAQ symbol: SHX)  was developed by the predecessor to NASDAQ OMX PHLX and is calculated, maintained and published by NASDAQ OMX PHLX.  The PHLX Marine Index is composed of companies primarily involved in worldwide seaborne transportation of liquid goods such as crude oil, petroleum products, chemicals, and dry goods, such as iron ore and agricultural commodities.

The PHLX Marine Index is an equal-dollar weighted index. The value of the PHLX Marine Index equals the aggregate value of the index share weights, also known as the Index Shares (the “Index Shares”), of each of the index component security multiplied by each such security’s last sale price, and divided by the divisor of the Index. The divisor serves the purpose of scaling such aggregate index value to a lower order of magnitude, which is more desirable for reporting purposes. If trading in an index component security is halted on its primary listing market, the most recent last sale price for that security is used for all index computations until trading on such market resumes. Likewise, the most recent last sale price is used if trading is halted on its primary listing market before the market is open. The PHLX Marine Index began on March 1, 2007 at a base value of 250.00.  The PHLX Marine Index value calculation is described by the following formula:

Aggregate Adjusted Market Value
Divisor
Eligibility

Index eligibility is limited to specific security types only.  The security types eligible for the PHLX Marine Index include common stocks, ordinary shares, ADRs, shares of beneficial interest or limited partnership interests, and tracking stocks.  Security types not included in the Index are closed-end funds, convertible debentures, exchange traded funds, preferred stocks, rights, warrants, units and other derivative securities.

To be eligible for initial inclusion in the PHLX Marine Index, a security must meet the following criteria: (1) a security must be listed on The Nasdaq Stock Market, the New York Stock Exchange, or NYSE Amex; (2) the issuer of the security must be classified, as reasonably determined by NASDAQ OMX, as a company whose primary business is worldwide seaborne transportation; (3) only one class of security per issuer is allowed; (4) the security may not be issued by an issuer currently in bankruptcy proceedings; (5) the security must have a market capitalization of at least $100 million; (6) the issuer of the security may not have entered into a definitive agreement or other arrangement which would likely result in the security no longer being Index eligible; (7) the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn; and (8) the issuer of the security must have “seasoned” on a recognized market for at least 6 months; in the case of spin-offs, the operating history of the parent will be considered.

To be eligible for continued inclusion in the PHLX Marine Index, a security must meet the following criteria:  (1) the security must be listed on The Nasdaq Stock Market, the New York Stock Exchange, or NYSE Amex; (2) the issuer of the security must be classified, as reasonably determined by NASDAQ OMX, as a company whose primary business is worldwide seaborne transportation ; (3) the security may not be issued by an issuer currently in bankruptcy proceedings; and (4) the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn.

Index Maintenance

Index share changes are not made during the quarter. However, changes arising from stock splits and stock dividends are made to the PHLX Marine Index on the evening prior to the effective date of such corporate action. In the case of certain spin-offs or rights issuances, the price of the index component security is adjusted and a corresponding adjustment is made to the Index Shares such that the weight of the index component security will not change as a result of the action.  In the case of a special cash dividend, a determination is made on an individual basis whether to make a change to the price of an index component security in accordance with its index dividend policy. If it is determined that a change will be made, a corresponding adjustment will be made to the Index Shares of the security such that the weight of the index component security will not change as a result of the action. Any such change will become effective on the ex-date.  All changes are made after market close and are reflected in the PHLX Marine Index prior to market open the following morning.

Index Rebalancing

The PHLX Marine Index employs an equal-dollar weighting methodology such that such security’s market value is rebalanced quarterly to an equal-dollar value corresponding to an equal percent weight of the PHLX Marine Index’s aggregate market value.  Index Shares are calculated by dividing this equal-dollar value for each Index Security by the corresponding last sale price of the security at the close of trading on the third Friday in each January, April, July, and October.  The changes are made effective after the close of trading on the same date.

License Agreement between The NASDAQ OMX Group, Inc. and MS & Co.  The NASDAQ OMX Group, Inc. and MS & Co. have entered into a non-exclusive license agreement providing license to MS & Co. and certain of its affiliated companies, in exchange for a fee, of the right to use the PHLX Marine Index, which is owned and published by The NASDAQ OMX Group, Inc., in connection with the securities.

The license agreement between The NASDAQ OMX Group, Inc. and MS & Co. provides that the following language must be set forth in this index supplement:

The securities are not sponsored, endorsed, sold or promoted by The NASDAQ OMX Group, Inc. or its affiliates (NASDAQ OMX, with its affiliates, are referred to as the “Corporations”).  The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities.  The Corporations make no representation or warranty, express or implied to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the PHLX Marine Shipping SectorSM Index to track general stock market performance.  The Corporations’ only relationship to Morgan Stanley & Co. LLC (“Licensee”) is in the licensing of the Nasdaq®, OMX®, and PHLX Marine Shipping SectorSM Index registered trademarks, and certain trade names of the Corporations and the use of the PHLX Marine Shipping SectorSM Index which is determined, composed and calculated by NASDAQ OMX without regard to Licensee or the securities.  NASDAQ OMX has no obligation to take the needs of the Licensee or the owners of the securities into consideration in determining, composing or calculating the PHLX Marine Shipping SectorSM Index.  The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash.  The Corporations have no liability in connection with the administration, marketing or trading of the securities.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE PHLX MARINE SHIPPING SECTORSM INDEX OR ANY DATA INCLUDED THEREIN.  THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE PHLX MARINE SHIPPING SECTORSM INDEX OR ANY DATA INCLUDED THEREIN.  THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE PHLX MARINE SHIPPING SECTORSM INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Nasdaq®,” “OMX®,” “PHLX Marine Shipping SectorSM” and “SHXSM” are registered trademarks or service marks of The NASDAQ OMX Group, Inc. (which with its affiliates is referred to as the “Corporations”) and have been licensed for use by Morgan Stanley & Co. LLC and its affiliates.  The securities have not been passed on by the Corporations as to their legality or suitability.  The securities are not issued, endorsed, sold, or promoted by the Corporations.  THE CORPORATIONS MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO THE SECURITIES.

PHLX Oil Service SectorSM Index

The PHLX Oil Service SectorSM Index (the “PHLX Oil Index”) was developed by the predecessor to NASDAQ OMX PHLX and is calculated, maintained and published by NASDAQ OMX PHLX.  The PHLX Oil Index is designed to track the performance of a set of companies involved in the oil services sector.

The PHLX Oil Index is a price-weighted index. The value of the PHLX Oil Index equals the aggregate value of the index share weights, also known as the Index Shares (the “Index Shares”), of each of the index component securities, which is fixed at 10,000,000, multiplied by each such security’s last sale price, and divided by the divisor of the PHLX Oil Index. The divisor serves the purpose of scaling such aggregate index value to a lower order of magnitude which is more desirable for reporting purposes. If trading in an index component security is halted on its primary listing market, the most recent last sale price for that security is used for all index computations until trading on such market resumes. Likewise, the most recent last sale price is used if trading is halted on its primary listing market before the market is open. The PHLX Oil Index began on December 31, 1996 at a base value of 75.00.  The PHLX Oil Index value calculation is described by the following formula:

Aggregate Adjusted Market Value
Divisor

Two versions of the PHLX Oil Index are calculated – a price return index and a total return index. The price return index (NASDAQ: OSX) is ordinarily calculated without regard to cash dividends on the index component securities. The total return index (NASDAQ: XOSX) reinvests cash dividends on the ex-date. Both indexes reinvest extraordinary cash distributions. The total return index was synchronized to the value of the price return index at the close on June 30, 2011.

Eligibility

Index eligibility is limited to specific security types only.  The security types eligible for the PHLX Oil Index include common stocks, ordinary shares, ADRs, shares of beneficial interest or limited partnership interests, and tracking stocks.  Security types not included in the PHLX Oil Index are closed-end funds, convertible debentures, exchange traded funds, preferred stocks, rights, warrants, units and other derivative securities.

To be eligible for initial inclusion in the PHLX Oil Index, a security must meet the following criteria: (1) a security must be listed on The Nasdaq Stock Market, the New York Stock Exchange, or NYSE Amex; (2) the issuer of the security must be classified, as reasonably determined by NASDAQ OMX, as a company whose primary business is in the oil services sector; (3) only one class of security per issuer is allowed; (4) the security must have a market capitalization of at least $100 million; (5) the security must have traded at least 1.5 million shares in each of the last six months; (6) the security must have listed options on a recognized options market in the U.S. or be eligible for listed-options trading on a recognized options market in the U.S.; (7) the security may not be issued by an issuer currently in bankruptcy proceedings; (8) the issuer of the security may not have entered into a definitive agreement or other arrangement which would likely result in the security no longer being eligible; (9) the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn; and (10) the issuer of the security must have “seasoned” on a recognized market for at least 6 months; in the case of spin-offs, the operating history of the parent will be considered.

To be eligible for continued inclusion in the PHLX Oil Index, a security must meet the following criteria: (1) the security must be listed on The Nasdaq Stock Market, the New York Stock Exchange, or NYSE Amex; (2) the issuer of the security must be classified, as reasonably determined by NASDAQ OMX, as a company whose primary business is in the oil services sector; (3) the security must have a market capitalization of at least $60 million; (4) the security may not be issued by an issuer currently in bankruptcy proceedings; and (5) the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn.

Index Maintenance

Changes in the price of an index component security derived by corporate events such as stock dividends, stock splits, certain spin-offs, and rights issuances will be adjusted on the ex-date and the shares shall remain fixed.  In the case of a special cash dividend, a determination is made on an individual basis whether to make a change to the price of an index component security in accordance with its index dividend policy.  If it is determined that a change will be made, it will become effective on the ex-date and advance notification will be made.  Ordinarily, whenever there is a change in the price of an index component security due to stock dividends, stock splits, spin-offs, rights issuances, or special cash dividends, the divisor is adjusted to ensure that there is no discontinuity in the value of the PHLX Oil Index, which might otherwise be caused by any such change.  All changes are announced in advance and will be reflected in the PHLX Oil Index prior to market open on the PHLX Oil Index effective date.

License Agreement between The NASDAQ OMX Group, Inc. and MS & Co.  The NASDAQ OMX Group, Inc. and MS & Co. have entered into a non-exclusive license agreement providing license to MS & Co. and certain of its affiliated companies, in exchange for a fee, of the right to use the PHLX Oil Index, which is owned and published by The NASDAQ OMX Group, Inc., in connection with the securities.

The license agreement between The NASDAQ OMX Group, Inc. and MS & Co. provides that the following language must be set forth in this index supplement:

The securities are not sponsored, endorsed, sold or promoted by The NASDAQ OMX Group, Inc. or its affiliates (NASDAQ OMX, with its affiliates, are referred to as the “Corporations”).  The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities.  The Corporations make no representation or warranty, express or implied to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the PHLX Oil Service SectorSM Index to track general stock market performance.  The Corporations’ only relationship to Morgan Stanley & Co. LLC (“Licensee”) is in the licensing of the Nasdaq®, OMX®, and PHLX Oil Service SectorSM Index registered trademarks, and certain trade names of the Corporations and the use of the PHLX Oil Service SectorSM Index which is determined, composed and calculated by NASDAQ OMX without regard to Licensee or the securities.  NASDAQ OMX has no obligation to take the needs of the Licensee or the owners of the securities into consideration in determining, composing or calculating the PHLX Oil Service SectorSM Index.  The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash.  The Corporations have no liability in connection with the administration, marketing or trading of the securities.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE PHLX OIL SERVICE SECTORSM INDEX OR ANY DATA INCLUDED THEREIN.  THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE PHLX OIL SERVICE SECTORSM INDEX OR ANY DATA INCLUDED THEREIN.  THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE PHLX OIL SERVICE SECTORSM INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Nasdaq®,” “OMX®,” “PHLX Oil Service SectorSM” and “OSXSM” are registered trademarks or service marks of The NASDAQ OMX Group, Inc. (which with its affiliates is referred to as the “Corporations”) and have been licensed for use by Morgan Stanley & Co. LLC and its affiliates.  The securities have not been passed on by the Corporations as to their legality or suitability.  The securities are not issued, endorsed, sold, or promoted by the Corporations.  THE CORPORATIONS MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO THE SECURITIES.

PHLX Semiconductor SectorSM Index

The PHLX Semiconductor SectorSM Index (the “PHLX Semiconductor Index”), was developed by the predecessor to NASDAQ OMX PHLX and is calculated, maintained and published by NASDAQ OMX PHLX.  The PHLX Semiconductor Index is designed to track the performance of a set of companies engaged in the design, distribution, manufacture and sale of semiconductors.

The PHLX Semiconductor Sector Index is a modified capitalization-weighted index. The value of the PHLX Semiconductor Index equals the aggregate value of the index share weights, also known as the Index Shares (the “Index Shares”), of each of the index component securities multiplied by each such security’s last sale price, and divided by the divisor of the PHLX Semiconductor Index. The divisor serves the purpose of scaling such aggregate index value to a lower order of magnitude which is more desirable for reporting purposes. If trading in an index component security is halted on its primary listing market, the most recent last sale price is used for all index computations until trading on such market resumes. Likewise, the most recent last sale price is used if trading in a security is halted on its primary listing market before the market is open. The PHLX Semiconductor Index began on December 1, 1993 at a base value of 100.00, as adjusted. The PHLX Semiconductor Index value calculation is described by the following formula:

Aggregate Adjusted Market Value
Divisor

Two versions of the PHLX Semiconductor Index are calculated – a price return index and a total return index.  The price return index (NASDAQ: SOX) is ordinarily calculated without regard to cash dividends on index component securities.  The total return index (NASDAQ: XSOX) reinvests cash dividends on the ex-date.  Both Indices reinvest extraordinary cash distributions.  The total return index was synchronized to the value of the price return index at the close on December 22, 2009.

Eligibility

Index eligibility is limited to specific security types only.  The security types eligible for the PHLX Semiconductor Index include common stocks, ordinary shares, ADRs, shares of beneficial interest or limited partnership interests and tracking stocks.  Security types not included in the PHLX Semiconductor Index are closed-end funds, convertible debentures, exchange traded funds, preferred stocks, rights, warrants, units and other derivative securities.

Initial Security Eligibility Criteria

To be eligible for inclusion in the PHLX Semiconductor Index, a security must meet the following criteria: (1) a security must be listed on the Nasdaq Stock Market, the New York Stock Exchange, or NYSE Amex; (2) the issuer of the security must be classified, as reasonably determined by NASDAQ OMX, as a company whose primary business is involved in the design, distribution, manufacture and sale of semiconductors; (3) only one class of security per issuer is allowed; (4) the security must have a market capitalization of at least $100 million; (5) the security must have traded at least 1.5 million shares in each of the last six months; (6) the security must have listed options on a recognized options market in the U.S. or be eligible for listed-options on a recognized options market in the U.S.; (7) the security may not be issued by an issuer currently in bankruptcy proceedings; (8) the issuer of the security may not have entered into a definitive agreement or other arrangement which would likely result in the security no longer being eligible; (9) the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn; and (10) the issuer of the security must have “seasoned” on a recognized market for at least 6 months; in the case of the spin-offs, the operating history of the parent will be considered.

To be eligible for continued inclusion in the PHLX Semiconductor Index, an index component security must meet the following criteria: (1) a security must be listed on The Nasdaq Stock Market, the New York Stock Exchange, or NYSE Amex; (2) the issuer of the security must be classified, as reasonably determined by NASDAQ OMX, as a company whose primary business is involved in the design, distribution, manufacture, and sale of semiconductors; (3) the security must have a market capitalization of at least $60 million; (4) the security may not be issued by an issuer currently in bankruptcy proceedings; and (5) the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn.

Index Maintenance

Changes in the price and/or Index Shares driven by corporate events such as stock dividends, stock splits and certain spin-offs and rights issuances are adjusted on the ex-date.  If the change in total shares outstanding arising from other corporate actions is greater than or equal to 10%, the change is made as soon as practicable.  Otherwise, if the change in total shares outstanding is less than 10%, then all such changes are accumulated and made effective at one time on a quarterly basis after the close of trading on the third Friday in each of March, June, September and December.  The Index Shares are derived from the security’s total shares outstanding.  Intraquarter, the Index Shares are adjusted by the same percentage amount by which the total shares outstanding have changed.  In the case of a special cash dividend, a determination is made on an individual basis whether to make a change to the price of an index component security in accordance with its index dividend policy.  If it is determined that a change will be made, it will become effective on the ex-date.  Ordinarily, whenever there is a change in Index Shares, a change in an index component security, or a change to the price of an index component security due to spin-offs, rights issuance or special cash dividends, the divisor is adjusted to ensure that there is no discontinuity in the value of the PHLX Semiconductor Index which might otherwise be caused by any such change.  All changes are announced in advance and are reflected in the PHLX Semiconductor Index prior to market open on the PHLX Semiconductor Index effective date.

Index Rebalancing

The PHLX Semiconductor Index employs a modified market capitalization-weighting methodology.  At each quarter, the PHLX Semiconductor Index is rebalanced such that the maximum weight of any index component security does not exceed 8% and no more than 5 securities are at that cap.  The excess weight of any capped security is distributed proportionally across the remaining index component securities.  If after redistribution, any of the 5 highest ranked index component securities are weighted below 8%, these securities are not capped.  Next, any remaining index component securities in excess of 4% are capped at 4% and the excess weight is redistributed proportionally across the remaining index component securities.  The process is repeated, if necessary, to derive the final weights.

The modified market capitalization-weighting methodology is applied to the capitalization of each index component security, using the last sale price of the security at the close of trading on the last trading day in February, May, August and November and after applying quarterly changes to the total shares outstanding.  Index Shares are then calculated multiplying the weight of the security derived above by the new market value of the PHLX Semiconductor Index and dividing the modified market capitalization for each index component security by its corresponding Last Sale Price.  The changes are effective after trading on the third Friday in March, June, September and December.

License Agreement between The NASDAQ OMX Group, Inc. and MS & Co.  The NASDAQ OMX Group, Inc. and MS & Co. have entered into a non-exclusive license agreement providing license to MS & Co. and certain of its affiliated companies, in exchange for a fee, of the right to use the PHLX Semiconductor Index, which is owned and published by The NASDAQ OMX Group, Inc., in connection with the securities.

The license agreement between The NASDAQ OMX Group, Inc. and MS & Co. provides that the following language must be set forth in this index supplement:

The securities are not sponsored, endorsed, sold or promoted by The NASDAQ OMX Group, Inc. or its affiliates (NASDAQ OMX, with its affiliates, are referred to as the “Corporations”).  The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities.  The Corporations make no representation or warranty, express or implied to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the PHLX Semiconductor SectorSM Index to track general stock market performance.  The Corporations’ only relationship to Morgan Stanley & Co. LLC (“Licensee”) is in the licensing of the Nasdaq®, OMX®, and PHLX Semiconductor SectorSM Index registered trademarks, and certain trade names of the Corporations and the use of the PHLX Semiconductor SectorSM Index which is determined, composed and calculated by NASDAQ OMX without regard to Licensee or the securities.  NASDAQ OMX has no obligation to take the needs of the Licensee or the owners of the securities into consideration in determining, composing or calculating the PHLX Semiconductor SectorSM Index.  The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash.  The Corporations have no liability in connection with the administration, marketing or trading of the securities.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE PHLX SEMICONDUCTOR SECTORSM INDEX OR ANY DATA INCLUDED THEREIN.  THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE PHLX SEMICONDUCTOR SECTORSM INDEX OR ANY DATA INCLUDED THEREIN.  THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE PHLX SEMICONDUCTOR SECTORSM INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Nasdaq®,” “OMX®,” “PHLX Semiconductor SectorSM” and “SOXSM” are registered trademarks or service marks of The NASDAQ OMX Group, Inc. (which with its affiliates is referred to as the “Corporations”) and have been licensed for use by Morgan Stanley & Co. LLC and its affiliates.  The securities have not been passed on by the Corporations as to their legality or suitability.  The securities are not issued, endorsed, sold, or promoted by the Corporations.  THE CORPORATIONS MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO THE SECURITIES.

Russell 1000® Growth Index

The Russell 1000® Growth Index is a sub-group of the Russell 1000® Index, which is an index calculated, published and disseminated by Russell Investments, a subsidiary of Russell Investment Group, and measures the composite price performance of stocks of 1,000 companies (the “Russell 1000 Component Stocks”) incorporated in the U.S. and its territories.  All 1,000 stocks are traded on a major U.S. exchange and are the 1,000 largest securities that form the Russell 3000® Index.  The Russell 3000 Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market.  The Russell 1000 Index consists of the largest 1,000 companies included in the Russell 3000 Index and represents approximately 92% of the total market capitalization of the U.S. equity market.  The Russell 1000 Index is designed to track the performance of the large-capitalization segment of the U.S. equity market.

Selection of stocks underlying the Russell 1000 Growth Index. The Russell 1000 Growth Index is a sub-group of the Russell 1000 Index.  To be eligible for inclusion in the Russell 1000 Index, and, consequently, the Russell 1000 Growth Index, a company’s stocks must be listed on the last trading day in May of a given year and Russell Investments must have access to documentation verifying the company’s eligibility for inclusion.  Beginning September 2004, eligible initial public offerings are added to Russell U.S. Indices at the end of each calendar quarter, based on total market capitalization rankings within the market-adjusted capitalization breaks established during the most recent reconstitution.  To be added to any Russell U.S. index during a quarter outside of reconstitution, initial public offerings must meet additional eligibility criteria.

Only companies that are determined to be part of the U.S. equity market are eligible for inclusion in the Russell 1000 Growth Index.  All securities eligible for inclusion must trade on a major U.S. exchange. Bulletin board, pink sheet or over-the-counter traded securities are not eligible for inclusion.  Stocks must have a close price at or above $1.00 on their primary exchange or on another major U.S. exchange on the last trading day in May to be considered eligible for inclusion.  The following companies are specifically excluded from the Russell 1000 Growth Index: (i) companies with a total market capitalization less than $30 Million; (ii) companies with only a small portion of their shares available in the marketplace; (iii) royalty trusts, limited liability companies, closed-end investment companies (business development companies are eligible), blank check companies, special purpose acquisition companies and limited partnerships. In addition, preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants, rights and trust receipts are not eligible for inclusion.

Russell Investments uses a “non-linear probability” method to assign stocks to the growth and value style indices.  The term “probability” is used to indicate the degree of certainty that a stock is value or growth based on its relative book-to-price (B/P) ratio, I/B/E/S forecast medium-term growth (2 year) and sales per share historical growth (5 year).  This method allows stocks to be represented as having both growth and value characteristics, while preserving the additive nature of the indices.

The process for assigning growth and value weights is applied separately to the stocks in the Russell 1000 Index.  The stocks in the Russell 1000 Index are ranked by their adjusted book-to-price ratio (B/P), their I/B/E/S forecast medium-term growth (2 year) and sales per share historical growth (5 year).  These rankings are converted to standardized units and combined to produce a Composite Value Score (CVS).  Stocks are then ranked by their CVS, and a probability algorithm is applied to the CVS distribution to assign growth and value weights to each stock.  In general, stocks with a lower CVS are considered growth, stocks with a higher CVS are considered value, and stocks with a CVS in the middle range are considered to have both growth and value characteristics, and are weighted proportionately in the growth and value index.  Stocks are always fully represented by the combination of their growth and value weights, e.g., a stock that is given a 20% weight in a Russell value index will have an 80% weight in the same Russell growth index.

Stock A, in the figure below, is a security with 20% of its available shares assigned to the value index and the remaining 80% assigned to the growth index.  The growth and value probabilities will always sum to 100%.  Hence, the sum of a stock’s market capitalization in the growth and value index will always equal its market capitalization in the Russell 1000 Index.

In the figure above, the quartile breaks are calculated such that approximately 25% of the available market capitalization lies in each quartile.  Stocks at the median are divided 50% in each style index.  Stocks below the first quartile are 100% in the growth index.  Stocks above the third quartile are 100% in the value index.  Stocks falling between the first and third quartile breaks are in both indexes to varying degrees depending on how far they are above or below the median and how close they are to the first or third quartile breaks.

Roughly 70% of the available market capitalization is classified as all growth or all value.  The remaining 30% have some portion of their market value in either the value or growth index, depending on their relative distance from the median value score.  Note that there is a small position cutoff rule.  If a stock’s weight is more than 95% in one style index, its weight is increased to 100% in the index.  This rule eliminates many small weightings and makes passive management easier.

The Russell 1000 Growth Index, along with the Russell 1000 Index, is reconstituted annually to reflect changes in the marketplace.  The list of companies is ranked based on May 31 total market capitalization, with the actual reconstitution effective on the first trading day following the final Friday of June each year.  Changes in the constituents are preannounced and subject to change if any corporate activity occurs or if any new information is received prior to release.

Capitalization Adjustments.  The Russell 1000 Growth Index is a float-adjusted and market-capitalization weighted index.  The current Russell 1000 Growth Index value is calculated by adding the market values of the Russell 1000 Index’s Component Stocks, which are derived by multiplying the price of each stock by the number of available shares, to arrive at the total market capitalization of the 1,000 stocks.  The total market capitalization is then divided by a divisor, which represents the “adjusted” capitalization of the Russell 1000 Growth Index on the base date of December 31, 1978.  To calculate the Russell 1000 Growth Index, last sale prices will be used for exchange-traded stocks.  If a component stock is not open for trading, the most recently traded price for that security will be used in calculating the Russell 1000 Growth Index.  In order to provide continuity for the Russell 1000 Growth Index’s value, the divisor is adjusted periodically to reflect events including changes in the number of common shares outstanding for Russell 1000 Component Stocks, company additions or deletions, corporate restructurings and other capitalization changes.

Available shares are assumed to be shares available for trading.  Exclusion of capitalization held by other listed companies and large holdings of private investors (10% or more) is based on information recorded in corporate filings with the Securities and Exchange Commission.  Other sources are used in cases of missing or questionable data.

The following types of shares are considered unavailable and are removed from total market capitalization to arrive at free float or available market capitalization:

•	ESOP or LESOP shares that comprise 10% or more of the shares outstanding are adjusted;

•
Corporate cross-owned shares – shares held by another member of a Russell index (including Russell global indexes) are considered cross-owned shares, and all such shares will be adjusted regardless of percentage held;

•
Large private and corporate shares – large private and corporate holdings are defined as those shares held by an individual, a group of individuals acting together or a corporation not in the index that own 10% or more of the shares outstanding.  However, not to be included in this class are institutional holdings, which are:  investment companies, partnerships, insurance companies, mutual funds, banks or venture capital firms unless these firms have a direct relationship to the company, such as board representation, in which case they are considered strategic holdings and are included with the officers/directors group;

•	Unlisted share classes – classes of common stock that are not traded on a U.S. securities exchange;

•
Initial public offering lock-ups – shares locked-up during an initial public offering are not available to the public and will be excluded from the market value at the time the initial public offering enters the index; and

•	Government holdings:

•	Direct government holders – holdings listed as “government of” are considered unavailable and will be removed entirely from available shares;

•	Indirect government holders – shares held by government investment boards and/or investment arms will be treated similar to large private holdings and removed if the holding is greater than 10%; and

•	Government pensions – holdings by government pension plans are considered institutional holdings and will not be removed from available shares.

Corporate Actions Affecting the Russell 1000 Growth Index.  The following summarizes the types of Russell 1000 Growth Index maintenance adjustments and indicates whether or not an index adjustment is required:

•
“No Replacement” Rule – Securities that leave the Russell 1000 Growth Index, between reconstitution dates, for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced.  Thus, the number of securities in the Russell 1000 Growth Index over the past year will fluctuate according to corporate activity.

•
Rule for Deletions – When a stock is acquired, delisted, or moves to the pink sheets or bulletin boards on the floor of a U.S. securities exchange, the stock is deleted from the index at the close on the effective date or when the stock is no longer trading on the exchange.

•
When acquisitions or mergers take place within the Russell 1000 Growth Index, the stock’s capitalization moves to the acquiring stock, hence, mergers have no effect on the index total capitalization.  Shares are updated for the acquiring stock at the time the transaction is final.

•
Rule for Additions – The only additions between reconstitution dates are as a result of spin-offs and initial public offerings.  Spin-off companies are added to the parent company’s index and capitalization tier of membership, if the spin-off is large enough.  To be eligible, the spun-off company’s total market capitalization must be greater than the market-adjusted total market capitalization of the smallest security in the Russell 3000E Index at the latest reconstitution.

Updates to Share Capital Affecting the Russell 1000 Growth Index.  Each month, the Russell 1000 Growth Index is updated for changes to shares outstanding as companies report changes in share capital to the Securities and Exchange Commission.  Effective April 30, 2002, only cumulative changes to shares outstanding greater than 5% will be reflected in the Russell 1000 Growth Index.  This does not affect treatment of major corporate events, which are effective on the ex-date.

License Agreement between Russell Investments and Morgan Stanley.  Russell Investments and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the Russell 1000 Growth Index, which is owned and published by Russell Investments, in connection with the securities.

The license agreement between Russell Investments and Morgan Stanley provides that the following language must be set forth in this index supplement:

The securities are not sponsored, endorsed, sold or promoted by Russell Investments.  Russell Investments makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the Russell 1000 Growth Index to track general stock market performance or a segment of the same.  Russell Investments’ publication of the Russell 1000 Growth Index in no way suggests or implies an opinion by Russell Investments as to the advisability of investment in any or all of the securities upon which the Russell 1000 Growth Index is based.  Russell Investments’ only relationship to Morgan Stanley is the licensing of certain trademarks and trade names of Russell Investments and of the Russell 1000 Growth Index, which is determined, composed and calculated by Russell Investments without regard to Morgan Stanley or the securities.  Russell Investments is not responsible for and has not reviewed the securities nor any associated literature or publications and Russell Investments makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise.  Russell Investments reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 1000 Growth Index.  Russell Investments has no obligation or liability in connection with the administration, marketing or trading of the securities.

RUSSELL INVESTMENTS DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 1000 GROWTH INDEX OR ANY DATA INCLUDED THEREIN AND RUSSELL INVESTMENTS SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.  RUSSELL INVESTMENTS MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, INVESTORS, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 1000 GROWTH INDEX OR ANY DATA INCLUDED THEREIN.  RUSSELL INVESTMENTS MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 1000 GROWTH INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL INVESTMENTS HAVE ANY LIABILITY FOR ANY SPECIAL,

PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The “Russell 1000® Index” is a trademark of Russell Investments and has been licensed for use by Morgan Stanley.  The securities are not sponsored, endorsed, sold or promoted by Russell Investments and Russell Investments makes no representation regarding the advisability of investing in the securities.

Russell 1000® Value Index

The Russell 1000® Value Index is a sub-group of the Russell 1000 Index, which is an index calculated, published and disseminated by Russell Investments, a subsidiary of Russell Investment Group, and measures the composite price performance of stocks of 1,000 companies (the “Russell 1000 Component Stocks”) incorporated in the U.S. and its territories.  All 1,000 stocks are traded on a major U.S. exchange and are the 1,000 largest securities that form the Russell 3000 Index.  The Russell 3000 Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market.  The Russell 1000 Index consists of the largest 1,000 companies included in the Russell 3000 Index and represents approximately 92% of the U.S. equity market.  The Russell 1000 Index is designed to track the performance of the large- capitalization segment of the U.S. equity market.

Selection of stocks underlying the Russell 1000 Value Index. The Russell 1000 Value Index is a sub-group of the Russell 1000 Index.  To be eligible for inclusion in the Russell 1000 Index, and, consequently, the Russell 1000 Value Index, a company’s stocks must be listed on the last trading day in May of a given year and Russell Investments must have access to documentation verifying the company’s eligibility for inclusion.  Beginning September 2004, eligible initial public offerings are added to Russell U.S. Indexes at the end of each calendar quarter, based on total market capitalization rankings within the market-adjusted capitalization breaks established during the most recent reconstitution.  To be added to any Russell U.S. index during a quarter outside of reconstitution, initial public offerings must meet additional eligibility criteria.

Only companies that are determined to be part of the U.S. equity market are eligible for inclusion in the Russell 1000 Value Index.  All securities eligible for inclusion must trade on a major U.S. exchange. Bulletin board, pink sheet or over-the-counter traded securities are not eligible for inclusion.  Stocks must have a close price at or above $1.00 on their primary exchange or on another major U.S. exchange on the last trading day in May to be considered eligible for inclusion.  The following companies are specifically excluded from the Russell 1000 Value Index: (i) companies with a total market capitalization less than $30 Million; (ii) companies with only a small portion of their shares available in the marketplace; (iii) royalty trusts, limited liability companies, closed-end investment companies (business development companies are eligible), blank check companies, special purpose acquisition companies and limited partnerships. In addition, preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants, rights and trust receipts are not eligible for inclusion.

Russell Investments uses a “non-linear probability” method to assign stocks to the growth and value style indexes.  The term “probability” is used to indicate the degree of certainty that a stock is value or growth based on its relative book-to-price (B/P) ratio, I/B/E/S forecast medium-term growth (2 year) and sales per share historical growth (5 year).  This method allows stocks to be represented as having both growth and value characteristics, while preserving the additive nature of the indexes.

The process for assigning growth and value weights is applied separately to the stocks in the Russell 1000 Index.  The stocks in the Russell 1000 Index are ranked by their adjusted book-to-price ratio (B/P), their I/B/E/S forecast medium-term, growth (2 year) and sales per share historical growth (5 year).  These rankings are converted to standardized units and combined to produce a Composite Value Score (CVS).  Stocks are then ranked by their CVS, and a probability algorithm is applied to the CVS distribution to assign growth and value weights to each stock.  In general, stocks with a lower CVS are considered growth, stocks with a higher CVS are considered value, and stocks with a CVS in the middle range are considered to have both growth and value characteristics, and are weighted proportionately in the growth and value index.  Stocks are always fully represented by the combination of their growth and value weights, e.g., a stock that is given a 20% weight in a Russell value index will have an 80% weight in the same Russell growth index.

Stock A, in the figure below, is a security with 20% of its available shares assigned to the value index and the remaining 80% assigned to the growth index.  The growth and value probabilities will always sum to 100%.  Hence, the sum of a stock’s market capitalization in the growth and value index will always equal its market capitalization in the Russell 1000 Index.

In the figure above, the quartile breaks are calculated such that approximately 25% of the available market capitalization lies in each quartile.  Stocks at the median are divided 50% in each style index.  Stocks below the first quartile are 100% in the growth index.  Stocks above the third quartile are 100% in the value index.  Stocks falling between the first and third quartile breaks are in both indexes to varying degrees depending on how far they are above or below the median and how close they are to the first or third quartile breaks.

Roughly 70% of the available market capitalization is classified as all growth or all value.  The remaining 30% have some portion of their market value in either the value or growth index, depending on their relative distance from the median value score.  Note that there is a small position cutoff rule.  If a stock’s weight is more than 95% in one style index, its weight is increased to 100% in the index.  This rule eliminates many small weightings and makes passive management easier.

The Russell 1000 Value Index, along with the Russell 1000 Index, is reconstituted annually to reflect changes in the marketplace.  The list of companies is ranked based on May 31 total market capitalization, with the actual reconstitution effective on the first trading day following the final Friday of June each year.  Changes in the constituents are preannounced and subject to change if any corporate activity occurs or if any new information is received prior to release.

Capitalization Adjustments.  The Russell 1000 Value Index is a float-adjusted and market-capitalization weighted index.  The current Russell 1000 Value Index value is calculated by adding the market values of the Russell 1000 Index’s Component Stocks, which are derived by multiplying the price of each stock by the number of available shares, to arrive at the total market capitalization of the 1,000 stocks.  The total market capitalization is then divided by a divisor, which represents the “adjusted” capitalization of the Russell 1000 Value Index on the base date of December 31, 1978.  To calculate the Russell 1000 Value Index, last sale prices will be used for exchange-traded stocks.  If a component stock is not open for trading, the most recently traded price for that security will be used in calculating the Russell 1000 Value Index.  In order to provide continuity for the Russell 1000 Value Index’s value, the divisor is adjusted periodically to reflect events including changes in the number of common shares outstanding for Russell 1000 Component Stocks, company additions or deletions, corporate restructurings and other capitalization changes.

Available shares are assumed to be shares available for trading.  Exclusion of capitalization held by other listed companies and large holdings of private investors (10% or more) is based on information recorded in corporate filings with the Securities and Exchange Commission.  Other sources are used in cases of missing or questionable data.

The following types of shares are considered unavailable and are removed from total market capitalization to arrive at free float or available market capitalization:

•	ESOP or LESOP shares that comprise 10% or more of the shares outstanding are adjusted;

•
Corporate cross-owned shares – shares held by another member of a Russell index (including Russell global indexes) are considered cross-owned shares, and all such shares will be adjusted regardless of percentage held;

•
Large private and corporate shares – large private and corporate holdings are defined as those shares held by an individual, a group of individuals acting together or a corporation not in the index that own 10% or more of the shares outstanding.  However, not to be included in this class are institutional holdings, which are:  investment companies, partnerships, insurance companies, mutual funds, banks or venture capital firms unless these firms have a direct relationship to the company, such as board representation, in which case they are considered strategic holdings and are included with the officers/directors group;

•	Unlisted share classes – classes of common stock that are not traded on a U.S. securities exchange;

•
Initial public offering lock-ups – shares locked-up during an initial public offering are not available to the public and will be excluded from the market value at the time the initial public offering enters the index; and

•	Government holdings:

•	Direct government holders – holdings listed as “government of” are considered unavailable and will be removed entirely from available shares;

•	Indirect government holders – shares held by government investment boards and/or investment arms will be treated similar to large private holdings and removed if the holding is greater than 10%; and

•	Government pensions – holdings by government pension plans are considered institutional holdings and will not be removed from available shares.

Corporate Actions Affecting the Russell 1000 Value Index.  The following summarizes the types of Russell 1000 Value Index maintenance adjustments and indicates whether or not an index adjustment is required:

•
“No Replacement” Rule – Securities that leave the Russell 1000 Value Index, between reconstitution dates, for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced.  Thus, the number of securities in the Russell 1000 Value Index over the past year will fluctuate according to corporate activity.

•
Rule for Deletions – When a stock is acquired, delisted, or moves to the pink sheets or bulletin boards on the floor of a U.S. securities exchange, the stock is deleted from the index at the close on the effective date or when the stock is no longer trading on the exchange.

•
When acquisitions or mergers take place within the Russell 1000 Value Index, the stock’s capitalization moves to the acquiring stock, hence, mergers have no effect on the index total capitalization.  Shares are updated for the acquiring stock at the time the transaction is final.

•
Rule for Additions – The only additions between reconstitution dates are as a result of spin-offs and initial public offerings.  Spin-off companies are added to the parent company’s index and capitalization tier of membership, if the spin-off is large enough.  To be eligible, the spun-off company’s total market capitalization must be greater than the market-adjusted total market capitalization of the smallest security in the Russell 3000E Index at the latest reconstitution.

Updates to Share Capital Affecting the Russell 1000 Value Index.  Each month, the Russell 1000 Value Index is updated for changes to shares outstanding as companies report changes in share capital to the Securities and Exchange Commission.  Effective April 30, 2002, only cumulative changes to shares outstanding greater than 5% will be reflected in the Russell 1000 Value Index.  This does not affect treatment of major corporate events, which are effective on the ex-date.

License Agreement between Russell Investments and Morgan Stanley.  Russell Investments and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the Russell 1000 Value Index, which is owned and published by Russell Investments, in connection with the securities.

The license agreement between Russell Investments and Morgan Stanley provides that the following language must be set forth in this index supplement:

The securities are not sponsored, endorsed, sold or promoted by Russell Investments.  Russell Investments makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the Russell 1000 Value Index to track general stock market performance or a segment of the same.  Russell Investments’ publication of the Russell 1000 Value Index in no way suggests or implies an opinion by Russell Investments as to the advisability of investment in any or all of the securities upon which the Russell 1000 Value Index is based.  Russell Investments’ only relationship to Morgan Stanley is the licensing of certain trademarks and trade names of Russell Investments and of the Russell 1000 Value Index, which is determined, composed and calculated by Russell Investments without regard to Morgan Stanley or the securities.  Russell Investments is not responsible for and has not reviewed the securities nor any associated literature or publications and Russell Investments makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise.  Russell Investments reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 1000 Value Index.  Russell Investments has no obligation or liability in connection with the administration, marketing or trading of the securities.

RUSSELL INVESTMENTS DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 1000 VALUE INDEX OR ANY DATA INCLUDED THEREIN AND RUSSELL INVESTMENTS SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.  RUSSELL INVESTMENTS MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, INVESTORS, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 1000 VALUE INDEX OR ANY DATA INCLUDED THEREIN.  RUSSELL INVESTMENTS MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 1000 VALUE INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL INVESTMENTS HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The “Russell 1000® Index” is a trademark of Russell Investments and has been licensed for use by Morgan Stanley.  The securities are not sponsored, endorsed, sold or promoted by Russell Investments and Russell Investments makes no representation regarding the advisability of investing in the securities.

Russell 2000® Index

The Russell 2000® Index is an index calculated, published and disseminated by Russell Investments, and measures the composite price performance of stocks of 2,000 companies (the “Russell 2000 Component Stocks”) incorporated in the U.S. and its territories.  All 2,000 stocks are traded on a major U.S. exchange and are the 2,000 smallest securities that form the Russell 3000® Index.  The Russell 3000 Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market.  The Russell 2000 Index consists of the smallest 2,000 companies included in the Russell 3000 Index and represents a small portion of the total market capitalization of the Russell 3000 Index.  The Russell 2000 Index is designed to track the performance of the small capitalization segment of the U.S. equity market.  The Russell 2000® Index is reported by Bloomberg Financial Markets under ticker symbol “RTY.”

Selection of stocks underlying the Russell 2000 Index. The Russell 2000 Index is a sub-group of the Russell 3000 Index.  To be eligible for inclusion in the Russell 3000 Index, and, consequently, the Russell 2000 Index, a company’s stocks must be listed on the last trading day in May of a given year and Russell Investments must have access to documentation verifying the company’s eligibility for inclusion.  Beginning September 2004, eligible initial public offerings are added to Russell U.S. Indices at the end of each calendar quarter, based on total market capitalization rankings within the market-adjusted capitalization breaks established during the most recent reconstitution.  To be added to any Russell U.S. index during a quarter outside of reconstitution, initial public offerings must meet additional eligibility criteria.

Only companies that are determined to be part of the U.S. equity market are eligible for inclusion in the Russell 2000 Index.  All securities eligible for inclusion must trade on a major U.S. exchange. Bulletin board, pink sheet or over-the counter traded securities are not eligible for inclusion.  Stocks must have a close price at or above $1.00 on their primary exchange or on another major U.S. exchange on the last trading day in May to be considered eligible for inclusion.  The following companies are specifically excluded from the Russell 2000 Index: (i) companies with a total market capitalization less than $30 Million; (ii) companies with only a small portion of their shares available in the marketplace; (iii) royalty trusts, limited liability companies, closed-end investment companies (business development companies are eligible), blank check companies, special purpose acquisition companies and limited partnerships. In addition, preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants, rights and trust receipts are not eligible for inclusion.

The primary criteria used to determine the initial list of securities eligible for the Russell 3000 Index is total market capitalization, which is defined as the price of the shares times the total number of available shares.  All common stock share classes are combined in determining market capitalization.  If multiple share classes have been combined, the price of the primary vehicle (usually the most liquid) is used in the calculations.  In cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately.  Stocks must trade at or above $1.00 on the last trading day in May of each year to be eligible for inclusion in the Russell 2000 Index.  However, if a stock falls below $1.00 intra-year, it will not be removed until the next reconstitution if it is still trading below $1.00.

The Russell 2000 Index is reconstituted annually to reflect changes in the marketplace.  The list of companies is ranked based on May 31 total market capitalization, with the actual reconstitution effective on the first trading day following the final Friday of June each year.  Changes in the constituents are preannounced and subject to change if any corporate activity occurs or if any new information is received prior to release.

Capitalization Adjustments.  The Russell 2000 Index is a float-adjusted and market-capitalization weighted index.  The current Russell 2000 Index value is calculated by adding the market values of the Russell 2000 Index’s Russell 2000 Component Stocks, which are derived by multiplying the price of each stock by the number of available shares, to arrive at the total market capitalization of the 2,000 stocks.  The total market capitalization is then divided by a divisor, which represents the “adjusted” capitalization of the Russell 2000 Index on the base date of December 31, 1978.  To calculate the Russell 2000 Index, last sale prices will be used for exchange-traded stocks.  If a component stock is not open for trading, the most recently traded price for that security will be used in calculating the Russell 2000 Index.  In order to provide continuity for the Russell 2000 Index’s value, the divisor is adjusted periodically to reflect events including changes in the number of common shares outstanding for Russell 2000 Component Stocks, company additions or deletions, corporate restructurings and other capitalization changes.

Available shares are assumed to be shares available for trading.  Exclusion of capitalization held by other listed companies and large holdings of private investors (10% or more) is based on information recorded in corporate filings with the Securities and Exchange Commission.  Other sources are used in cases of missing or questionable data.

The following types of shares are considered unavailable and are removed from total market capitalization to arrive at free float or available market capitalization:

•	ESOP or LESOP shares that comprise 10% or more of the shares outstanding are adjusted;

•
Corporate cross-owned shares – shares held by another member of a Russell index (including Russell global indexes) are considered cross-owned shares, and all such shares will be adjusted regardless of percentage held;

•
Large private and corporate shares – large private and corporate holdings are defined as those shares held by an individual, a group of individuals acting together or a corporation not in the index that own 10% or more of the shares outstanding.  However, not to be included in this class are institutional holdings, which are:  investment companies, partnerships, insurance companies, mutual funds, banks or venture capital firms unless these firms have a direct relationship to the company, such as board representation, in which case they are considered strategic holdings and are included with the officers/directors group;

•	Unlisted share classes – classes of common stock that are not traded on a U.S. securities exchange;

•
Initial public offering lock-ups – shares locked-up during an initial public offering are not available to the public and will be excluded from the market value at the time the initial public offering enters the index; and

•	Government holdings:

•	Direct government holders – holdings listed as “government of” are considered unavailable and will be removed entirely from available shares;

•	Indirect government holders – shares held by government investment boards and/or investment arms will be treated similar to large private holdings and removed if the holding is greater than 10%; and

•	Government pensions – holdings by government pension plans are considered institutional holdings and will not be removed from available shares.

Corporate Actions Affecting the Russell 2000 Index.  The following summarizes the types of Russell 2000 Index maintenance adjustments and indicates whether or not an index adjustment is required:

•
“No Replacement” Rule – Securities that leave the Russell 2000 Index, between reconstitution dates, for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced.  Thus, the number of securities in the Russell 2000 Index over the past year will fluctuate according to corporate activity.

•
Rule for Deletions – When a stock is acquired, delisted, or moves to the pink sheets or bulletin boards on the floor of a U.S. securities exchange, the stock is deleted from the index at the close on the effective date or when the stock is no longer trading on the exchange.

•
When acquisitions or mergers take place within the Russell 2000 Index, the stock’s capitalization moves to the acquiring stock, hence, mergers have no effect on the index total capitalization.  Shares are updated for the acquiring stock at the time the transaction is final.

•
Rule for Additions – The only additions between reconstitution dates are as a result of spin-offs and initial public offerings.  Spin-off companies are added to the parent company’s index and capitalization tier of membership, if the spin-off is large enough.  To be eligible, the spun-off company’s total market capitalization must be greater than the market-adjusted total market capitalization of the smallest security in the Russell 3000E Index at the latest reconstitution.

Updates to Share Capital Affecting the Russell 2000 Index.  Each month, the Russell 2000 Index is updated for changes to shares outstanding as companies report changes in share capital to the Securities and Exchange Commission.  Effective April 30, 2002, only cumulative changes to shares outstanding greater than 5% will be reflected in the Russell 2000 Index.  This does not affect treatment of major corporate events, which are effective on the ex-date.

License Agreement between Russell Investments and Morgan Stanley.  Russell Investments and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the Russell 2000 Index, which is owned and published by Russell Investments, in connection with the securities.

The license agreement between Russell Investments and Morgan Stanley provides that the following language must be set forth in this index supplement:

The securities are not sponsored, endorsed, sold or promoted by Russell Investments.  Russell Investments makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the Russell 2000 Index to track general stock market performance or a segment of the same.  Russell Investments publication of the Russell 2000 Index in no way suggests or implies an opinion by Russell Investments as to the advisability of investment in any or all of the securities upon which the Russell 2000 Index is based.  Russell Investments’ only relationship to Morgan Stanley is the licensing of certain trademarks and trade names of Russell Investments and of the Russell 2000 Index, which is determined, composed and calculated by Russell Investments without regard to Morgan Stanley or the securities.  Russell Investments is not responsible for and has not reviewed the securities nor any associated literature or publications and Russell Investments makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise.  Russell Investments reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000 Index.  Russell Investments has no obligation or liability in connection with the administration, marketing or trading of the securities.

RUSSELL INVESTMENTS DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 2000 INDEX OR ANY DATA INCLUDED THEREIN AND RUSSELL INVESTMENTS SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.  RUSSELL INVESTMENTS MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, INVESTORS, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 2000 INDEX OR ANY DATA INCLUDED THEREIN.  RUSSELL INVESTMENTS MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 2000 INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL INVESTMENTS HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The “Russell 2000® Index” is a trademark of Russell Investments and has been licensed for use by Morgan Stanley.  The securities are not sponsored, endorsed, sold or promoted by Russell Investments and Russell Investments makes no representation regarding the advisability of investing in the securities.

Russell 2000® Growth Index

The Russell 2000® Growth Index is a sub-group of the Russell 2000 Index, which is an index calculated, published and disseminated by Russell Investments, and measures the composite price performance of stocks of 2,000 companies (the “Russell 2000 Component Stocks”) incorporated in the U.S. and its territories.  All 2,000 stocks are traded on a major U.S. exchange and are the 2,000 smallest securities that form the Russell 3000 Index.  The Russell 3000 Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market.  The Russell 2000 Index consists of the smallest 2,000 companies included in the Russell 3000 Index and represents a small portion of the total market capitalization of the Russell 3000 Index.  The Russell 2000 Index is designed to track the performance of the small capitalization segment of the U.S. equity market.

Selection of stocks underlying the Russell 2000 Growth Index. The Russell 2000 Growth Index is a sub-group of the Russell 2000 Index.  To be eligible for inclusion in the Russell 2000 Index, and, consequently, the Russell 2000 Growth

Index, a company’s stocks must be listed on the last trading day in May of a given year and Russell Investments must have access to documentation verifying the company’s eligibility for inclusion.  Beginning September 2004, eligible initial public offerings are added to Russell U.S.  Indices at the end of each calendar quarter, based on total market capitalization rankings within the market-adjusted capitalization breaks established during the most recent reconstitution.  To be added to any Russell U.S. index during a quarter outside of reconstitution, initial public offerings must meet additional eligibility criteria.

Only companies that are determined to be part of the U.S. equity market are eligible for inclusion in the Russell 2000 Growth Index.  All securities eligible for inclusion must trade on a major U.S. exchange. Bulletin board, pink sheet or over-the-counter traded securities are not eligible for inclusion.  Stocks must have a close price at or above $1.00 on their primary exchange or on another major U.S. exchange on the last trading day in May to be considered eligible for inclusion.  The following companies are specifically excluded from the Russell 2000 Growth Index: (i) companies with a total market capitalization less than $30 Million; (ii) companies with only a small portion of their shares available in the marketplace; (iii) royalty trusts, limited liability companies, closed-end investment companies (business development companies are eligible), blank check companies, special purpose acquisition companies and limited partnerships. In addition, preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants, rights and trust receipts are not eligible for inclusion.

Russell Investments uses a “non-linear probability” method to assign stocks to the growth and value style indices.  The term “probability” is used to indicate the degree of certainty that a stock is value or growth based on its relative book-to-price (B/P) ratio, I/B/E/S forecast medium-term growth (2 year) and sales per share historical growth (5 year).  This method allows stocks to be represented as having both growth and value characteristics, while preserving the additive nature of the indices.

The process for assigning growth and value weights is applied separately to the stocks in the Russell 2000 Index.  The stocks in the Russell 2000 Index  are ranked by their adjusted book-to-price ratio (B/P), their I/B/E/S forecast medium-term growth (2 year) and sales per share historical growth (5 year).  These rankings are converted to standardized units and combined to produce a Composite Value Score (CVS).  Stocks are then ranked by their CVS, and a probability algorithm is applied to the CVS distribution to assign growth and value weights to each stock.  In general, stocks with a lower CVS are considered growth, stocks with a higher CVS are considered value, and stocks with a CVS in the middle range are considered to have both growth and value characteristics, and are weighted proportionately in the growth and value index.  Stocks are always fully represented by the combination of their growth and value weights, e.g., a stock that is given a 20% weight in a Russell value index will have an 80% weight in the same Russell growth index.

Stock A, in the figure below, is a security with 20% of its available shares assigned to the value index and the remaining 80% assigned to the growth index.  The growth and value probabilities will always sum to 100%.  Hence, the sum of a stock’s market capitalization in the growth and value index will always equal its market capitalization in the Russell 2000 Index.

In the figure above, the quartile breaks are calculated such that approximately 25% of the available market capitalization lies in each quartile.  Stocks at the median are divided 50% in each style index.  Stocks below the first quartile are 100% in the growth index.  Stocks above the third quartile are 100% in the value index.  Stocks falling between the first and third quartile breaks are in both indices to varying degrees depending on how far they are above or below the median and how close they are to the first or third quartile breaks.

Roughly 70% of the available market capitalization is classified as all growth or all value.  The remaining 30% have some portion of their market value in either the value or growth index, depending on their relative distance from the median value score.  Note that there is a small position cutoff rule.  If a stock’s weight is more than 95% in one style index, its weight is increased to 100% in the index.  This rule eliminates many small weightings and makes passive management easier.

The Russell 2000 Growth Index, along with the Russell 2000 Index, is reconstituted annually to reflect changes in the marketplace.  The list of companies is ranked based on May 31 total market capitalization, with the actual reconstitution effective on the first trading day following the final Friday of June each year.  Changes in the constituents are preannounced and subject to change if any corporate activity occurs or if any new information is received prior to release.

Capitalization Adjustments.  The Russell 2000 Growth Index is a float-adjusted and market-capitalization weighted index.  The current Russell 2000 Growth Index value is calculated by adding the market values, according to the methodology discussed above, of the Russell 2000 Index’s Component Stocks, which are derived by multiplying the price of each stock by the number of available shares, to arrive at the total market capitalization of the 2,000 stocks.  The total market capitalization is then divided by a divisor, which represents the “adjusted” capitalization of the Russell 2000 Growth Index on the base date of May 31, 1993.  To calculate the Russell 2000 Growth Index, last sale prices will be used for exchange-traded stocks.  If a component stock is not open for trading, the most recently traded price for that security will be used in calculating the Russell 2000 Growth Index.  In order to provide continuity for the Russell 2000 Growth Index’s value, the divisor is adjusted periodically to reflect events including changes in the number of common shares outstanding for Russell 2000 Component Stocks, company additions or deletions, corporate restructurings and other capitalization changes.

Available shares are assumed to be shares available for trading.  Exclusion of capitalization held by other listed companies and large holdings of private investors (10% or more) is based on information recorded in corporate filings with the Securities and Exchange Commission.  Other sources are used in cases of missing or questionable data.

The following types of shares are considered unavailable and are removed from total market capitalization to arrive at free float or available market capitalization:

•	ESOP or LESOP shares that comprise 10% or more of the shares outstanding are adjusted;

•
Corporate cross-owned shares – shares held by another member of a Russell index (including Russell global indexes) are considered cross-owned shares, and all such shares will be adjusted regardless of percentage held;

•
Large private and corporate shares – large private and corporate holdings are defined as those shares held by an individual, a group of individuals acting together or a corporation not in the index that own 10% or more of the shares outstanding.  However, not to be included in this class are institutional holdings, which are:  investment companies, partnerships, insurance companies, mutual funds, banks or venture capital firms unless these firms have a direct relationship to the company, such as board representation, in which case they are considered strategic holdings and are included with the officers/directors group;

•	Unlisted share classes – classes of common stock that are not traded on a U.S. securities exchange;

•
Initial public offering lock-ups – shares locked-up during an initial public offering are not available to the public and will be excluded from the market value at the time the initial public offering enters the index; and

•	Government holdings:

•	Direct government holders – holdings listed as “government of” are considered unavailable and will be removed entirely from available shares;

•	Indirect government holders – shares held by government investment boards and/or investment arms will be treated similar to large private holdings and removed if the holding is greater than 10%; and

•	Government pensions – holdings by government pension plans are considered institutional holdings and will not be removed from available shares.

Corporate Actions Affecting the Russell 2000 Growth Index.  The following summarizes the types of Russell 2000 Growth Index maintenance adjustments and indicates whether or not an index adjustment is required:

•
“No Replacement” Rule – Securities that leave the Russell 2000 Growth Index, between reconstitution dates, for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced.  Thus, the number of securities in the Russell 2000 Growth Index over the past year will fluctuate according to corporate activity.

•
Rule for Deletions – When a stock is acquired, delisted, or moves to the pink sheets or bulletin boards on the floor of a U.S. securities exchange, the stock is deleted from the index at the close on the effective date or when the stock is no longer trading on the exchange.

•
When acquisitions or mergers take place within the Russell 2000 Growth Index, the stock’s capitalization moves to the acquiring stock, hence, mergers have no effect on the index total capitalization.  Shares are updated for the acquiring stock at the time the transaction is final.

•
Rule for Additions – The only additions between reconstitution dates are as a result of spin-offs and initial public offerings.  Spin-off companies are added to the parent company’s index and capitalization tier of membership, if the spin-off is large enough.  To be eligible, the spun-off company’s total market capitalization must be greater than the market-adjusted total market capitalization of the smallest security in the Russell 3000E Index at the latest reconstitution.

Updates to Share Capital Affecting the Russell 2000 Growth Index.  Each month, the Russell 2000 Growth Index is updated for changes to shares outstanding as companies report changes in share capital to the Securities and Exchange Commission.  Effective April 30, 2002, only cumulative changes to shares outstanding greater than 5% will be reflected in the Russell 2000 Growth Index.  This does not affect treatment of major corporate events, which are effective on the ex-date.

License Agreement between Russell Investments and Morgan Stanley.  Russell Investments and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the Russell 2000 Growth Index, which is owned and published by Russell Investments, in connection with the securities.

The license agreement between Russell Investments and Morgan Stanley provides that the following language must be set forth in this index supplement:

The securities are not sponsored, endorsed, sold or promoted by Russell Investments.  Russell Investments makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the Russell 2000 Growth Index to track general stock market performance or a segment of the same.  Russell Investments’ publication of the Russell 2000 Growth Index in no way suggests or implies an opinion by Russell Investments as to the advisability of investment in any or all of the securities upon which the Russell 2000 Growth Index is based.  Russell Investments’ only relationship to Morgan Stanley is the licensing of certain trademarks and trade names of Russell Investments and of the Russell 2000 Growth Index, which is determined, composed and calculated by Russell Investments without regard to Morgan Stanley or the securities.  Russell Investments is not responsible for and has not reviewed the securities nor any associated literature or publications and Russell Investments makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise.  Russell Investments reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000 Growth Index.  Russell Investments has no obligation or liability in connection with the administration, marketing or trading of the securities.

RUSSELL INVESTMENTS DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 2000 GROWTH INDEX OR ANY DATA INCLUDED THEREIN AND RUSSELL INVESTMENTS SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.  RUSSELL INVESTMENTS MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, INVESTORS, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 2000 GROWTH INDEX OR ANY DATA INCLUDED THEREIN.  RUSSELL INVESTMENTS MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 2000 GROWTH INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL INVESTMENTS HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The “Russell 2000® Index” is a trademark of Russell Investments and has been licensed for use by Morgan Stanley.  The securities are not sponsored, endorsed, sold or promoted by Russell Investments and Russell Investments makes no representation regarding the advisability of investing in the securities.

Russell 2000® Value Index

The Russell 2000® Value Index is a sub-group of the Russell 2000 Index, which is an index calculated, published and disseminated by Russell Investments, a subsidiary of Russell Investment Group, and measures the composite price performance of stocks of 2,000 companies (the “Russell 2000 Component Stocks”) incorporated in the U.S. and its territories.  All 2,000 stocks are traded on a major U.S. exchange are the 2,000 smallest securities that form the Russell 3000® Index.  The Russell 3000 Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market.  The Russell 2000 Index consists of the smallest 2,000 companies included in the Russell 3000 Index and represents a small portion of the total market capitalization of the Russell 3000 Index.  The Russell 2000 Index is designed to track the performance of the small- capitalization segment of the U.S. equity market.

Selection of stocks underlying the Russell 2000 Value Index. The Russell 2000 Value Index is a sub-group of the Russell 2000 Index.  To be eligible for inclusion in the Russell 2000 Index, and, consequently, the Russell 2000 Value Index, a company’s stocks must be listed on May 31 of a given year and Russell Investments must have access to documentation verifying the company’s eligibility for inclusion.  Beginning September 2004, eligible initial public offerings are added to Russell U.S. Indexes at the end of each calendar quarter, based on total market capitalization rankings within the market-adjusted capitalization breaks established during the most recent reconstitution.  To be added to any Russell U.S. index during a quarter outside of reconstitution, initial public offerings must meet additional eligibility criteria.

Only companies that are determined to be part of the U.S. equity market are eligible for inclusion in the Russell 2000 Value Index.  All securities eligible for inclusion must trade on a major U.S. exchange. Bulletin board, pink sheet or over-the-counter traded securities are not eligible for inclusion.  Stocks must have a close price at or above $1.00 on their primary exchange or on another major U.S. exchange on the last trading day in May to be considered eligible for inclusion.  The following companies are specifically excluded from the Russell 2000 Value Index: (i) companies with a total market capitalization less than $30 Million; (ii) companies with only a small portion of their shares available in the marketplace (iii) royalty trusts, limited liability companies, closed-end investment companies and limited partnerships preferred and convertible preferred stock. In addition, redeemable shares, participating preferred stock, warrants, rights and trust receipts are not eligible for inclusion.

Russell Investments uses a “non-linear probability” method to assign stocks to the growth and value style indices.  The term “probability” is used to indicate the degree of certainty that a stock is value or growth based on its relative book-to-price (B/P) ratio, I/B/E/S forecast medium-term growth (2 year) and sales per share historical growth (5 year).  This method allows stocks to be represented as having both growth and value characteristics, while preserving the additive nature of the indices.

The process for assigning growth and value weights is applied separately to the stocks in the Russell 2000 Index.  The stocks in the Russell 2000 Index  are ranked by their adjusted book-to-price ratio (B/P), their I/B/E/S forecast medium-term growth (2 year) and sales per share historical growth (5 year).  These rankings are converted to standardized units and combined to produce a Composite Value Score (CVS).  Stocks are then ranked by their CVS, and a probability algorithm is applied to the CVS distribution to assign growth and value weights to each stock.  In general, stocks with a lower CVS are considered growth, stocks with a higher CVS are considered value, and stocks with a CVS in the middle range are considered to have both growth and value characteristics, and are weighted proportionately in the growth and value index.  Stocks are always fully represented by the combination of their growth and value weights, e.g., a stock that is given a 20% weight in a Russell value index will have an 80% weight in the same Russell growth index.

Stock A, in the figure below, is a security with 20% of its available shares assigned to the value index and the remaining 80% assigned to the growth index.  The growth and value probabilities will always sum to 100%.  Hence, the sum of a stock’s market capitalization in the growth and value index will always equal its market capitalization in the Russell 2000 Index.

In the figure above, the quartile breaks are calculated such that approximately 25% of the available market capitalization lies in each quartile.  Stocks at the median are divided 50% in each style index.  Stocks below the first quartile are 100% in the growth index.  Stocks above the third quartile are 100% in the value index.  Stocks falling between the first and third quartile breaks are in both indexes to varying degrees depending on how far they are above or below the median and how close they are to the first or third quartile breaks.

Roughly 70% of the available market capitalization is classified as all growth or all value.  The remaining 30% have some portion of their market value in either the value or growth index, depending on their relative distance from the median value score.  Note that there is a small position cutoff rule.  If a stock’s weight is more than 95% in one style index, its weight is increased to 100% in the index.  This rule eliminates many small weightings and makes passive management easier.

The Russell 2000 Value Index, along with the Russell 2000 Index, is reconstituted annually to reflect changes in the marketplace.  The CVS for each company in the Russell 2000 Index is determined annually based on data as of May 31.  The list of companies is ranked based on May 31 total market capitalization, with the actual reconstitution effective on the first trading day following the final Friday of June each year.  Changes in the constituents are preannounced and subject to change if any corporate activity occurs or if any new information is received prior to release.

Capitalization Adjustments.  As a capitalization-weighted index, the Russell 2000 Value Index reflects changes in the capitalization, or market value, of the Russell 2000 Component Stocks relative to the capitalization on a base date.  The current Russell 2000 Value Index value is calculated by adding the market values, according to the methodology discussed above, of the Russell 2000 Index’s Component Stocks, which are derived by multiplying the price of each stock by the number of available shares, to arrive at the total market capitalization of the 2,000 stocks.  The total market capitalization is then divided by a divisor, which represents the “adjusted” capitalization of the Russell 2000 Value Index on the base date of December 31, 1986.  To calculate the Russell 2000 Value Index, last sale prices will be used for exchange-traded stocks.  If a component stock is not open for trading, the most recently traded price for that security will be used in calculating the Russell 2000 Value Index.  In order to provide continuity for the Russell 2000 Value Index’s value, the divisor is adjusted periodically to reflect events including changes in the number of common shares outstanding for Russell 2000 Component Stocks, company additions or deletions, corporate restructurings and other capitalization changes.

Available shares are assumed to be shares available for trading.  Exclusion of capitalization held by other listed companies and large holdings of private investors (10% or more) is based on information recorded in corporate filings with the Securities and Exchange Commission.  Other sources are used in cases of missing or questionable data.

The following types of shares are considered unavailable and are removed from total market capitalization to arrive at free float or available market capitalization:

•	ESOP or LESOP shares that comprise 10% or more of the shares outstanding are adjusted;

•
Corporate cross-owned shares – shares held by another member of a Russell index (including Russell global indexes) are considered cross-owned shares, and all such shares will be adjusted regardless of percentage held;

•
Large private and corporate shares – large private and corporate holdings are defined as those shares held by an individual, a group of individuals acting together or a corporation not in the index that own 10% or more of the shares outstanding.  However, not to be included in this class are institutional holdings, which are:  investment companies, partnerships, insurance companies, mutual funds, banks or venture capital firms unless these firms have a direct relationship to the company, such as board representation, in which case they are considered strategic holdings and are included with the officers/directors group;

•	Unlisted share classes – classes of common stock that are not traded on a U.S. securities exchange;

•
Initial public offering lock-ups – shares locked-up during an initial public offering are not available to the public and will be excluded from the market value at the time the initial public offering enters the index; and

•	Government holdings:

•	Direct government holders – holdings listed as “government of” are considered unavailable and will be removed entirely from available shares;

•	Indirect government holders – shares held by government investment boards and/or investment arms will be treated similar to large private holdings and removed if the holding is greater than 10%; and

•	Government pensions – holdings by government pension plans are considered institutional holdings and will not be removed from available shares.

Corporate Actions Affecting the Russell 2000 Value Index.  The following summarizes the types of Russell 2000 Value Index maintenance adjustments and indicates whether or not an index adjustment is required:

•
“No Replacement” Rule – Securities that leave the Russell 2000 Value Index, between reconstitution dates, for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced.  Thus, the number of securities in the Russell 2000 Value Index over the past year will fluctuate according to corporate activity.

•
Rule for Deletions – When a stock is acquired, delisted, or moves to the pink sheets or bulletin boards on the floor of a U.S. securities exchange, the stock is deleted from the index at the close on the effective date or when the stock is no longer trading on the exchange.

•
When acquisitions or mergers take place within the Russell 2000 Value Index, the stock’s capitalization moves to the acquiring stock, hence, mergers have no effect on the index total capitalization.  Shares are updated for the acquiring stock at the time the transaction is final.

•
Rule for Additions – The only additions between reconstitution dates are as a result of spin-offs and initial public offerings.  Spin-off companies are added to the parent company’s index and capitalization tier of membership, if the spin-off is large enough.  To be eligible, the spun-off company’s total market capitalization must be greater than the market-adjusted total market capitalization of the smallest security in the Russell 3000E Index at the latest reconstitution.

Updates to Share Capital Affecting the Russell 2000 Value Index.  Each month, the Russell 2000 Value Index is updated for changes to shares outstanding as companies report changes in share capital to the Securities and Exchange Commission.  Effective April 30, 2002, only cumulative changes to shares outstanding greater than 5% will be reflected in the Russell 2000 Value Index.  This does not affect treatment of major corporate events, which are effective on the ex-date.

License Agreement between Russell Investments and Morgan Stanley.  Russell Investments and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the Russell 2000 Value Index, which is owned and published by Russell Investments, in connection with the securities.

The license agreement between Russell Investments and Morgan Stanley provides that the following language must be set forth in this index supplement:

The securities are not sponsored, endorsed, sold or promoted by Russell Investments.  Russell Investments makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the Russell 2000 Value Index to track general stock market performance or a segment of the same.  Russell Investments’ publication of the Russell 2000 Value Index in no way suggests or implies an opinion by Russell Investments as to the advisability of investment in any or all of the securities upon which the Russell 2000 Value Index is based.  Russell Investments’ only relationship to Morgan

Stanley is the licensing of certain trademarks and trade names of Russell Investments and of the Russell 2000 Value Index, which is determined, composed and calculated by Russell Investments without regard to Morgan Stanley or the securities.  Russell Investments is not responsible for and has not reviewed the securities nor any associated literature or publications and Russell Investments makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise.  Russell Investments reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000 Value Index.  Russell Investments has no obligation or liability in connection with the administration, marketing or trading of the securities.

RUSSELL INVESTMENTS DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 2000 VALUE INDEX OR ANY DATA INCLUDED THEREIN AND RUSSELL INVESTMENTS SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.  RUSSELL INVESTMENTS MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, INVESTORS, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 2000 VALUE INDEX OR ANY DATA INCLUDED THEREIN.  RUSSELL INVESTMENTS MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 2000 VALUE INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL INVESTMENTS HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The “Russell 2000® Index” is a trademark of Russell Investments and has been licensed for use by Morgan Stanley.  The securities are not sponsored, endorsed, sold or promoted by Russell Investments and Russell Investments makes no representation regarding the advisability of investing in the securities.

S&P 500® Index

The S&P 500® Index is calculated, maintained and published by Standard & Poor’s Financial Services LLC (“S&P”).

On November 4, 2011, McGraw-Hill, the owner of the S&P Indices business, and CME Group, the 90% owner of the CME Group and Dow Jones & Company, Inc. joint venture that owns the Dow Jones Indexes business, announced a new joint venture, S&P/Dow Jones Indices, which will own the S&P Indices business and the Dow Jones Indexes business, including the S&P 500 Index.  McGraw-Hill and CME Group expect S&P/Dow Jones Indices to be operational in the first half of 2012, subject to regulatory approval and other conditions.

The S&P 500 Index is intended to provide a performance benchmark for the U.S. equity markets.  The calculation of the value of the S&P 500 Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 500 companies (the “S&P 500 Component Stocks”) as of a particular time as compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943.  The “Market Value” of any S&P 500 Component Stock is the product of the market price per share and the number of the then outstanding shares of such S&P 500 Component Stock.  The 500 companies are not the 500 largest companies listed on the New York Stock Exchange and not all 500 companies are listed on such exchange.  S&P chooses companies for inclusion in the S&P 500 Index with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market.  S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500 Index to achieve the objectives stated above.  Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely-held and the Market Value and trading activity of the common stock of that company.

The S&P 500 Index and S&P’s other U.S. indices moved to a float adjustment methodology in 2005 so that the indices reflect only those shares that are generally available to investors in the market rather than all of a company’s outstanding shares.  S&P defines three groups of shareholders whose holdings are presumed to be for control and are subject to float adjustment. Within each group, the holdings are totaled. In cases where holdings in a group exceed 10% of the outstanding shares of a company, the holdings of that group will be excluded from the float-adjusted count of shares to be used in index calculations. The three groups are:

•	Holdings by other publicly traded corporations, venture capital firms, private equity firms, strategic partners or leveraged buy-out groups;

•	Holdings by government entities, including all levels of government in the United States or foreign countries; and

•
Holdings by current or former officers and directors of the company, founders of the company, or family trusts of officers, directors or founders and holdings of trusts, foundations, pension funds, employee stock ownership plans or other investment vehicles associated with and controlled by the company.

The S&P 500 Index is calculated using a base-weighted aggregate methodology: the level of the S&P 500 Index reflects the total Market Value of all 500 S&P 500 Component Stocks relative to the S&P 500 Index’s base period of 1941-43 (the “Base Period”).

An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

The actual total Market Value of the S&P 500 Component Stocks during the Base Period has been set equal to an indexed value of 10.  This is often indicated by the notation 1941-43=10.  In practice, the daily calculation of the S&P 500 Index is computed by dividing the total Market Value of the S&P 500 Component Stocks by a number called the “S&P 500 Index Divisor.”  By itself, the S&P 500 Index Divisor is an arbitrary number.  However, in the context of the calculation of the S&P 500 Index, it is the only link to the original base period value of the S&P 500 Index.  The S&P 500 Index Divisor keeps the S&P 500 Index comparable over time and is the manipulation point for all adjustments to the S&P 500 Index (“S&P 500 Index Maintenance”).

S&P 500 Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spinoffs.

To prevent the value of the S&P 500 Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P 500 Index require a S&P 500 Index Divisor adjustment.  By adjusting the S&P 500 Index Divisor for the change in total Market Value, the value of the S&P 500 Index remains constant.  This helps maintain the value of the S&P 500 Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 500 Index does not reflect the corporate actions of individual companies in the S&P 500 Index.  All S&P 500 Index Divisor adjustments are made after the close of trading and after the calculation of the closing value of the S&P 500 Index.  Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 500 Index and do not require S&P 500 Index Divisor adjustments.

The table below summarizes the types of S&P 500 Index maintenance adjustments and indicates whether or not a S&P 500 Index Divisor adjustment is required:

Type of Corporate Action	Comment	Divisor Adjustment Required
Company Added/Deleted	Net change in market value determines the divisor adjustment	Yes
Change in Shares Outstanding	Any combination of secondary issuance, share repurchase or buy back – share counts revised to reflect change.	Yes
Stock Split	Share count revised to reflect new count. Divisor adjustment is not required since the share count and price changes are offsetting.	No
Spin-off	If the spun-off company is not being added to the index, the divisor adjustment reflects the decline in index market value (i.e., the value of the spun-off unit).	Yes
Spin-off	Spun-off company added to the index, no company removed from the index.	No
Spin-off	Spun-off company added to the index, another company removed to keep number of names fixed. Divisor adjustment reflects deletion.	Yes
Change in Investable Weight Factor (“IWF”)	Increasing (decreasing) the IWF increases (decreases) the total market value of the index. The divisor change reflects the change in market value caused by the change to an IWF.	Yes
Special Dividends	When a company pays a special dividend the share price is assumed to drop by the amount of the dividend; the divisor adjustment reflects this drop in index market value.	Yes

Rights Offering
Each shareholder receives the right to buy a proportional number of additional shares at a set (often discounted) price. The calculation assumes that the offering is fully subscribed. Divisor adjustment reflects increase in market cap measured as the shares issued multiplied by the price paid.
Yes

Stock splits and stock dividends do not affect the S&P 500 Index Divisor of the S&P 500 Index, because following a split or dividend both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the S&P 500 Component Stock.  Corporate actions (such as stock splits, stock dividends, spin-offs and rights offerings) are implemented after the close of trading on the day prior to the ex-date. Share changes resulting from exchange offers are made on the ex-date.

Each of the corporate events exemplified in the table requiring an adjustment to the S&P 500 Index Divisor has the effect of altering the Market Value of the S&P 500 Component Stock and consequently of altering the aggregate Market Value of the S&P 500 Component Stocks (the “Post-Event Aggregate Market Value”).  In order that the level of the S&P 500 Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected S&P 500 Component Stock, a new S&P 500 Index Divisor (“New S&P 500 Divisor”) is derived as follows:

Post-Event Aggregate Market Value	=	Pre-Event Index Value
New S&P 500 Divisor

New S&P 500 Divisor	=	Post-Event Aggregate Market Value
Pre-Event Index Value

A large part of the S&P 500 Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P 500 Index companies. Changes in a company’s total shares outstanding of 5% or more due to public offerings, tender offers, Dutch auctions or exchange offers are made as soon as reasonably possible. Other changes of 5% or more are made weekly, and are announced on Wednesdays for implementation after the close of trading the following Wednesday (one week later). All other changes of less than 5% are accumulated and made quarterly on the third Friday of March, June, September, and December when the share totals of companies in the S&P 500 Index are updated as required by any changes in the number of shares outstanding.  After the totals are updated, the S&P 500 Index Divisor is adjusted to compensate for the net change in the total Market Value of the S&P 500 Index.

License Agreement between S&P and Morgan Stanley.  S&P and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the S&P 500 Index, which is owned and published by S&P, in connection with the securities.

The license agreement between S&P and Morgan Stanley provides that the following language must be set forth in this index supplement:

The securities are not sponsored, endorsed, sold or promoted by S&P.  S&P makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the S&P 500 Index to track general stock market performance.  S&P’s only relationship to us is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index, which is determined, composed and calculated by S&P without regard to us or the securities.  S&P has no obligation to take our needs or the needs of the owners of the securities into consideration in determining, composing or calculating the S&P 500 Index.  S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash.  S&P has no obligation or liability in connection with the administration, marketing or trading of the securities.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN.  S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED UNDER THE LICENSE AGREEMENT DESCRIBED HEREIN OR FOR ANY OTHER USE.  S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT

SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of Standard and Poor’s Financial Services LLC and have been licensed for use by Morgan Stanley.

Consumer Discretionary Select Sector Index

The Consumer Discretionary Select Sector Index, which is one of the nine Select Sector sub-indices of the S&P 500 Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the consumer discretionary sector of the S&P 500 Index.  As of June 30, 2011, the Consumer Discretionary Select Sector Index included 79 component stocks in industries such as retail (specialty, multi-line, internet and catalog); media; hotels, restaurants & leisure; household durables; textiles, apparel & luxury goods; automobiles, auto components and distributors; leisure equipment & products; and diversified consumer services.  As of June 30, 2011, the Consumer Discretionary Select Sector Index represented approximately 10.65% of the S&P 500 Index based on the market capitalization of the stocks.

Consumer Staples Select Sector Index

The Consumer Staples Select Sector Index, which is one of the nine Select Sector sub-indices of the S&P 500 Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the consumer staples sector of the S&P 500 Index.  As of June 30, 2011, the Consumer Staples Select Sector Index included 41 component stocks in industries such as food & staples retailing; household products; food products; beverages; tobacco; and personal products.  As of June 30, 2011, the Consumer Staples Select Sector Index represented approximately 10.64% of the S&P 500 Index based on the market capitalization of the stocks.

Energy Select Sector Index

The Energy Select Sector Index, which is one of the nine Select Sector sub-indices of the S&P 500 Index, is intended to track the movements of companies that are components of the S&P 500® Index and are involved in the development or production of energy products.  As of June 30, 2011, the Energy Select Sector Index 41 component stocks in industries such as oil, gas & consumable fuels and energy equipment & services.  The Energy Select Sector Index was established with a value of 250.00 on June 30, 1998.  As of June 30, 2011, the Energy Select Sector Index represented approximately 12.68% of the S&P 500 Index based on the market capitalization of the stocks.

Financial Select Sector Index

The Financial Select Sector Index, which is one of the nine Select Sector sub-indices of the S&P 500 Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the financial sector of the S&P 500 Index.  As of June 30, 2011, the Financial Services Sector Index included 82 component stocks in the following industries: diversified financial services, insurance, commercial banks, capital markets, real estate investment trusts (“REITs”), thrift & mortgage finance, consumer finance and real estate management & development.  As of June 30, 2011, the Financial Select Sector Index represented approximately 15.13% of the S&P 500 Index based on the market capitalization of the stocks.

Healthcare Select Sector Index

The Healthcare Select Sector Index, which is one of the nine Select Sector sub-indices of the S&P 500 Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the healthcare sector of the S&P 500 Index.  As of June 30, 2011, the Healthcare Select Sector Index included 52 component stocks in the following industries: pharmaceuticals; health care providers & services; health care equipment & supplies; biotechnology; life sciences tools & services; and health care technology.  As of June 30, 2011, the Healthcare Select Sector Index represented approximately 11.71% of the S&P 500 Index based on market capitalization of the stocks.

The stocks included in each Select Sector Index, including the Consumer Staples Select Sector Index, the Consumer Discretionary Select Sector Index, the Energy Select Sector Index and the Financial Select Sector Index, are selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) acting as Index Compilation Agent in consultation with S&P.  S&P acts as “Index Calculation Agent” in connection with the calculation and dissemination of each Select Sector Index.

Each stock in the S&P 500 Index is allocated to only one Select Sector Index, and the nine Select Sector Indices (listed below) together comprise all of the companies in the S&P 500 Index.

Select Sector Index
The Consumer Discretionary Select Sector Index
The Consumer Staples Select Sector Index
The Energy Select Sector Index
The Financial Select Sector Index
The Health Care Select Sector Index
The Industrial Select Sector Index
The Materials Select Sector Index
The Technology Select Sector Index
The Utilities Select Sector Index

Each Select Sector Index was developed and is maintained in accordance with the following criteria:

•	Each of the component stocks in a Select Sector Index (the “Component Stocks”) is a constituent company of the S&P 500 Index.

•
The nine Select Sector Indices together will include all of the companies represented in the S&P 500 Index and each of the stocks in the S&P 500 Index will be allocated to one and only one of the Select Sector Indices.

•
Merrill Lynch, acting as the Index Compilation Agent, assigns each constituent stock of the S&P 500 Index to a Select Sector Index.  The Index Compilation Agent, after consultation with S&P, assigns a company’s stock to a particular Select Sector Index on the basis of such company’s sales and earnings composition and the sensitivity of the company’s stock price and business results to the common factors that affect other companies in each Select Sector Index.  S&P has sole control over the removal of stocks from the S&P 500 Index and the selection of replacement stocks to be added to the S&P 500 Index.  However, S&P plays only a consulting role in the Select Sector Index assignment of the S&P 500 Index component stocks, which is the sole responsibility of the Index Compilation Agent.

•
Each Select Sector Index is weighted based on the market capitalization of each of the Component Stocks, subject to the following asset diversification requirements: (i) the market capitalization-based weighted value of any single Component Stock measured on the last day of a calendar quarter may not exceed 24.99% of the total value of its respective Select Sector Index; and (ii) with respect to 50% of the total value of the Select Sector Index, the market capitalization-based weighted value of the Component Stocks must be diversified so that no single Component Stock measured on the last day of a calendar quarter represents more than 4.99% of the total value of its respective Select Sector Index.

Each Select Sector Index is calculated using the same methodology utilized by S&P in calculating the S&P 500 Index, using a base-weighted aggregate methodology.  See “—S&P 500 Index” above.  The daily calculation of each Select Sector Index is computed by dividing the total market value of the companies in the Select Sector Index by a number called the index divisor.

The Index Compilation Agent at any time may determine that a Component Stock which has been assigned to one Select Sector Index has undergone such a transformation in the composition of its business that it should be removed from that Select Sector Index and assigned to a different Select Sector Index.  In the event that the Index Compilation Agent notifies S&P that a Component Stock’s Select Sector Index assignment should be changed, the S&P will disseminate notice of the change following its standard procedure for announcing index changes and will implement the change in the affected Select Sector Indices on a date no less than one week after the initial dissemination of information on the sector change to the maximum extent practicable.  It is not anticipated that Component Stocks will change sectors frequently.

Component Stocks removed from and added to the S&P 500 Index will be deleted from and added to the appropriate Select Sector Index on the same schedule used by S&P for additions and deletions from the S&P 500 Index insofar as practicable.

License Agreement between S&P and Morgan Stanley.  S&P and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies of the right to use the Select Sector Indices, which is owned by S&P, in connection with the securities.

The license agreement between S&P and Morgan Stanley provides that the following language must be set forth in this index supplement:

The securities are not sponsored, endorsed, sold or promoted by S&P.  S&P makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the Select Sector Indices to track general stock market performance.  S&P’s only relationship to us is the licensing of the Select Sector Indices to us, which is determined, composed and calculated by S&P without regard to us or the securities.  S&P has no obligation to take our needs or the needs of the owners of the securities into consideration in determining, composing or calculating the Select Sector Indices.  S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash.  S&P has no obligation or liability in connection with the administration, marketing or trading of the securities.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE SELECT SECTOR INDICES OR ANY DATA INCLUDED THEREIN.  S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE SELECT SECTOR INDICES OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED UNDER THE LICENSE AGREEMENT DESCRIBED HEREIN OR FOR ANY OTHER USE.  S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE SELECT SECTOR INDICES OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

S&P 500® Growth Index

The S&P® 500 Growth Index is a subset of the S&P® 500 Index, is published by S&P and is an unmanaged float adjusted market capitalization weighted index comprised of stocks representing approximately half the market capitalization of the S&P® 500 Index that have been identified as being on the “growth” end of the growth-value spectrum.

On November 4, 2011, McGraw-Hill, the owner of the S&P Indices business, and CME Group, the 90% owner of the CME Group and Dow Jones & Company, Inc. joint venture that owns the Dow Jones Indexes business, announced a new joint venture, S&P/Dow Jones Indices, which will own the S&P Indices business and the Dow Jones Indexes business, including the S&P 500 Growth Index.  McGraw-Hill and CME Group expect S&P/Dow Jones Indices to be operational in the first half of 2012, subject to regulatory approval and other conditions.

Methodology.  The S&P 500 Growth Index is one of the S&P Style Indices. The S&P Style Indices methodology was developed to measure growth and value characteristics based on six different growth and value factors, while reflecting the fact that some companies exhibit neither strong growth nor value attributes.

S&P measures growth and value of each of the companies included in the S&P 500 Index across three growth factors and three value factors. The growth factors include three-year change in earnings per share over price per share, three year sales per share growth rate and momentum (12-month percent price change). The value factors include book value to price ratio, earnings to price ratio and sales to price ratio.  After standardizing the factor scores, each company is assigned a growth score and a value score by averaging its individual growth and value factor scores, respectively.  All 500 companies are then ranked twice, once by growth and once by value.  These companies are sorted in ascending order of the ratio of each company’s growth rank divided by its value rank.  Companies in the top 33% of this list as measured by weight in the S&P 500 Index have all of their market capitalization assigned to the S&P 500 Growth Index.  Companies in the bottom 33% of this list as measured by weight in the S&P 500 Index have all of their market capitalization assigned to the S&P 500 Value Index.  Companies in the middle 34% of this list have their market capitalization distributed between the growth and value style indices according to the deviation of their growth and value score from the average score in each of the two groups.  This methodology results in some companies being members of both the growth and value indices, but because the market capitalization of these companies is split between the two indices, the summed total capitalization of the growth and value indices equals the total capitalization of the parent index, the S&P 500 Index.  Growth scores and value scores are reviewed and indices are rebalanced once a year on the third Friday of December.  The S&P 500 Growth Index is calculated following S&P’s market capitalization-weighted, divisor-based index methodology.  For more information on the S&P 500 Index, see “—S&P 500 Index” above.

License Agreement between S&P and Morgan Stanley.  “Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of Standard and Poor’s Financial Services LLC and have been licensed for use by Morgan Stanley.

S&P 500® Value Index

The S&P® 500 Value Index is a subset of the S&P® 500 Index, is published by S&P and is an unmanaged float adjusted market capitalization weighted index comprised of stocks representing approximately half the market capitalization of the S&P® 500 Index that have been identified as being on the “value” end of the growth-value spectrum.

On November 4, 2011, McGraw-Hill, the owner of the S&P Indices business, and CME Group, the 90% owner of the CME Group and Dow Jones & Company, Inc. joint venture that owns the Dow Jones Indexes business, announced a new joint venture, S&P/Dow Jones Indices, which will own the S&P Indices business and the Dow Jones Indexes business, including the S&P 500 Value Index.  McGraw-Hill and CME Group expect S&P/Dow Jones Indices to be operational in the first half of 2012, subject to regulatory approval and other conditions.

Methodology. The S&P 500 Value Index is one of the S&P Style Indices. The S&P Style Indices methodology was developed to measure growth and value characteristics based on six different growth and value factors, while reflecting the fact that some companies exhibit neither strong growth nor value attributes.

S&P measures growth and value of each of the companies included in the S&P 500 Index across three growth factors and three value factors. The growth factors include three-year change in earnings per share over price per share, three year sales per share growth rate and momentum (12-month percent price change). The value factors include book value to price ratio, earnings to price ratio and sales to price ratio.  After standardizing the factor scores, each company is assigned a growth score and a value score by averaging its individual growth and value factor scores, respectively.  All 500 companies are then ranked twice, once by growth and once by value.  These companies are sorted in ascending order of the ratio of each company’s growth rank divided by its value rank.  Companies in the top 33% of this list as measured by weight in the S&P 500 Index have all of their market capitalization assigned to the S&P 500 Growth Index.  Companies in the bottom 33% of this list as measured by weight in the S&P 500 Index have all of their market capitalization assigned to the S&P 500 Value Index.  Companies in the middle 34% of this list have their market capitalization distributed between the growth and value style indices according to the deviation of their growth and value score from the average score in each of the two groups.  This methodology results in some companies being members of both the growth and value indices, but because the market capitalization of these companies is split between the two indices, the summed total capitalization of the growth and value indices equals the total capitalization of the parent index, the S&P 500 Index.  Growth scores and value scores are reviewed and indices are rebalanced once a year on the third Friday of December.  The S&P 500 Growth Index is calculated following S&P’s market capitalization-weighted, divisor-based index methodology.  For more information on the S&P 500 Index, see “—S&P 500 Index” above.

License Agreement between S&P and Morgan Stanley.  “Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of Standard and Poor’s Financial Services LLC and have been licensed for use by Morgan Stanley.

S&P 100® Index

The S&P 100® Index is calculated, maintained and published by S&P.

On November 4, 2011, McGraw-Hill, the owner of the S&P Indices business, and CME Group, the 90% owner of the CME Group and Dow Jones & Company, Inc. joint venture that owns the Dow Jones Indexes business, announced a new joint venture, S&P/Dow Jones Indices, which will own the S&P Indices business and the Dow Jones Indexes business, including the S&P 100 Index.  McGraw-Hill and CME Group expect S&P/Dow Jones Indices to be operational in the first half of 2012, subject to regulatory approval and other conditions.

The S&P 100 Index is a subset of the S&P 500 Index and comprises 100 leading U.S. stocks with exchange-listed options.  Constituents of the S&P 100  Index are selected for sector balance.  The calculation of the value of the S&P 100 Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 100 companies (the “S&P 100 Component Stocks”) as of a particular time as compared to the aggregate average Market Value of the common stocks of 100 similar companies during the base period.  The “Market Value” of any S&P 100 Component Stock is the product of the market price per share and the number of the then outstanding shares of such S&P 100 Component Stock.

The S&P 100 Index was originally developed by the Chicago Board Options Exchange (CBOE), which later transferred the S&P 100 Index to S&P for management.  S&P’s U.S. Index Committee, which oversees the S&P 500 Index and other

S&P equity indices, maintains the S&P 100 Index.  Because the S&P 100 Index is derived from the S&P 500 Index, the S&P 100 Index stocks are also subject to the published S&P 500 criteria for additions and deletions.  In addition, only companies included in the S&P 500 Index are eligible for inclusion in the S&P 100 Index.  All stocks added to the S&P 100 Index must maintain exchange-listed options.  Stocks included in the S&P 100 Index must also meet the S&P U.S. Index Committee’s guidelines for sector representation.  The sector composition of the S&P 100 Index has remained comparable to the sector composition of the S&P 500 Index.  The S&P U.S. Index Committee may remove a company from the S&P 100 Index if the company does not meet the inclusion qualifications or if the index becomes unbalanced in its sector representation.  The S&P U.S. Index Committee may also remove any company that violates any of the S&P 500 criteria.

The S&P 100 Index and S&P’s other U.S. indices moved to a float adjustment methodology in 2005 so that the indices reflect only those shares that are generally available to investors in the market rather than all of a company’s outstanding shares.  Float adjustment excludes three groups of shareholders:

•	Holdings by other publicly traded corporations, venture capital firms, private equity firms, strategic partners or leveraged buy-out groups;

•	Holdings by government entities, including all levels of government in the United States or foreign countries; and

•
Holdings by current or former officers and directors of the company, founders of the company, or family trusts of officers, directors or founders and holdings of trusts, foundations, pension funds, employee stock ownership plans or other investment vehicles associated with and controlled by the company.

The S&P 100 Index is calculated using a base-weighted aggregate methodology where the level of the S&P 100 Index reflects the total Market Value of all 100 S&P 100 Component Stocks relative to the S&P 100 Index’s base period.

An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

The daily calculation of the S&P 100 Index is computed by dividing the total Market Value of the S&P 100 Component Stocks by a number called the “S&P 100 Index Divisor.”  By itself, the S&P 100 Index Divisor is an arbitrary number.  However, in the context of the calculation of the S&P 100 Index, it is the only link to the original base period value of the S&P 100 Index.  The S&P 100 Index Divisor keeps the S&P 100 Index comparable over time and is the manipulation point for all adjustments to the S&P 100 Index (“S&P 100 Index Maintenance”).

S&P 100 Index Maintenance includes monitoring and completing adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock-price adjustments due to company restructurings or spinoffs.

To prevent the value of the S&P 100 Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P 100 Index require a S&P 100 Index Divisor adjustment.  By adjusting the S&P 100 Index Divisor for the change in total Market Value, the value of the S&P 100 Index remains constant.  This helps maintain the value of the S&P 100 Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 100 Index does not reflect the corporate actions of individual companies in the S&P 100 Index.  All S&P 100 Index Divisor adjustments are made after the close of trading and after the calculation of the index closing value of the S&P 100 Index.  Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 100 Index and do not require S&P 100 Index Divisor adjustments.

The table below summarizes the types of S&P 100 Index maintenance adjustments and indicates whether or not a S&P 100 Index Divisor adjustment is required:

Type of Corporate Action	Comment	Divisor Adjustment Required
Company Added/Deleted	Net change in market value determines the divisor adjustment	Yes
Change in Shares Outstanding	Any combination of secondary issuance, share repurchase or buy back – share counts revised to reflect change.	Yes
Stock Split	Share count revised to reflect new count. Divisor adjustment is not required since the share count and price changes are offsetting.	No
Spin-off	If the spun-off company is not being added to the index, the divisor adjustment reflects the decline in index market value (i.e., the value of the spun-off unit).	Yes

Spin-off	Spun-off company added to the index, no company removed from the index.	No
Spin-off	Spun-off company added to the index, another company removed to keep number of names fixed. Divisor adjustment reflects deletion.	Yes
Change in Investable Weight Factor (IWF)	Increasing (decreasing) the IWF increases (decreases) the total market value of the index. The divisor change reflects the change in market value caused by the change to an IWF.	Yes
Special Dividends	When a company pays a special dividend the share price is assumed to drop by the amount of the dividend; the divisor adjustment reflects this drop in index market value.	Yes
Rights Offering
Each shareholder receives the right to buy a proportional number of additional shares at a set (often discounted) price. The calculation assumes that the offering is fully subscribed. Divisor adjustment reflects increase in market cap measured as the shares issued multiplied by the price paid.
Yes

Stock splits and stock dividends do not affect the S&P 100 Index Divisor of the S&P 100 Index, because following a split or dividend both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the S&P 100 Component Stock.  Corporate actions (such as stock splits, stock dividends, spin-offs and rights offerings) are implemented after the close of trading on the day prior to the ex-date. Share changes resulting from exchange offers are made on the ex-date.

Each of the corporate events exemplified in the table requiring an adjustment to the S&P 100 Index Divisor has the effect of altering the Market Value of the S&P 100 Component Stock and consequently of altering the aggregate Market Value of the S&P 100 Component Stocks (the “Post-Event Aggregate Market Value”).  In order that the level of the S&P 100 Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected S&P 100 Component Stock, a new S&P 100 Index Divisor (“New S&P 100 Divisor”) is derived as follows:

Post-Event Aggregate Market Value	=	Pre-Event Index Value
New S&P 100 Divisor

New S&P 100 Divisor	=	Post-Event Aggregate Market Value
Pre-Event Index Value

A large part of the S&P 100 Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P 100 Index companies.  Changes in a company’s total shares outstanding of 5% or more due to public offerings, tender offers, Dutch auctions or exchange offers are made as soon as reasonably possible. Other changes of 5% or more are made weekly, and are announced on Wednesdays for implementation after the close of trading the following Wednesday (one week later). All other changes of less than 5% are accumulated and made quarterly on the third Friday of March, June, September, and December when the share totals of companies in the S&P 100 Index are updated as required by any changes in the number of shares outstanding.  After the totals are updated, the S&P 100 Index Divisor is adjusted to compensate for the net change in the total Market Value of the S&P 100 Index.

License Agreement between S&P and Morgan Stanley.  S&P and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the S&P 100 Index, which is owned and published by S&P, in connection with the securities.

The license agreement between S&P and Morgan Stanley provides that the following language must be set forth in this index supplement:

The securities are not sponsored, endorsed, sold or promoted by S&P.  S&P makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the S&P 100 Index to track general stock market performance.  S&P’s only relationship to us is the licensing of certain trademarks and trade names of S&P and of the S&P 100 Index, which is determined, composed and calculated by S&P without regard to us or the securities.  S&P has no obligation to take our needs or the needs of the owners of the securities into consideration in determining, composing or calculating the S&P 100 Index.  S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash.  S&P has no obligation or liability in connection with the administration, marketing or trading of the securities.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 100 INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.  S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 100 INDEX OR ANY DATA INCLUDED THEREIN.  S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 100 INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Standard & Poor’s®,” “S&P®,” “S&P 100®,” are trademarks of Standard and Poor’s Financial Services LLC and have been licensed for use by Morgan Stanley.

S&P MidCap 400® Index

The S&P MidCap 400® Index (the “S&P MidCap Index”) is published by S&P and is intended to provide a benchmark for performance measurement of the medium capitalization segment of the U.S. equity markets.

On November 4, 2011, McGraw-Hill, the owner of the S&P Indices business, and CME Group, the 90% owner of the CME Group and Dow Jones & Company, Inc. joint venture that owns the Dow Jones Indexes business, announced a new joint venture, S&P/Dow Jones Indices, which will own the S&P Indices business and the Dow Jones Indexes business, including the S&P MidCap Index.  McGraw-Hill and CME Group expect S&P/Dow Jones Indices to be operational in the first half of 2012, subject to regulatory approval and other conditions.

The S&P MidCap Index tracks the stock price movement of 400 companies with mid-sized market capitalizations, primarily ranging from $1 billion to $4.4 billion.  This range is reviewed from time to time to ensure consistency with market conditions.  The calculation of the value of the S&P MidCap Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 400 companies (the “S&P Midcap Component Stocks”) as of a particular time as compared to the aggregate average Market Value of the common stocks of 400 similar companies during the base period of June 28, 1991.  The “Market Value” of any S&P Midcap Component Stock is the product of the market price per share and the number of the then outstanding shares of such S&P Midcap Component Stock.  S&P chooses companies for inclusion in the S&P MidCap Index with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the medium capitalization segment of the U.S. equity market.  S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P MidCap Index to achieve the objectives stated above.  Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely held and the Market Value and trading activity of the common stock of that company.

The S&P MidCap Index and S&P’s other U.S. indices moved to a float adjustment methodology in 2005 so that the indices reflect only those shares that are generally available to investors in the market rather than all of a company’s outstanding shares.  Float adjustment excludes three groups of shareholders:

•	Holdings by other publicly traded corporations, venture capital firms, private equity firms, strategic partners or leveraged buy-out groups;

•	Holdings by government entities, including all levels of government in the United States or foreign countries; and

•
Holdings by current or former officers and directors of the company, founders of the company, or family trusts of officers, directors or founders and holdings of trusts, foundations, pension funds, employee stock ownership plans or other investment vehicles associated with and controlled by the company.

The S&P MidCap Index is calculated using a base-weighted aggregate methodology: the level of the S&P MidCap Index reflects the total Market Value of all 400 S&P Midcap Component Stocks relative to the S&P MidCap Index’s base period of June 28, 1991 (the “Base Period”).  An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

The actual total Market Value of the S&P Midcap Component Stocks during the Base Period has been set equal to an indexed value of 100.  This is often indicated by the notation June 28, 1991=100.  In practice, the daily calculation of the S&P MidCap Index is computed by dividing the total Market Value of the S&P Midcap Component Stocks by a number called the “S&P MidCap Index Divisor.” By itself, the S&P MidCap Index Divisor is an arbitrary number.  However, in the context of the calculation of the S&P MidCap Index, it is the only link to the original base period value of the S&P MidCap Index.  The S&P MidCap Index Divisor keeps the S&P MidCap Index comparable over time and is the manipulation point for all adjustments to the S&P MidCap Index (“S&P MidCap Index Maintenance”).  S&P MidCap Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends and stock price adjustments due to company restructurings or spinoffs.

To prevent the value of the S&P MidCap Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P MidCap Index require a S&P MidCap Index Divisor adjustment.  By adjusting the S&P MidCap Index Divisor for the change in total Market Value, the value of the S&P MidCap Index remains constant.  This helps maintain the value of the S&P MidCap Index as an accurate barometer of stock market performance and ensures that the movement of the S&P MidCap Index does not reflect the corporate actions of individual companies in the S&P MidCap Index.  All S&P MidCap Index Divisor adjustments are made after the close of trading and after the calculation of the index closing value of the S&P MidCap Index.  Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P MidCap Index and do not require S&P MidCap Index Divisor adjustments.

The table below summarizes the types of S&P MidCap Index maintenance adjustments and indicates whether or not a S&P MidCap Index Divisor adjustment is required.

Type of Corporate Action	Comment	Divisor Adjustment Required
Company Added/Deleted	Net change in market value determines the divisor adjustment	Yes
Change in Shares Outstanding	Any combination of secondary issuance, share repurchase or buy back – share counts revised to reflect change.	Yes
Stock Split	Share count revised to reflect new count. Divisor adjustment is not required since the share count and price changes are offsetting.	No
Spin-off	If the spun-off company is not being added to the index, the divisor adjustment reflects the decline in index market value (i.e., the value of the spun-off unit).	Yes
Spin-off	Spun-off company added to the index, no company removed from the index.	No
Spin-off	Spun-off company added to the index, another company removed to keep number of names fixed. Divisor adjustment reflects deletion.	Yes
Change in Investable Weight Factor (IWF)	Increasing (decreasing) the IWF increases (decreases) the total market value of the index. The divisor change reflects the change in market value caused by the change to an IWF.	Yes
Special Dividends	When a company pays a special dividend the share price is assumed to drop by the amount of the dividend; the divisor adjustment reflects this drop in index market value.	Yes
Rights Offering
Each shareholder receives the right to buy a proportional number of additional shares at a set (often discounted) price. The calculation assumes that the offering is fully subscribed. Divisor adjustment reflects increase in market cap measured as the shares issued multiplied by the price paid.
Yes

Stock splits and stock dividends do not affect the S&P MidCap Index Divisor of the S&P MidCap Index, because following a split or dividend both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the S&P Midcap Component Stock.  Corporate actions (such as stock splits, stock dividends, spin-offs and rights offerings) are implemented after the close of trading on the day prior to the ex-date. Share changes resulting from exchange offers are made on the ex-date.

Each of the corporate events exemplified in the table requiring an adjustment to the S&P MidCap Index Divisor has the effect of altering the Market Value of the S&P Midcap Component Stock and consequently of altering the aggregate Market Value of the S&P Midcap Component Stocks (the “Post-Event Aggregate Market Value”).  In order that the level of the S&P MidCap Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected S&P Midcap Component Stock, a new S&P MidCap Index Divisor (“New S&P MidCap Divisor”) is derived as follows:

Post-Event Aggregate Market Value	= Pre-Event Index Value
New S&P MidCap Divisor

New S&P MidCap Divisor =	Post-Event Aggregate Market Value
Pre-Event Index Value

A large part of the S&P MidCap Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P MidCap Index companies.  Changes in a company’s total shares outstanding of 5% or more due to public offerings, tender offers, Dutch auctions or exchange offers are made as soon as reasonably possible. Other changes of 5% or more are made weekly, and are announced on Wednesdays for implementation after the close of trading the following Wednesday (one week later). All other changes of less than 5% are accumulated and made quarterly on the third Friday of March, June, September, and December when, the share totals of companies in the S&P MidCap Index are updated as required by any changes in the number of shares outstanding.  After the totals are updated, the S&P MidCap Index Divisor is adjusted to compensate for the net change in the total Market Value of the S&P MidCap Index.

License Agreement between S&P and Morgan Stanley.  S&P and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the S&P MidCap Index, which is owned and published by S&P, in connection with the securities.

The license agreement between S&P and Morgan Stanley provides that the following language must be set forth in this index supplement:

The securities are not sponsored, endorsed, sold or promoted by S&P.  S&P makes no representation or warranty, express or implied, to the holders of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the S&P MidCap Index to track general stock market performance.  S&P’s only relationship to us is the licensing of certain trademarks and trade names of S&P and of the S&P MidCap Index, which is determined, composed and calculated by S&P without regard to us or the securities.  S&P has no obligation to take our needs or the needs of holders of the securities into consideration in determining, composing or calculating the S&P MidCap Index.  S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash.  S&P has no obligation or liability in connection with the administration, marketing or trading of the securities.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P MIDCAP INDEX OR ANY DATA INCLUDED THEREIN.  S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, HOLDERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P MIDCAP INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED UNDER THE LICENSE AGREEMENT DESCRIBED HEREIN OR FOR ANY OTHER USE.  S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P MIDCAP INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Standard & Poor’s®,” “S&P®,” “S&P 400®,” “Standard & Poor’s MidCap 400® Index” and “S&P MidCap Index” are trademarks of Standard and Poor’s Financial Services LLC and have been licensed for use by Morgan Stanley.

S&P SmallCap 600® Index

The S&P SmallCap 600® Index (the “S&P SmallCap Index”) is published by S&P and is intended to provide a benchmark for performance measurement of the small capitalization segment of the U.S. equity markets.

On November 4, 2011, McGraw-Hill, the owner of the S&P Indices business, and CME Group, the 90% owner of the CME Group and Dow Jones & Company, Inc. joint venture that owns the Dow Jones Indexes business, announced a new joint venture, S&P/Dow Jones Indices, which will own the S&P Indices business and the Dow Jones Indexes business, including the S&P SmallCap Index.  McGraw-Hill and CME Group expect S&P/Dow Jones Indices to be operational in the first half of 2012, subject to regulatory approval and other conditions.

The S&P SmallCap Index tracks the stock price movement of 600 companies with small market capitalizations, primarily ranging from $300 million to $1.4 billion.  This range is reviewed from time to time to ensure consistency with market conditions.  The calculation of the value of the S&P SmallCap Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 600 companies (the “S&P SmallCap Component Stocks”) as of a particular time as compared to the aggregate average Market Value of the common stocks of 600 similar companies during the base period of December 31, 1993 (the “Base Period”).  The “Market Value” of any S&P SmallCap Component Stock is the product of the market price per share and the number of the then outstanding shares of such S&P SmallCap Component Stock.  S&P chooses companies for inclusion in the S&P SmallCap Index with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the small capitalization segment of the U.S. equity market.  S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P SmallCap Index to achieve the objectives stated above.  Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely held and the Market Value and trading activity of the common stock of that company.

The S&P SmallCap Index and S&P’s other U.S. indices moved to a float adjustment methodology in 2005 so that the indices reflect only those shares that are generally available to investors in the market rather than all of a company’s outstanding shares.  Float adjustment excludes three groups of shareholders:

•	Holdings by other publicly traded corporations, venture capital firms, private equity firms, strategic partners or leveraged buy-out groups;

•	Holdings by government entities, including all levels of government in the United States or foreign countries; and

•
Holdings by current or former officers and directors of the company, founders of the company, or family trusts of officers, directors or founders and holdings of trusts, foundations, pension funds, employee stock ownership plans or other investment vehicles associated with and controlled by the company.

The S&P SmallCap Index is calculated using a base-weighted aggregate methodology: the level of the S&P SmallCap Index reflects the total Market Value of all 600 S&P SmallCap Component Stocks relative to the S&P SmallCap Index’s Base Period.  An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

The actual total Market Value of the S&P SmallCap Component Stocks during the Base Period has been set equal to an indexed value of 100.  This is often indicated by the notation December 31, 1993=100.  In practice, the daily calculation of the S&P SmallCap Index is computed by dividing the total Market Value of the S&P SmallCap Component Stocks by a number called the “S&P SmallCap Index Divisor.”  By itself, the S&P SmallCap Index Divisor is an arbitrary number.  However, in the context of the calculation of the S&P SmallCap Index, it is the only link to the original base period value of the S&P SmallCap Index.  The S&P SmallCap Index Divisor keeps the S&P SmallCap Index comparable over time and is the manipulation point for all adjustments to the S&P SmallCap Index (“S&P SmallCap Index Maintenance”).  S&P SmallCap Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends and stock price adjustments due to company restructurings or spinoffs.

To prevent the value of the S&P SmallCap Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P SmallCap Index require a S&P SmallCap Index Divisor adjustment.  By adjusting the S&P SmallCap Index Divisor for the change in total Market Value, the value of the S&P SmallCap Index remains constant.  This helps maintain the value of the S&P SmallCap Index as an accurate barometer of stock market performance and ensures that the movement of the S&P SmallCap Index does not reflect the corporate actions of individual companies in the S&P SmallCap Index.  All S&P SmallCap Index Divisor adjustments are made after the close of trading and after the calculation of the index closing value of the S&P SmallCap Index.  Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P SmallCap Index and do not require S&P SmallCap Index Divisor adjustments.

The table below summarizes the types of S&P SmallCap Index maintenance adjustments and indicates whether or not a S&P SmallCap Index Divisor adjustment is required.

Type of Corporate Action	Comment	Divisor Adjustment Required
Company Added/Deleted	Net change in market value determines the divisor adjustment	Yes
Change in Shares Outstanding	Any combination of secondary issuance, share repurchase or buy back – share counts revised to reflect change.	Yes
Stock Split	Share count revised to reflect new count. Divisor adjustment is not required since the share count and price changes are offsetting.	No
Spin-off	If the spun-off company is not being added to the index, the divisor adjustment reflects the decline in index market value (i.e., the value of the spun-off unit).	Yes
Spin-off	Spun-off company added to the index, no company removed from the index.	No
Spin-off	Spun-off company added to the index, another company removed to keep number of names fixed. Divisor adjustment reflects deletion.	Yes
Change in Investable Weight Factor (IWF)	Increasing (decreasing) the IWF increases (decreases) the total market value of the index. The divisor change reflects the change in market value caused by the change to an IWF.	Yes
Special Dividends	When a company pays a special dividend the share price is assumed to drop by the amount of the dividend; the divisor adjustment reflects this drop in index market value.	Yes
Rights Offering
Each shareholder receives the right to buy a proportional number of additional shares at a set (often discounted) price. The calculation assumes that the offering is fully subscribed. Divisor adjustment reflects increase in market cap measured as the shares issued multiplied by the price paid.
Yes

Stock splits and stock dividends do not affect the S&P SmallCap Index Divisor of the S&P SmallCap Index, because following a split or dividend both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the S&P SmallCap Component Stock.  Corporate actions (such as stock splits, stock dividends, spin-offs and rights offerings) are implemented after the close of trading on the day prior to the ex-date. Share changes resulting from exchange offers are made on the ex-date.

Each of the corporate events exemplified in the table requiring an adjustment to the S&P SmallCap Index Divisor has the effect of altering the Market Value of the S&P SmallCap Component Stock and consequently of altering the aggregate Market Value of the S&P SmallCap Component Stocks (the “Post-Event Aggregate Market Value”).  In order that the level of the S&P SmallCap Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected S&P SmallCap Component Stock, a new S&P SmallCap Index Divisor (“New S&P SmallCap Divisor”) is derived as follows:

Post-Event Aggregate Market Value	=	Pre-Event Index Value
New S&P SmallCap Divisor

New S&P SmallCap Divisor	=	Post-Event Aggregate Market Value
Pre-Event Index Value

A large part of the S&P SmallCap Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P SmallCap Index companies.  Changes in a company’s total shares outstanding of 5% or more due to public offerings, tender offers, Dutch auctions or exchange offers are made as soon as reasonably possible. Other changes of 5% or more are made weekly, and are announced on Wednesdays for implementation after the close of trading the following Wednesday (one week later). All other changes of less than 5% are accumulated and made quarterly on the third Friday of March, June, September, and December when the share totals of companies in the S&P SmallCap Index are updated as required by any changes in the number of shares outstanding.  After the totals are updated, the S&P SmallCap Index Divisor is adjusted to compensate for the net change in the total Market Value of the S&P SmallCap Index.  In addition, any changes over 5% in the current common shares outstanding for the S&P SmallCap Index companies are carefully reviewed on a weekly basis, and when appropriate, an immediate adjustment is made to the S&P SmallCap Index Divisor.

S&P/ASX 200 Index

The S&P/ASX 200 Index is Australia’s large capitalization tradable equity index and Australia’s institutional benchmark.  The S&P/ASX 200 Index was introduced in April 2000 and is maintained by the S&P Australian Index Committee (the “ASX Committee”), a team of representatives from both S&P and the Australian Securities Exchange.

On November 4, 2011, McGraw-Hill, the owner of the S&P Indices business, and CME Group, the 90% owner of the CME Group and Dow Jones & Company, Inc. joint venture that owns the Dow Jones Indexes business, announced a new joint venture, S&P/Dow Jones Indices, which will own the S&P Indices business and the Dow Jones Indexes business, including the S&P/ASX 200 Index.  McGraw-Hill and CME Group expect S&P/Dow Jones Indices to be operational in the first half of 2012, subject to regulatory approval and other conditions.

Composition and Maintenance.  The S&P/ASX 200 Index is composed of the S&P/ASX 100 Index stocks plus an additional 100 stocks selected by the ASX Committee.  As of July 2011, the S&P/ASX 200 represented approximately 80% of the Australian equity market by capitalization.  The index essentially covers large-cap and mid-cap stocks evaluated for liquidity and size.

The S&P/ASX 200 Index weights companies according to the Global Industry Classification Standard (“GICS®”), which creates uniform ground rules for replicable, custom-tailored, industry-focused portfolios.  It also enables meaningful comparisons of sectors and industries across regions.  Sector indices are available for the S&P/ASX 200 Index.

The ASX Committee reviews constituents quarterly to ensure adequate market capitalization and liquidity.  Both market capitalization and liquidity are assessed using the previous six months’ worth of data.  Quarterly review changes take effect on the third Friday of March, June, September and December.  The weighting of constituents in the S&P/ASX 200 Index is determined by the free float assigned to each stock by the ASX Committee.  Every index constituent’s float adjustment is reviewed as part of the September quarterly review.

Only stocks listed on the Australian Securities Exchange (“ASX”) are considered for inclusion in the S&P/ASX 200 Index.  Stocks are assessed based on the average of their previous six-month day-end free float adjusted market capitalization.  Only stocks that are actively and regularly traded are considered for inclusion in the S&P/ASX 200 Index.  A stock’s liquidity is measured relative to its size peers. There must be public float of at least 30% for a stock to warrant inclusion in the S&P/ASX 200 Index.

Index Calculation.  The S&P/ASX 200 Index has a base value of 3000.  Calculation for the S&P/ASX 200 Index is based on stock prices taken from the ASX.  The official daily index closing values for price and accumulation indices, are calculated after the market closes and are based on the last traded price for each constituent.

Global Industry Classification Standard (GICS)SM and GICSSM are service marks of S&P; and GICS® is a trademark of S&P.

License Agreement between S&P and Morgan Stanley. S&P and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the S&P/ASX 200 Index in connection with the securities.

The license agreement between S&P and Morgan Stanley provides that the following language must be set forth in this index supplement:

The securities are not sponsored, endorsed, sold or promoted by S&P.  S&P makes no representation or warranty, express or implied, to the holders of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the S&P/ASX 200 Index to track general stock market performance.  S&P’s only relationship to us is the licensing of certain trademarks and trade names of S&P and of the S&P/ASX 200 Index, which is determined, composed and calculated without regard to us or the securities.  S&P has no obligation to take our needs or the needs of holders of the securities into consideration in determining, composing or calculating the S&P/ASX 200 Index.  S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash.  S&P has no obligation or liability in connection with the administration, marketing or trading of the securities.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P/ASX 200 INDEX OR ANY DATA INCLUDED THEREIN.  S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, HOLDERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P/ASX 200 INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED UNDER THE LICENSE AGREEMENT DESCRIBED HEREIN OR FOR ANY OTHER USE.  S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P/ASX 200 INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Standard & Poor’s®,” “S&P®” and “S&P/ASX 200®,” are trademarks of Standard and Poor’s Financial Services LLC and have been licensed for use by Morgan Stanley.

S&P BRIC 40® Index

Launched by S&P on June 20, 2006, the S&P BRIC 40® Index is intended to provide exposure to 40 leading companies from the emerging markets of Brazil, Russia, India and China.  There is no minimum number of stocks from the respective four countries that have to be included.  All stocks in the S&P BRIC 40 Index trade in developed market exchanges – the Hong Kong Stock Exchange, London Stock Exchange, Nasdaq Stock Market and NYSE Euronext.  The S&P BRIC 40 Index uses a particular selection procedure for its component stocks, and a modified market capitalization weighting scheme, both discussed in further detail below.

On November 4, 2011, McGraw-Hill, the owner of the S&P Indices business, and CME Group, the 90% owner of the CME Group and Dow Jones & Company, Inc. joint venture that owns the Dow Jones Indexes business, announced a new joint venture, S&P/Dow Jones Indices, which will own the S&P Indices business and the Dow Jones Indexes business, including the S&P BRIC 40 Index.  McGraw-Hill and CME Group expect S&P/Dow Jones Indices to be operational in the first half of 2012, subject to regulatory approval and other conditions.

All constituent companies must first be constituents of the S&P/IFCI index series for one of the four countries.  The S&P/IFCI indices are designed to measure the type of returns foreign portfolio investors might receive from investing in emerging market stocks that are legally and practically available to them.  Constituents for the S&P/IFCI series are chosen based on size, liquidity, and their legal and practical availability to foreign institutional investors.  The S&P/IFCI indices are calculated on a daily basis for each country.

The process of selecting the 40 companies is as follows.  All constituents of the S&P/IFCI country indices for Brazil, Russia, India and China constitute the initial selection universe.  All companies that do not have a developed market listing are removed from the list.  Companies with a float-adjusted market capitalization of less than $1 billion and/or an average three-month daily trading volume of less than $5 million are removed.  In addition, if a company has multiple share classes, the share class with the lower liquidity is removed.  The remaining stocks are sorted in decreasing order of their float-adjusted market capitalization, and the top forty become index members.

The S&P BRIC 40 Index is rebalanced once a year after the close of the third Friday of December.  The reference date for additions and deletions is the third Friday of November.  No companies are added between rebalancings, but a company can be deleted during that time due to corporate events such as mergers, acquisitions, takeovers or de-listings.  In addition, a mid-year review is carried out to ensure the index’s representation is current and up to date.  A semi-annual rebalancing will occur after the market close of the third Friday in June only if three of the biggest 30 stocks from the eligible universe are not in the index at the mid-year review.

An Index Committee (the “S&P BRIC 40 Index Committee”) maintains the S&P BRIC 40 Index, meeting regularly.  The committee members are full-time professionals of S&P’s staff.  At each meeting, the S&P BRIC 40 Index Committee reviews pending corporate actions that may affect index constituents, statistics comparing the composition of the indices to the market, and any significant market events.  In addition, the S&P BRIC 40 Committee can revise index policy covering rules for selecting companies, share counts, the liquidity and market cap thresholds or other matters.

The S&P BRIC 40 Index is calculated in U.S. dollars and Euros.  Local market prices are converted using the Reuters/WM London closing.  The pricing of individual index constituents is taken from their listing in the developed market exchange in which it trades.  If a stock trades on more than one developed market exchange, the listing from the market with the most liquidity is taken.

As of December 31, 2010, 44.5% of the S&P BRIC 40 Index weight was made up by Chinese stocks, 27.7% by Brazilian stocks, 19.3% by Russian stocks and 8.5% by Indian stocks. As of the same date, the largest sectors of the S&P BRIC 40 Index were financials (composing 36.4% of Index weight), energy (composing 33.4% of Index weight), telecom (composing 9.2% of Index weight), and materials (composing 9.2% of Index weight).

Once the constituent companies are identified, S&P utilizes a modified market capitalization weighing procedure to determine the composition of the S&P BRIC 40 Index.  In short, at rebalancing, the starting weight of each stock is proportional to its available market capitalization, which accounts for available float and investment restrictions for foreign investors.  Modifications are made, if required, to ensure that no stock has a weight of more than 10% in the index.  In addition, changes are made to ensure that the minimum initial portfolio size for 1-day trade (based on recent trading volume) will be at least $600 million.

The index is calculated by means of the divisor methodology used in all S&P’s equity indices.  The index value is simply the index market value divided by the index divisor:

Index Value = Index Market Value / Index Divisor	(1)

(2)

To calculate a modified market cap weighted index, the Index Market Value for each stock used in the calculation of the index is redefined so that each index constituent has the appropriate user-defined weight in the index at each rebalancing date.

In order to maintain basket series continuity, it is also necessary to adjust the divisor at the rebalancing.

(Index Value) before rebalancing = (Index Value) after rebalancing	(3)
Therefore,

(Divisor) after rebalancing = (Index Value) after rebalancing / (Index Market Value) before rebalancing (4)

The table below summarizes the types of Index maintenance adjustments and indicates whether or not an Index Divisor Adjustment is required.

Corporate Action	Adjustment made to index	Divisor Adjustment Required?
Spin-off
In general, both the parent company and spin-off companies will remain in the index until the next index rebalancing, regardless of whether they conform to the theme of the index.  When there is no market-determined price available for the spin, the spin is added to the index at zero price at the close of the day before the ex-date.
No
Rights Offering
The price is adjusted to the Price of the Parent Company minus (the Price of the Rights Offering/Rights Ratio).  Index Shares change so that the company's weight remains the same as its weight before the rights offering.
No
Stock Dividend, Stock Split, Reverse Stock Split	Index Shares are multiplied by and price is divided by the split factor.	No

Share Issuance, Share Repurchase, Equity Offering or Warrant Conversion	None.	No
Special Dividends	Price of the stock making the special dividend payment is reduced by the per share special dividend amount after the close of trading on the day before the dividend ex-date.	Yes
Constituent Change	There are no intra-rebalancing additions.	–

Deletions due to delistings, acquisition or any other corporate event resulting in the deletion of the stock from the index will cause the weights of the rest of the stocks in the index to change.  Relative weights will stay the same.
Yes

License Agreement between S&P and Morgan Stanley. S&P and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the S&P BRIC 40 Index in connection with the securities.  The license agreement between S&P and Morgan Stanley provides that the following language must be set forth in this index supplement:

The securities are not sponsored, endorsed, sold or promoted by S&P.  S&P makes no representation or warranty, express or implied, to the holders of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the S&P BRIC 40 Index to track general stock market performance.  S&P’s only relationship to us is the licensing of certain trademarks and trade names of S&P and of the S&P BRIC 40 Index, which is determined, composed and calculated without regard to us or the securities.  S&P has no obligation to take our needs or the needs of holders of the securities into consideration in determining, composing or calculating the S&P BRIC 40 Index.  S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash.  S&P has no obligation or liability in connection with the administration, marketing or trading of the securities.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P BRIC 40 INDEX OR ANY DATA INCLUDED THEREIN.  S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, HOLDERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P BRIC 40 INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED UNDER THE LICENSE AGREEMENT DESCRIBED HEREIN OR FOR ANY OTHER USE.  S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P BRIC 40 INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Standard & Poor’s®,” “S&P®” and “S&P BRIC 40®,” are trademarks of Standard and Poor’s Financial Services LLC and have been licensed for use by Morgan Stanley.

S&P Global Infrastructure Index

The S&P Global Infrastructure Index, which is calculated, maintained and published by Standard & Poor’s Financial Services LLC (“S&P”), consists of 75 component stocks of the largest publicly listed infrastructure companies from both developed and emerging markets, selected to provide liquid exposure to the leading publicly listed companies in the global infrastructure industry.

On November 4, 2011, McGraw-Hill, the owner of the S&P Indices business, and CME Group, the 90% owner of the CME Group and Dow Jones & Company, Inc. joint venture that owns the Dow Jones Indexes business, announced a new joint venture, S&P/Dow Jones Indices, which will own the S&P Indices business and the Dow Jones Indexes business, including the S&P Global Infrastructure Index.  McGraw-Hill and CME Group expect S&P/Dow Jones Indices to be operational in the first half of 2012, subject to regulatory approval and other conditions.

Eligibility Criteria.  The principal universe from which the S&P Global Infrastructure Index is drawn is the S&P Global Broad Market Index (BMI).  The BMI comprises all investable, index eligible countries in the world that meet minimum size and liquidity requirements.  As of December 31, 2010, there are approximately 10,000 index members representing 26 Developed and 19 Emerging Market countries.

The infrastructure clusters are chosen based on the Global Industry Classification Standard (“GICS®”), as follows:

GICS	Description	Infrastructure Cluster
10102040	Oil & Gas Storage & Transportation	Energy
20305010	Airport Services	Transportation
20305020	Highways & Railtracks
20305030	Marine Ports & Services
55101010	Electric Utilities	Utilities
55102010	Gas Utilities
55103010	Multi Utilities
55104040	Water Utilities
55105010
Independent Power Producers & Energy Traders (Only companies considered to be Independent Power Producers are eligible.  The index excludes Gas & Power Marketing & Trading Specialist and/or integrated Energy Merchants)

Companies belonging to the above GICS sub-industries become the universe for the S&P Global Infrastructure Index.  The universe is then narrowed down to an investable set of stocks based on the following criteria:

Market Capitalization.  Stocks must have a total market capitalization above a Market Capitalization Threshold as of the reference date of each year.  The Market Capitalization Threshold is currently US$ 250 million (adjusted Market Capitalization of US$ 200 million) for developed market listings.

Liquidity.  Stocks must have three-month average daily trading value above a Liquidity Threshold as of the reference date of each year.  The Liquidity Threshold is currently US$ 1 million for developed markets and US$ 500,000 for emerging markets.

Domicile and Location of Trading.  The stocks must be trading on a developed market exchange.

Stocks meeting these criteria form the Investable Universe.

Index Construction.  The S&P Global Infrastructure Index methodology employs a modified market capitalization-weighting scheme, using the divisor methodology used in most S&P equity indices.  There are two steps in the creation of the index.  The first is the selection of the 75 companies; the second is the weighting of the index constituents.

The selection of the S&P Global Infrastructure index constituents starts by classifying all stocks in the Investable Universe as being in one of the three clusters:  Energy, Transportation or Utilities.  Then 15 emerging market stocks are chosen based on the highest float-adjusted market capitalization of the parent company, with no more then 10 chosen for any one cluster.  The remaining 60 stocks are the 60 largest developed market stocks, based on float-adjusted market capitalization.  The developed market stocks are chosen such that there total 30 transportation, 30 utilities and 15 energy infrastructure companies in the index.

In the event of fewer than 75 qualifying stocks that meet the distribution criteria above, the largest companies from the Investable Universe, not already in the index, are added until the count reaches 75.

Constituent Weightings.  The S&P Global Infrastructure index follows a modified capitalization-weighted scheme that reduces single stock concentration and balances exposure across the clusters.  More specifically, a constituent’s weight is based on a combination of its market capitalization and cluster weight, and then such weight is gradually reduced to a maximum of 5%.  At rebalancing, the Utilities and Transportation Infrastructure Clusters have a weight of 40% each and the Energy Infrastructure cluster has a weight of 20%.  No single stock has a weight of more than 5%.

Index Calculations.  The index is calculated by means of the divisor methodology used in all S&P’s equity indices.  The index value is simply the index market value divided by the index divisor:

Index Value = Index Market Value / Index Divisor (1)

To calculate a modified market cap weighted index, the Index Market Value for each stock used in the calculation of the index is redefined so that each index constituent has the appropriate user-defined weight in the index at each rebalancing date.

In order to maintain basket series continuity, it is also necessary to adjust the divisor at the rebalancing.

(Index Value) before rebalancing = (Index Value) after rebalancing (2)
Therefore,

(Divisor) after rebalancing = (Index Value) after rebalancing / (Index Market Value) before rebalancing (3)

Index Maintenance.  Throughout the year, the market capitalization of the S&P Global Infrastructure Index constituent stocks varies.  In order to maintain the maximum weight of 5% per constituent, the S&P Global Infrastructure Index must be rebalanced.  Rebalancing occurs semi-annually after the closing of the last trading dates of March and September of each year when membership and initial constituent weights are set.  There are no intra-year index additions, and intra-year deletions occur only because of delistings.  Also at that time, the maximum weight applicable to the stocks may be changed depending upon market circumstances.

In order to obtain basket series continuity, it is also necessary to adjust the divisor at the rebalancing.  The table below summaries the types of S&P Global Infrastructure Index maintenance adjustments and indicates whether or not a S&P Global Infrastructure Index Divisor adjustment is required:

Corporate Action	Adjustment made to index	Divisor Adjustment Required?
Spin-off
In general, both the parent company and spin-off companies will remain in the index until the next index rebalancing, regardless of whether they conform to the theme of the index.  When there is no market-determined price available for the spin, the spin is added to the index at zero price at the close of the day before the ex-date.
No
Rights Offering
The price is adjusted to the Price of the Parent Company minus (the Price of the Rights Offering/Rights Ratio).  Index Shares change so that the company's weight remains the same as its weight before the rights offering.
No
Stock Dividend, Stock Split, Reverse Stock Split	Index Shares are multiplied by and price is divided by the split factor.	No
Share Issuance, Share Repurchase, Equity Offering or Warrant Conversion	None.	No
Special Dividends	Price of the stock making the special dividend payment is reduced by the per share special dividend amount after the close of trading on the day before the dividend ex-date.	Yes
Constituent Change	There are no intra-rebalancing additions.	–

Deletions due to delistings, acquisition or any other corporate event resulting in the deletion of the stock from the index will cause the weights of the rest of the stocks in the index to change.  Relative weights will stay the same.
Yes

License Agreement between S&P and Morgan Stanley. “Standard & Poor’s®,” “S&P®,” “S&P Global Infrastructure Index” are trademarks or service marks of Standard and Poor’s Financial Services LLC.  Prior to the issuance of the securities, Morgan Stanley will have entered into a non-exclusive licensing agreement with S&P for the use of these trademarks or service marks.  Such agreement will require disclosure language substantially similar to that set out below:

The securities are not sponsored, endorsed, sold or promoted by S&P.  The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities.  The Corporations make no representation or warranty, express or implied, to the holders of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the S&P Global Infrastructure Index to track the performance of the infrastructure sector.  The Corporations’ only relationship to us (the “Licensee”) is in the licensing of the S&P Global Infrastructure Index, and S&P trademarks or service marks and certain trade names of the Corporations and the use of the S&P Global Infrastructure Index which is determined, composed and calculated by S&P without regard to the Licensee or the holders of the securities.  S&P has no obligation to take the needs of the Licensee or the owners of the securities into consideration in determining, composing or calculating the S&P Global Infrastructure Index.  The Corporations are not responsible for and have not participated in the determination of the timing, prices, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash.  The Corporations have no liability in connection with the administration, marketing or trading of the securities.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE S&P GLOBAL INFRASTRUCTURE INDEX OR ANY DATA INCLUDED THEREIN.  THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE LICENSEE, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P GLOBAL INFRASTRUCTURE INDEX OR ANY DATA INCLUDED THEREIN.  THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P GLOBAL INFRASTRUCTURE INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Standard & Poor’s®” and “S&P®,” are trademarks of Standard and Poor’s Financial Services LLC and have been licensed for use by Morgan Stanley.

S&P Latin America 40® Index

The S&P Latin America 40® Index (the “Latin America Index”) is intended to be a measure of the Latin American economy.  The index constituents are leading, large, liquid, blue chip companies from the Latin American markets, capturing 70% of their total market capitalization.  Since September 21, 2009, the S&P Lac 40 is an index drawn from four major Latin American emerging markets – Brazil, Chile, Mexico and Perú. Prior to that date Argentina was also a component, but has since been reclassified as a frontier market by S&P.  Prices for the Latin America Index are collected in local currencies and index values are released in U.S. dollars.  The Latin America Index was developed by S&P and is calculated, maintained and published by S&P.  The Latin America Index is maintained by the S&P Index Committee.

On November 4, 2011, McGraw-Hill, the owner of the S&P Indices business, and CME Group, the 90% owner of the CME Group and Dow Jones & Company, Inc. joint venture that owns the Dow Jones Indexes business, announced a new joint venture, S&P/Dow Jones Indices, which will own the S&P Indices business and the Dow Jones Indexes business, including the Latin America Index.  McGraw-Hill and CME Group expect S&P/Dow Jones Indices to be operational in the first half of 2012, subject to regulatory approval and other conditions.

The Latin America Index includes the stocks that are among the largest in terms of market capitalization from companies located in Brazil, Chile, Mexico and Perú (the “Component Stocks”).  A stock’s domicile is determined based on criteria that include headquarters of the company, registration, listing of the stock, place of operations, and residence of the senior officers.  A stock’s weight in the Latin America Index is determined by the float-adjusted market capital of the stock.  An investable weight factor (“IWF”) is applied to each constituent’s share count used for index calculation.  Each company’s IWF is adjusted for holdings by governments, corporations, strategic partners and other private individuals.

All common and preferred shares (of an equity and not a fixed income nature) are eligible for inclusion in the Latin America Index. Convertible stock, bonds, warrants, rights and preferred stock that provide a guaranteed fixed return are not eligible.

An index addition generally is made only if a vacancy is created by an index deletion. Index additions are made according to market size and liquidity, with a view to preserving regional, country, and sector representation in the index. An initial public offering (IPO) is added to the index only when an appropriate vacancy occurs and is subject to proven liquidity for at least six months. An exception may be made for extraordinary large global offerings where expected trading volume justifies inclusion.

Deletions can occur due to acquisitions, mergers and spin offs or due to bankruptcies or suspension. The latter is removed from the index at the best available price in the market. In some cases, stocks will be removed at $0.01 in recognition of constraints faced by investors in trading bankrupt or suspended stocks. Imposition of restrictive foreign investments in the sector or country within any of the countries will be handled expeditiously to allow investors to exit the sector or country in the least unfavorable manner.

The daily calculation of the Latin America Index is computed by dividing the total Market Value of the Component Stocks by a number called the “Index Divisor.”  The “Market Value” of any Component Stock is the product of the market price per share and the number of the then outstanding shares of such Component Stock.  By itself, the Index Divisor is an arbitrary number.  However, in the context of the calculation of the Latin America Index, it is the only link to the original base value of the Latin America Index.  The Index Divisor keeps the Latin America Index comparable over time and is the manipulation point for all adjustments to the Latin America Index (“Index Maintenance”).  Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spinoffs.

All share changes of 5% and over are done at the effective date, or as soon as reliable information is available. Changes of less than 5% are applied on the third Friday of March, June, September and December. Similarly, changes reflecting float adjustment are applied if they cause a capitalization change of 5% or over. Changes of less than this are applied at the annual review in December.

Changes in the Latin America Index value reflect changes in the total market capitalization of the Latin America Index that are caused by price movements in the market.  They do not reflect changes in the market capitalization of the index, or of the individual stocks, that are caused by corporate actions such as dividend payments, stock splits, distributions to shareholders, mergers or acquisitions.

To prevent the value of the Latin America Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the Latin America Index require an Index Divisor adjustment.  By adjusting the Latin America Index Divisor for the change in total Market Value, the value of the Latin America Index remains constant.  This helps maintain the value of the Latin America Index as an accurate barometer of stock market performance and ensures that the movement of the Latin America Index does not reflect the corporate actions of individual companies in the Latin America Index.  All Index Divisor adjustments are made after the close of trading and after the calculation of the closing value of the Latin America Index.  Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the Latin America Index and do not require Index Divisor adjustments.

The table below summarizes the types of Index Maintenance adjustments and indicates whether or not an Index Divisor adjustment is required.

Type of Corporate Action	Comment	Divisor Adjustment Required
Company Added/Deleted	Net change in market value determines the divisor adjustment	Yes
Change in Shares Outstanding	Any combination of secondary issuance, share repurchase or buy back – share counts revised to reflect change.	Yes
Stock Split	Share count revised to reflect new count. Divisor adjustment is not required since the share count and price changes are offsetting.	No
Spin-off	If the spun-off company is not being added to the index, the divisor adjustment reflects the decline in index market value (i.e., the value of the spun-off unit).	Yes
Spin-off	Spun-off company added to the index, no company removed from the index.	No
Spin-off	Spun-off company added to the index, another company removed to keep number of names fixed. Divisor adjustment reflects deletion.	Yes
Change in Investable Weight Factor (IWF)	Increasing (decreasing) the IWF increases (decreases) the total market value of the index. The divisor change reflects the change in market value caused by the change to an IWF.	Yes
Special Dividends	When a company pays a special dividend the share price is assumed to drop by the amount of the dividend; the divisor adjustment reflects this drop in index market value.	Yes
Rights Offering
Each shareholder receives the right to buy a proportional number of additional shares at a set (often discounted) price. The calculation assumes that the offering is fully subscribed. Divisor adjustment reflects increase in market
Yes

cap measured as the shares issued multiplied by the price paid.

Stock splits and stock dividends do not affect the Index Divisor of the Index, because following a split or dividend both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the Component Stock.  Corporate actions (such as stock splits, stock dividends, spin-offs and rights offerings) are implemented after the close of trading on the day prior to the ex-date. Share changes resulting from exchange offers are made on the ex-date.

Each of the corporate events exemplified in the table requiring an adjustment to the Index Divisor has the effect of altering the Market Value of the Component Stock and consequently of altering the aggregate Market Value of the Component Stocks (the “Post-Event Aggregate Market Value”).  In order that the level of the Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected Component Stock, a new Index Divisor (“New Divisor”) is derived as follows:

Post-Event Aggregate Market Value	=	Pre-Event Index Value
New Divisor

New Divisor	=	Post-Event Aggregate Market Value
Pre-Event Index Value

A large part of the Index Maintenance process involves tracking the changes in the number of shares outstanding of each of the Index companies.  Changes in a company’s total shares outstanding of 5% or more due to public offerings, tender offers, Dutch auctions or exchange offers are made as soon as reasonably possible. Other changes of 5% or more are made weekly, and are announced on Wednesdays for implementation after the close of trading the following Wednesday (one week later). All other changes of less than 5% are accumulated and made quarterly on the third Friday of March, June, September, and December when the share totals of companies in the S&P Latin America 40 Index are updated as required by any changes in the number of shares outstanding.  After the totals are updated, the S&P America Latin 40 Index Divisor is adjusted to compensate for the net change in the total Market Value of the S&P America Latin 40 Index.

License Agreement between S&P and Morgan Stanley.  S&P and Morgan Stanley have entered into a non-exclusive license agreement providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the Latin America Index, which is owned and published by S&P, in connection with the securities.

The license agreement between S&P and Morgan Stanley provides that the following language must be set forth in this index supplement:

The securities are not sponsored, endorsed, sold or promoted by S&P.  S&P makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the Latin America Index to track general stock market performance.  S&P’s only relationship to us is the licensing of certain trademarks and trade names of S&P and of the Latin America Index, which is determined, composed and calculated by S&P without regard to us or the securities.  S&P has no obligation to take our needs or the needs of the owners of the securities into consideration in determining, composing or calculating the Latin America Index.  S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash.  S&P has no obligation or liability in connection with the administration, marketing or trading of the securities.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE LATIN AMERICA INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.  S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE LATIN AMERICA INDEX OR ANY DATA INCLUDED THEREIN.  S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE LATIN AMERICA INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR

CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Standard & Poor’s®,” “S&P®,” “S&P Latin America 40®” and “S&P Latin America 40 Index®” are trademarks of Standard and Poor’s Financial Services LLC and have been licensed for use by Morgan Stanley.

StyleSelect Indices

The StyleSelect Indices are custom indices modeled by MS & Co.’s Quantitative and Derivative Strategies group and calculated by MSCI Inc. (“MSCI”).  MSCI applies Morgan Stanley’s quantitative model to the StyleSelect underlying indices to calculate the StyleSelect Indices.  A StyleSelect Index consists of particular stocks selected from the component stocks of the applicable StyleSelect underlying index through an objective quantitative selection process developed by MS & Co. that is intended to identify companies that combine strong growth and value characteristics using the pre-defined set of financial criteria described below.  The following chart illustrates the StyleSelect Index selection process:

Source

For more information regarding the StyleSelect underlying indices, please see the appropriate underlying index disclosure in the relevant section of this index supplement or the applicable pricing supplement, as applicable.

The StyleSelect Indices are rebalanced quarterly based upon changes in the growth and value characteristics of current component stocks in each such StyleSelect Index and potential additional component stocks to be selected from the applicable StyleSelect underlying index, as determined by the quantitative selection process and upon changes in the overall composition of such StyleSelect underlying index.  The StyleSelect Indices are calculated and published daily by MSCI.

Index Selection – Value Characteristics and Growth Characteristics.

Value Characteristics.  In order to measure the value characteristics of a particular stock, MSCI calculates a quantifiable score, known as the “Aggregate Value Z-Score”, which represents the combined average of three separate financial measures for a company as compared to the same financial measures of other companies incorporated and primarily listed, subject to certain limited exceptions, in the same country.  Derived from publicly available information, these financial measures for value characteristics are as follows.

– Book value to price ratio

Book value is the value of the company’s assets as shown on its financial statements, which often differs from the market value of the company as reflected in its stock price.  A high ratio may indicate a stock that is undervalued as the stock price may not fully reflect the value of the underlying assets, but could also indicate lackluster growth and/or profitability prospects.

– Twelve-month forward earnings to price ratio

This financial measure compares the expected earnings of a company over the next twelve months derived from consensus analysts’ earnings estimates to the company’s current stock price.  A high ratio may indicate that a company’s stock price does not fully reflect future expected earnings growth, but could also mean that its earnings are volatile and therefore less valuable.

– Dividend yield

Dividend yield compares the amount of dividends paid by a company (as represented by the current annualized dividend per share) to its stock price.  A high dividend yield may mean that the company’s stock price does not fully reflect the returns an investor may receive in the form of dividend distributions, but could also mean that the company is reinvesting less of its earnings than companies with a low dividend yield and, as a result, may be expected to grow earnings at a lower rate.

MSCI compares these financial measures for a particular stock to all the other companies in the applicable StyleSelect underlying index that are incorporated in the same country as that company to calculate how statistically close the company is to the average company in that country for that particular financial measure.  These country-specific financial measure comparisons are averaged together on the basis of proprietary weightings to reach the Aggregate Value Z-Score.  Stocks with higher Aggregate Value Z-Scores are generally selected for inclusion in the StyleSelect Indices over stocks with lower Aggregate Value Z-Scores.

Growth Characteristics.  Similarly, in order to measure the growth characteristics of a particular stock, MSCI calculates a second quantifiable score, known as the “Aggregate Growth Z-Score.”  The Aggregate Growth Z-Score is calculated on the same basis as the Aggregate Value Z-Score, except that it uses the following five financial measures, each derived from public information:

– Long-term forward earnings per share growth rate

Expected earnings per share growth rate over the next three to five years derived from consensus analysts’ earnings growth rate estimates is a key measure of anticipated earnings growth.  Since this financial measure is based on expectations of future earnings growth that may not be realized, this financial measure, while key, is not the sole determinant used to select a growth stock.

– Short-term forward earnings per share growth rate

Together with the long-term forward earnings per share growth rate, the short-term forward earnings per share growth rate, which is the growth rate between the 12-month historical earnings per share and the 12-month forward earnings per share, is often used to determine the growth potential of a company.

– Current internal growth rate

Combining return on equity ratio with the payout ratio (which is the current annualized dividend per share divided by the 12-month historical earnings per share), this financial measure compares earnings as a percentage of the equity invested in the company with the amount of dividends distributed by the company.  A high return on equity and a low payout ratio produce a high internal growth rate, identifying companies that may be efficiently generating and reinvesting earnings and may therefore grow at a higher rate than a company distributing a larger portion of its earnings in dividends.

– Long-term historical earnings per share growth trend

This measure analyzes a company’s growth in earnings in past fiscal periods.

– Long-term historical sales per share growth trend

This measure analyzes a company’s growth in revenues in past fiscal periods.

These financial measures are averaged together on the basis of proprietary weightings to reach the Aggregate Growth Z-Score.  Stocks with higher Aggregate Growth Z-Scores are generally selected for inclusion in the StyleSelect Indices over stocks with lower Aggregate Growth Z-Scores.

Original Selection of Component Stocks of the StyleSelect Indices.

1.       Quantitative Filter – The component stocks of a StyleSelect underlying index were selected for initial inclusion in the applicable StyleSelect Index if both their Aggregate Value Z-Scores and Aggregate Growth Z-Scores were within certain specified upper and lower value limits.  The quantitative parameters, which acted as a fixed zone for filtering candidate stocks, were designed by MS & Co.’s Quantitative Derivative Strategies group to identify stocks that advantageously combined value and growth characteristics.

2.       Industry Sector Representation – After determining the stocks that met the quantitative parameters above, the selection process ensured that the StyleSelect Indices contained at least three stocks from each industry sector in the applicable StyleSelect underlying index.  If an industry sector contained less than three stocks meeting the quantitative parameters, the StyleSelect Indices included stocks that failed to meet these parameters in the order of highest Aggregate Value Z-Score within each industry sector until the minimum of three stocks per industry sector was satisfied.  The StyleSelect Indices apply this industry sector representation in its quarterly rebalancing described below.

3.       Sector Weight – The StyleSelect Indices were designed to approximately match the industry sector weights of the applicable StyleSelect underlying index, including adjustments, if applicable, to reflect the approximate number of shares actually available for purchase in the public equity markets by international investors in light of potential limitations imposed by strategic or government ownership of a company or foreign stock ownership limits in a particular country.  Accordingly, the weights of all component stocks of a StyleSelect Index in a particular sector were increased or decreased proportionately until the sector weights of such StyleSelect Index matched those of the applicable StyleSelect underlying index.  The StyleSelect Indices apply this sector weighting methodology to its quarterly rebalancing described below.

4.       10/40 Concentration Constraints in UCITS III – A StyleSelect Index takes into consideration the 10% and 40% concentration constraints of the Undertakings for Collective Investment in Transferable Securities III Directive (“UCITS III”), which are a set of European Union regulations designed to regulate the management of investment funds.  Under the 10% and 40% concentration constraints, the weight given to securities of any single issuer cannot exceed 10% of the total assets of an investment fund and the sum of the weights of all issuers representing more than 5% of the assets of an investment fund cannot collectively exceed 40% of the total assets of such investment fund.  The relevant StyleSelect Index would be designed and maintained to comply with these 10% and 40% concentration constraints.

Maintenance of the StyleSelect Index.  The StyleSelect Indices are rebalanced quarterly (i) to maintain a specified level of value and growth characteristics in the component stocks of each StyleSelect Index by reflecting changes in the Aggregate Value Z-Scores and Growth Z-Scores of component and candidate stocks, while taking into account the specified diversification criteria, and (ii) to reflect the results of MSCI’s annual index review and three quarterly index reviews of the applicable StyleSelect underlying index from which the relevant StyleSelect Index component stocks are selected.  This quarterly review process is designed to ensure that each StyleSelect Index continues to be an accurate reflection of stocks that combine growth and value characteristics in the evolving equity markets that the applicable StyleSelect underlying index aims to reflect.

1.       Rebalancing due to Z-Scores.

A.       Quantitative Stock Selection – At the quarterly rebalancing, which occur each February, May, August and November, Z-Scores are used to identify component stocks of each StyleSelect underlying index that could potentially be added to or removed from the relevant StyleSelect Index on the basis of objective quantitative criteria that differs from those used for the original selection of stocks for such StyleSelect Index in that higher Z-Scores are necessary to add a stock to such StyleSelect Index compared to the original selection criteria, while component stocks of such StyleSelect Index will remain in such StyleSelect Index unless they go below the specified removal thresholds, which are lower than the original minimum Z-Score requirements.  These rebalancing thresholds are designed to help control turnover in the component stocks in an effort to maintain continuity and historical comparability of the StyleSelect Indices.

B.       Industry Sector Representation – After identifying stocks that meet the quantitative stock selection thresholds above, the industry sector representation requirement, as described under “—Original Selection of Component Stocks of the StyleSelect Indices,” is applied so that at least three stocks from each industry sector are included in the StyleSelect Indices.

If the minimum of three stocks per sector cannot be maintained due to corporate events or other reasons that lead to the removal of such stocks from the applicable StyleSelect underlying index, no action is taken until the next regularly scheduled quarterly rebalancing.

C.       Sector Weight – At each quarterly rebalancing, the sector weighting methodology as described under “—Original Selection of Component Stocks of the StyleSelect Indices” is applied to approximate the sector weights of the StyleSelect underlying indices.  Because the weights of all component stocks of a StyleSelect Index in a particular sector are increased or decreased proportionately until the sector weights of such StyleSelect Index match those of the applicable StyleSelect underlying index, the weights of the individual component stocks of such StyleSelect Index from a particular sector could differ from the weights of those stocks in the applicable StyleSelect underlying index.

D.       10/40 Concentration Constraints in UCITS III – To take into account the 10% and 40% concentration constraints of UCITS III, which are described under “—Original Selection of Component Stocks of the StyleSelect Indices,” a StyleSelect Index is adjusted as necessary if such StyleSelect Index would have otherwise breached these concentration constraints due to the addition or removal of a stock or as a result of corporate events or the stock price performance of the component stocks.  These adjustments may cause the sector weights of such StyleSelect Index to diverge from the sector weights of the applicable StyleSelect underlying index.

2.       Rebalancing of the StyleSelect Indices due to ongoing maintenance of the StyleSelect underlying indices.

Annual and Quarterly StyleSelect Underlying Index Reviews – Each year, the StyleSelect underlying indices complete an annual index review and three quarterly index reviews of the composition of component stocks in such StyleSelect underlying indices and any changes to such StyleSelect underlying indices take effect as of the close of the last business day of February, May, August, and November.  Because the component stocks of a StyleSelect Index are selected only from the applicable StyleSelect underlying index, such StyleSelect Index reflects the relevant changes in the composition of the applicable StyleSelect underlying index.  A stock removed from the applicable StyleSelect underlying index is also removed from the StyleSelect Index on the same day that the stock is removed from such StyleSelect underlying index.  A stock newly added to the applicable StyleSelect underlying index is not considered for addition to the StyleSelect Index until the next StyleSelect Index quarterly rebalancing so that the stock’s Aggregate Value Z-Score and the Aggregate Growth Z-Score can be calculated and analyzed to determine if the stock should be included in accordance with the StyleSelect Index’s quantitative criteria.

Ongoing Event-Related Changes to the StyleSelect Underlying Indices – In addition to the annual and quarterly index reviews, MSCI reviews and updates the composition of the StyleSelect underlying indices on a periodic basis to take into account certain corporate events, such as mergers and acquisitions.  The same changes implemented in the StyleSelect underlying indices are reflected in the StyleSelect Indices at the time of such event through price adjustments of the affected stocks or otherwise, and all changes to the StyleSelect underlying indices resulting from corporate events are announced prior to their implementation, provided that all necessary information on the event is available.

Currency and Hedging.  A StyleSelect Index may be calculated, as specified in the applicable pricing supplement, by using the closing prices of the component stocks of such StyleSelect Index as converted into a specified base currency, and currency exposures may not be hedged.  In such event, the StyleSelect Index calculated in local currencies would be exposed to currency exchange rate fluctuations between the relevant local currencies and the specified base currency.  Because the closing prices of the component stocks denominated in local currencies are converted into the specified base currency for purposes of calculating the value of the StyleSelect Index, investors in the securities will be exposed to currency exchange rate risk between the specified base currency and the local currencies in which the component stocks trade.  Exposure to currency changes will depend on the extent to which such local currencies strengthen or weaken against the specified base currency and the relative weight of the component stocks denominated in such local currencies in the StyleSelect Index.  The devaluation of the specified base currency against the local currencies will result in an increase in the value of the StyleSelect Index, in the absence of other factors affecting the value of the StyleSelect Index.  Conversely, if the specified base currency strengthens against these currencies, the value of the StyleSelect Index will be adversely affected and may reduce or eliminate any return on your investment.  If currency exchange risk is applicable, fluctuations in currency exchange rates can have a continuing impact on the value of a StyleSelect Index, and any negative currency impact on such StyleSelect Index may significantly decrease the value of the securities.  Accordingly, if applicable, the return on a StyleSelect Index calculated in the specified base currency can be significantly different from the return on such index calculated in local currencies.

THE POLICIES FOR WHICH MSCI IS RESPONSIBLE CONCERNING ADDITIONS, DELETIONS AND SUBSTITUTIONS OF THE COMPONENT STOCKS COMPOSING THE STYLESELECT UNDERLYING INDICES AND THE MANNER IN WHICH CERTAIN CHANGES AFFECTING SUCH COMPONENT STOCKS ARE TAKEN INTO ACCOUNT MAY AFFECT THE VALUE OF THE STYLESELECT UNDERLYING INDICES AND THE STYLESELECT INDICES.  FURTHERMORE, THE POLICIES FOR WHICH MSCI IS RESPONSIBLE WITH RESPECT TO THE CALCULATION OF THE STYLESELECT UNDERLYING INDICES COULD ALSO AFFECT THE VALUE OF THE STYLESELECT UNDERLYING INDICES AND THE STYLESELECT INDICES.  IT IS ALSO POSSIBLE THAT MSCI MAY DISCONTINUE OR SUSPEND CALCULATION OR DISSEMINATION OF THE STYLESELECT

UNDERLYING INDICES OR THE STYLESELECT INDICES AND THAT, CONSEQUENTLY, THE CALCULATION AGENT FOR THE SECURITIES, WOULD HAVE TO SELECT SUCCESSOR OR SUBSTITUTE INDICES FROM WHICH TO CALCULATE THE RETURN ON YOUR INVESTMENT.  ANY SUCH ACTIONS COULD ADVERSELY AFFECT THE VALUE OF THE SECURITIES.

The information contained in this index supplement or the applicable pricing supplement regarding the StyleSelect underlying index reflects the policies of, and is subject to change by, MSCI.  MSCI has no obligation to continue to calculate or publish, and may discontinue calculation or publication of, the StyleSelect Index or the StyleSelect underlying index.

License Agreement between MSCI and MS & Co.  MSCI and MS & Co. have entered into a non-exclusive license agreement providing for the license to MS & Co. and certain of its affiliated or subsidiary companies, including Morgan Stanley, of the right to use the StyleSelect Index and the StyleSelect underlying index in connection with certain securities.

The license agreement between MSCI and MS & Co. provides that the following language must be set forth in this index supplement:

THE SECURITIES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI, ANY OF ITS AFFILIATES, ITS OR THEIR DIRECT OR INDIRECT THIRD PARTY INFORMATION SOURCES OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”).  THE MSCI INDICES ARE THE EXCLUSIVE PROPERTY OF MSCI.  MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARKS OF MSCI AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY MORGAN STANLEY.  THE SECURITIES HAVE NOT BEEN REVIEWED OR PASSED ON BY ANY OF THE MSCI PARTIES AS TO ITS LEGALITY OR SUITABILITY WITH RESPECT TO ANY PERSON OR ENTITY AND NONE OF THE MSCI PARTIES MAKES ANY WARRANTIES OR BEARS ANY LIABILITY WITH RESPECT TO THE SECURITIES.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR MANAGER OF OR INVESTORS IN THE SECURITIES OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN ANY FINANCIAL PRODUCT GENERALLY OR IN THE SECURITIES PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING MARKET PERFORMANCE.  MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDICES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THE SECURITIES OR THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THE SECURITIES OR ANY OTHER PERSON OR ENTITY.  NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THE SECURITIES OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDICES.  NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE SECURITIES TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE AMOUNT OR TYPE OF CONSIDERATION INTO WHICH THE SECURITIES ARE REDEEMABLE.  FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THE SECURITIES OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THE SECURITIES OR OTHERWISE.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDICES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN OR THE RESULTS TO BE OBTAINED BY THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF THE SECURITIES, INVESTORS IN THE SECURITIES, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN AND NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN.  FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES (INCLUDING, WITHOUT LIMITATION AND FOR PURPOSES OF EXAMPLE ONLY, ALL WARRANTIES OF TITLE, SEQUENCE, AVAILABILITY, ORIGINALITY, ACCURACY, COMPLETENESS, TIMELINESS, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ALL IMPLIED WARRANTIES ARISING FROM TRADE USAGE, COURSE OF DEALING AND COURSE OF PERFORMANCE) WITH RESPECT TO EACH MSCI INDEX AND ALL DATA INCLUDED THEREIN.  WITHOUT LIMITING THE GENERALITY OF ANY OF THE FOREGOING, IN NO EVENT

SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, CONSEQUENTIAL (INCLUDING, WITHOUT LIMITATION, LOSS OF USE, LOSS OF PROFITS OR REVENUES OR OTHER ECONOMIC LOSS), AND WHETHER IN TORT (INCLUDING, WITHOUT LIMITATION, STRICT LIABILITY AND NEGLIGENCE), CONTRACT OR OTHERWISE, EVEN IF IT MIGHT HAVE ANTICIPATED, OR WAS ADVISED OF, THE POSSIBILITY OF SUCH DAMAGES.

NO PURCHASER, SELLER OR HOLDER OF INTERESTS IN THE SECURITIES, OR ANY OTHER PERSON OR ENTITY, MAY USE OR REFER TO ANY MSCI TRADE NAME, TRADEMARK OR SERVICE MARK TO SPONSOR, ENDORSE, MARKET OR PROMOTE THE SECURITIES OR USE ANY MSCI INDEX WITHOUT FIRST CONTACTING MSCI TO DETERMINE WHETHER MSCI’S PERMISSION IS REQUIRED.

The foregoing disclaimers and limitations of liability in no way modify or limit any disclaimers or limitations of liability, or any representations or warranties, made by Morgan Stanley elsewhere in this document to prospective or actual purchasers or of investors in the securities.

The securities are not sponsored, endorsed, sold or promoted by MSCI and MSCI makes no representation regarding the advisability of investing in the securities.

MSCI designed the StyleSelect underlying indices and the guidelines and policies governing its composition and calculation.  MS & Co.’s Quantitative Derivative Strategies group designed the methodology for calculating the StyleSelect Indices.  MSCI® is a registered trademark and service mark of MSCI.

The information contained in this index supplement or the applicable pricing supplement regarding the StyleSelect underlying index reflects the policies of, and is subject to change by, MSCI.  MSCI has no obligation to continue to calculate or publish, and may discontinue calculation or publication of, the StyleSelect Index or the StyleSelect underlying index.

StyleSelect USA Index

The StyleSelect USA Index is a custom index modeled by MS & Co.’s Quantitative and Derivative Strategies group and calculated by MSCI Inc. (“MSCI”).  MSCI applies MS & Co.’s quantitative model to the MSCI USA Index to calculate the StyleSelect USA Index.

The StyleSelect USA Index consists of particular stocks selected from the component stocks of the MSCI USA Index through an objective quantitative selection process developed by MS & Co. that is intended to identify US companies that combine strong growth OR value characteristics using the pre-defined set of financial criteria described below.  The following chart illustrates the StyleSelect USA Index selection process:

The MSCI USA Index, from which stocks included in the StyleSelect USA Index are selected, is intended to provide performance benchmarks for the equity markets in the United States of America.  The MSCI USA Index is a free float-adjusted market capitalization index, which adjusts the weighting of each stock in the index to reflect the approximate number of shares actually available for purchase in the public equity markets by international investors in light of potential limitations imposed by strategic or government ownership of a company or foreign stock ownership limits in the USA.  The StyleSelect USA Index uses the same free-float adjusted market capitalization methodology as the MSCI USA Index.  For more information regarding the MSCI USA Index generally and the methodology for calculating free float-adjusted market capitalization, please see above “—MSCI USA Index,” “—MSCI USA Index—Index Calculation” and “—MSCI USA Index—Selection of Component Stocks and Calculating and Adjusting for Free Float,” respectively.  The StyleSelect USA Index is a price return index, which measures only the market stock price performance of its component stocks (and excludes dividends on the component stocks).

The StyleSelect USA Index was first published on June 8, 2007 with the base date of July 3, 2003 and a base value of 1,000 and is rebalanced monthly based upon changes in the growth and value characteristics of current component stocks in the StyleSelect USA Index and potential additional component stocks to be selected from the MSCI USA Index, as determined by the quantitative selection process and upon changes in the overall composition of the MSCI USA Index.  Both the StyleSelect USA Index and the MSCI USA Index are calculated and published daily by MSCI.

Index Selection – Value Characteristics and Growth Characteristics

Value Characteristics.  In order to measure the value characteristics of a particular stock, MSCI calculates a quantifiable score, known as the “Aggregate Value Z-Score,” which represents the combined average of three separate financial measures for a company as compared to the same financial measures of other companies in the MSCI USA Index.  Derived from publicly available information, these financial measures for value characteristics are as follows.

– Book value to price ratio

Book value is the value of the company’s assets as shown on its financial statements, which often differs from the market value of the company as reflected in its stock price.  A high ratio may indicate a stock that is undervalued as the stock price may not fully reflect the value of the underlying assets, but could also indicate lackluster growth and/or profitability prospects.

– Twelve-month forward earnings to price ratio

This financial measure compares the expected earnings of a company over the next twelve months derived from consensus analysts’ earnings estimates to the company’s current stock price.  A high ratio may indicate that a company’s stock price does not fully reflect future expected earnings growth, but could also mean that its earnings are volatile and therefore less valuable.

– Dividend yield

Dividend yield compares the amount of dividends paid by a company (as represented by the current annualized dividend per share) to its stock price.  A high dividend yield may mean that the company’s stock price does not fully reflect the returns an investor may receive in the form of dividend distributions, but could also mean that the company is reinvesting less of its earnings than companies with a low dividend yield and, as a result, may be expected to grow earnings at a lower rate.

MSCI compares these financial measures for a particular stock to all the other companies in the MSCI USA Index to calculate how statistically close the company is to the average company in the MSCI USA Index for that particular financial measure.  These financial measure comparisons are averaged together on the basis of proprietary weightings to reach the Aggregate Value Z-Score.  Stocks with Aggregate Value Z-Scores above a certain level are included in the StyleSelect USA Index.

Growth Characteristics.  Similarly, in order to measure the growth characteristics of a particular stock, MSCI calculates a second quantifiable score, known as the “Aggregate Growth Z-Score.”  The Aggregate Growth Z-Score is calculated on the same basis as the Aggregate Value Z-Score, except that it uses the following five financial measures, each derived from public information:

–  Long-term forward earnings per share growth rate

Expected earnings per share growth rate over the next three to five years derived from consensus analysts’ earnings growth rate estimates is a key measure of anticipated earnings growth.  Since this financial measure is based on expectations of future earnings growth that may not be realized, this financial measure, while key, is not the sole determinant used to select a growth stock.

– Short-term forward earnings per share growth rate

Together with the long-term forward earnings per share growth rate, the short-term forward earnings per share growth rate, which is the growth rate between the 12-month historical earnings per share and the 12-month forward earnings per share, is often used to determine the growth potential of a company.

–  Current internal growth rate

Combining return on equity ratio with the payout ratio (which is the current annualized dividend per share divided by the 12-month historical earnings per share), this financial measure compares earnings as a percentage of the equity invested in the company with the amount of dividends distributed by the company.  A high return on equity and a low payout ratio produce a high internal growth rate, identifying companies that may be efficiently generating and reinvesting earnings and may therefore grow at a higher rate than a company distributing a larger portion of its earnings in dividends.

–  Long-term historical earnings per share growth trend

This measure analyzes a company’s growth in earnings in past fiscal periods.

–  Long-term historical sales per share growth trend

This measure analyzes a company’s growth in revenues in past fiscal periods.

These financial measures are averaged together on the basis of proprietary weightings to reach the Aggregate Growth Z-Score.  Stocks with Aggregate Growth Z-Scores above a certain level are included in the StyleSelect USA Index.

Original Selection of Component Stocks of the StyleSelect USA Index

1.       Quantitative Filter – The component stocks of the MSCI USA Index were included in the StyleSelect USA Index if their Aggregate Value Z-Scores OR their Aggregate Growth Z-Scores were above certain specified lower value limits.  The quantitative parameters, which acted as a fixed zone for excluding certain candidate stocks, were designed by MS & Co.’s Quantitative Derivative Strategies group to identify stocks that demonstrated advantageous value or growth characteristics.

2.       Industry Group Representation – After eliminating the stocks that did not meet the quantitative parameters above, the selection process ensured that the StyleSelect USA Index contained at least one stock from each Industry Group, as defined by the MSCI and S&P Global Industry Classification Standard (GICS) in the MSCI USA Index.  If an Industry Group contained less than one stock meeting the quantitative parameters, the StyleSelect USA Index included stocks that failed to meet either the value or growth parameters in the order of highest Aggregate Value Z-Score within each Industry Group until the minimum of one stock per Industry Group was satisfied.  The StyleSelect USA Index applies this Industry Group representation in its monthly rebalancing described below.

3.       Industry Group Weightings – The StyleSelect USA Index was designed to approximately match the Industry Group weights of the MSCI USA Index, including the adjustments to reflect the approximate number of shares actually available for purchase in the public equity markets by international investors in light of potential limitations imposed by strategic or government ownership of a company or foreign stock ownership limits in the United States as described in “—MSCI USA Index—Index Calculation” and “—MSCI USA Index—Selection of Component Stocks and Calculating and Adjusting for Free Float.”  Accordingly, the weights of all component stocks of the StyleSelect USA Index in a particular Industry Group were increased or decreased by an equal amount until the Industry Group weights of the StyleSelect USA Index matched those of the MSCI USA Index.  The StyleSelect USA Index applies this Industry Group weighting methodology to its monthly rebalancing described below.

Maintenance of the StyleSelect USA Index

The StyleSelect USA Index is rebalanced monthly (i) to maintain a specified level of value and growth characteristics in the component stocks of the StyleSelect USA Index by reflecting changes in the Aggregate Value Z-Scores and Growth Z-Scores of component and candidate stocks, while taking into account the specified diversification criteria, and (ii) to reflect the results of MSCI’s annual index review and three quarterly index reviews of the MSCI USA Index from which the StyleSelect USA Index component stocks are selected.  This review process is designed to ensure that the StyleSelect USA Index continues to be an accurate reflection of the evolving equity markets in the USA for stocks that combine growth and value characteristics.

1.       Rebalancing due to Z-Scores.

A.       Quantitative Stock Selection – On the first business day of each month following the publication of the previous month’s Z-Scores, component stocks of the MSCI USA Index are identified whose Growth or Value Z-Scores exceed the respective minimum thresholds for inclusion in the StyleSelect USA Index.

B.       Industry Group Representation – After identifying stocks that meet the quantitative stock selection thresholds above, the Industry Group representation requirement, as described under “—Original Selection of Component Stocks of the StyleSelect USA Index,” is applied so that at least one stock from each Industry Group is included in the StyleSelect USA Index.

If the minimum of one stock per Industry Group cannot be maintained due to corporate events or other reasons that lead to the removal of such stocks from the MSCI USA Index, no action is taken until the next regularly scheduled monthly rebalancing.

C.       Constraining Factors and Excess Equal Weightings – Once any additions or deletions to the StyleSelect USA Index have been determined, Constraining Factors are re-calculated for the resulting securities in order to achieve neutrality of Industry Group weights and Excess Equal Weighting of securities within their respective Industry Group as compared to the MSCI USA Index.

2.       Rebalancing of the StyleSelect USA Index due to ongoing maintenance of the MSCI USA Index.

Annual and Quarterly MSCI USA Index Reviews – Each year, the MSCI USA Index completes an annual index review and three quarterly index reviews of the composition of component stocks in the MSCI USA Index and any changes to the MSCI USA Index take effect as of the close of the last business day of February, May, August, and November.  See “—MSCI USA Index—Maintenance of the MSCI USA Index.”  Because the component stocks of the StyleSelect USA Index are selected only from the MSCI USA Index, the StyleSelect USA Index reflects the relevant changes in the composition of the MSCI USA Index.  A stock removed from the MSCI USA Index is also removed from the StyleSelect USA Index on the same day that the stock is removed from the MSCI USA Index.  A stock newly added to the MSCI USA Index is not considered for addition to the StyleSelect USA Index until the next StyleSelect USA Index monthly rebalancing so that the stock’s Aggregate Value Z-Score and the Aggregate Growth Z-Score can be calculated and analyzed to determine if the stock should be included in accordance with the StyleSelect USA Index’s quantitative criteria.

Ongoing Event-Related Changes to the MSCI USA Index – In addition to the annual and quarterly index reviews, MSCI reviews and updates the composition of the MSCI USA Index on a periodic basis to take into account certain corporate events, such as such as mergers and acquisitions.  See “—MSCI USA Index—Maintenance of the MSCI USA Index.”  The same changes implemented in the MSCI USA Index are reflected in the StyleSelect USA Index at the time of such event through price adjustments of the affected stocks or otherwise.  All changes to the MSCI USA Index resulting from corporate events are announced prior to their implementation, provided that all necessary information on the event is available.

License Agreement between MSCI and Morgan Stanley.  For information on the license agreement, see “—StyleSelect Indices—License Agreement between MSCI and Morgan Stanley” above; the same terms will apply to Morgan Stanley’s use of the StyleSelect USA Index.

Swiss Market Index

The Swiss Market Index, which we refer to as the SMI, was introduced on June 30, 1988 with a baseline value of 1500 points at that date.  The SMI is updated in real time after each transaction.

Composition and Maintenance.  The SMI is comprised of the 20 largest, most liquid equities of the Swiss Performance Index (“SPI”).  The SMI stocks are weighted within the SMI according to their free float market capitalization, and the SMI contains about 85% of the free float market capitalization of the Swiss equity market.

The composition of SMI is reviewed annually, and in order to ensure a high degree of continuity in the composition of the SMI, the component stocks are subject to a special procedure for adding them to the SMI or removing them based on free float market capitalization and liquidity.  The resulting adjustments to the index are made regularly once a year.

Admission to and exclusion from the index composition will be made once a year after prior notice of at least two months on the third Friday in September after close of trading.  The number of securities and free-float shares are adjusted on two ordinary adjustment dates a year: the third Friday in March (after close of trading) and the third Friday in September (after close of trading).

Index Calculation.  The SMI is calculated according to the Laspeyres formula using a weighted arithmetic mean of a defined selection of securities.  The current index level is calculated by dividing the sum of the market capitalizations of the securities contained in the index by the divisor.

License Agreement between SIX Swiss Exchange and Morgan Stanley.  The license agreement between SIX Swiss Exchange and Morgan Stanley provides that the following language must be set forth in this index supplement:

The securities are not in any way sponsored, endorsed, sold or promoted by SIX Swiss Exchange and SIX Swiss Exchange makes no warranty or representation whatsoever, express or implied, either as to the results to be obtained from the use of the SMI® index (the “SMI”) and/or the figures at which the said Index stands at any particular time on any particular day or otherwise.  The SMI is compiled and calculated solely by SIX Swiss Exchange.  However, SIX Swiss Exchange shall not be liable (whether in negligence or otherwise) to any person for any error in the SMI and SIX Swiss Exchange shall not be under any obligation to advise any person of any error therein.

SMI® is a registered trademark of SIX Swiss Exchange.

Tokyo Stock Price Index

The Tokyo Stock Price Index (the “TOPIX Index®”) is published by Tokyo Stock Exchange, Inc. (“TSE”).  The TOPIX Index was developed by the TSE.  Publication of the TOPIX Index began on July 1, 1969, based on a base index value of 100 as of January 4, 1968.  The TOPIX Index is computed and published every second via TSE’s Market Information System, and is reported to securities companies across Japan and available worldwide through computerized information networks.

The component stocks of the TOPIX Index consist of all domestic common stocks listed on the First Section of the TSE.  The TOPIX Index measures changes in the aggregate market value of these stocks.  The TSE domestic stock market is divided into two sections: the First Section and the Second Section.  Listings of stocks on the TSE are divided between these two sections, with stocks listed on the First Section typically being limited to larger, longer established and more actively traded issues and the Second Section to smaller and newly listed companies.  The component stocks of the TOPIX Index are determined based on market capitalization and liquidity.  Review and selection of component stocks is conducted semiannually, based on market data as of the base date for selection.

The TOPIX Index is a free float adjusted market capitalization weighted index, with the market price of each component stock multiplied by the number of shares listed (as adjusted by multiplying the Free-Float Weight (“FFW”) to take into account only the listed shares deemed to be available for trading in the market).  The TSE is responsible for calculating and maintaining the TOPIX Index, and can add, delete or substitute the stocks underlying the TOPIX Index or make other methodological changes that could change the value of the TOPIX Index.  The underlying stocks may be removed, if necessary, in accordance with deletion/addition rules which provide generally for the deletion of a stock from the TOPIX Index if such stock ceases to meet the criteria for inclusion.  Stocks listed on the Second Section of the TSE may be transferred to the First Section if they satisfy applicable criteria.  Such criteria include average monthly trading volume, among others.  Similarly, when a First Section stock falls within the coverage of TSE rules prescribing reassignment thereof to the Second Section, such stock will be removed from the First Section.

The TOPIX Index is not expressed in Japanese Yen, but is presented in terms of points (as a decimal figure) rounded off to the nearest one-hundredth.  The TOPIX Index is calculated by multiplying 100 by the figure obtained by dividing the current free-float adjusted market value (the current market price per share at the time of the index calculation multiplied by the number of common shares listed on the First Section of the TSE at the same instance (as adjusted by multiplying the FFW)) (the “TOPIX Current Market Value”) by the base market value (i.e., the TOPIX Current Market Value on the base date) (the “TOPIX Base Market Value”).

The calculation of the TOPIX Index can be represented by the following formula:

TOPIX Index	=	TOPIX Current Market Value	×	100
TOPIX Base Market Value

In order to maintain continuity, the TOPIX Base Market Value is adjusted from time to time to ensure that it reflects only price movements resulting from auction market activity, and to eliminate the effects of other factors and prevent any instantaneous change or discontinuity in the level of the TOPIX Index.  Such factors include, without limitation: new listings; delistings; new share issues either through public offerings or through rights offerings to shareholders; issuance of shares as a consequence of exercise of convertible bonds or warrants; and transfer of listed securities from the First Section to the Second Section of the TSE.

The formula for the adjustment is as follows:

Adjusted Market Value on Adjustment Date	=	(Adjusted Market Value on Adjustment Date ± Adjustment Amount)
TOPIX Base Market Value before adjustment		TOPIX Base Market Value after adjustment

Where, adjustment amount is equal to the changes in the number of shares included in the calculation of the index multiplied by the price of those shares used for the purposes of the adjustment.

Therefore,

New TOPIX Base Market Value	=	Old TOPIX Base Market Value × (Adjusted Market Value on Adjustment Date ± Adjustment Amount)
Adjusted Market Value on Adjustment Date

The TOPIX Base Market Value remains at the new value until a further adjustment is necessary as a result of another change.  As a result of such change affecting the TOPIX Current Market Value or any stock underlying the TOPIX Index, the TOPIX Base Market Value is adjusted in such a way that the new value of the TOPIX Index will equal the level of the TOPIX Index immediately prior to such change.

No adjustment is made to the TOPIX Base Market Value, however, in the case of events such as stock splits or decreases in capital without compensation, which theoretically do not affect market value.

License Agreement between TSE and Morgan Stanley.  Morgan Stanley has entered into a non-exclusive license agreement with TSE providing for the license to Morgan Stanley, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the TOPIX Index, which is owned and published by the TSE, in connection with the securities.

The license agreement between the TSE and Morgan Stanley provides that the following language must be set forth in this index supplement:

(i)      The TOPIX Index Value and the TOPIX Trademarks are subject to the intellectual property rights owned by the TSE and the TSE owns all rights relating to the TOPIX Index, such as calculation, publication and use of the TOPIX Index Value and relating to the TOPIX Trademarks.

(ii)      The TSE shall reserve the rights to change the methods of calculation or publication, to cease the calculation or publication of the TOPIX Index Value or to change the TOPIX Trademarks or cease the use thereof.

(iii)                 The TSE makes no warranty or representation whatsoever, either as to the results stemming from the use of the TOPIX Index Value and the TOPIX Trademarks or as to the figure at which the TOPIX Index Value stands on any particular day.

(iv)                 The TSE gives no assurance regarding accuracy or completeness of the TOPIX Index Value and data contained therein.  Further, the TSE shall not be liable for the miscalculation, incorrect publication, delayed or interrupted publication of the TOPIX Index Value.

(v)      The securities are in no way sponsored, endorsed or promoted by the TSE.

(vi)                 The TSE shall not bear any obligation to give an explanation of the securities or any advice on investments to any purchaser of the securities or to the public.

(vii)  The TSE neither selects specific stocks or groups thereof nor takes into account any needs of the issuer or any purchaser of the securities, for calculation of the TOPIX Index Value.

(viii)  Including but not limited to the foregoing, the TSE shall not be responsible for any damage resulting from the issue and sale of the securities.

“TOPIX®” and “TOPIX Index®” are trademarks of the TSE and have been licensed for use by Morgan Stanley.  The securities have not been passed on by the TSE as to their legality or suitability.  The securities are not issued, endorsed, sold or promoted by the TSE.  THE TSE MAKES NO WARRANTIES AND BEARS NO LIABILITY WITH RESPECT TO THE SECURITIES.

WilderHill Clean Energy Index

The WilderHill Clean Energy Index (the “Clean Energy Index”) is a modified equal dollar weighted index comprised of publicly traded companies whose businesses may benefit from a transition toward the use of cleaner energy and conservation. The Clean Energy Index is rebalanced each March, June, September and December. The Clean Energy Index divisor was initially determined to yield a benchmark value of 100.00 at the close of trading December 30, 2002. The Clean Energy Index was created by and is a trademark of Wildershares, LLC, the index provider.

Index Construction

(1)	The Clean Energy Index uses modified equal dollar weighting. No single stock may exceed 4% of the total index weight at the quarterly rebalancing.

(2)
For a stock to be included in the selection universe, a company must be identified as one which has a significant exposure to clean energy, or contribute to the advancement of clean energy or be important to the development of clean energy.

•
Companies in the Clean Energy Index generally (i) help prevent pollutants such as carbon dioxide, nitrous oxide, sulfur oxide or particulates, and avoid carbon or contaminants that harm oceans, land, air or ecosystems structure, (ii) work to further renewable energy efforts and do so in ecologically and economically sensible ways and (iii) incorporate precautionary principles into their pollution prevention and clean energy efforts.

•	Companies composing the Clean Energy Index generally will not have their most significant interests in the highest-carbon fuels: oil or coal.

•	Large companies with interests outside clean energy may be included if they are significant to this sector.

(3)
Market capitalization for the majority of the stocks constituting the Clean Energy Index is $200 million and above. To account for notable but smaller companies sometimes significant to the clean energy field, a minority of the stocks constituting the Clean Energy Index may have market capitalizations between $50 million and $200 million.

(4)	Stocks in the Clean Energy Index generally follow these guidelines:

•	have three-month average market capitalization of at least $50 million;

•	have a three-month average closing price above $1.00;

•
be listed on a major U.S. exchange such as the New York Stock Exchange, NYSE Alternext US LLC or The NASDAQ Stock Market and if a foreign company have their American Depository Receipts listed on one of these exchanges;

•	reach minimum average daily liquidity requirements for sufficient trade volume.

Calculation Methodology

The Index is calculated using a modified equal dollar weighting methodology. Component securities and weights are determined by their respective sector (as set out below) and size. Each sector is assigned an aggregate weight within the Clean Energy Index. Component companies with less than $200 million in total market capitalization are set to one-half of a percent (0.5%). The remaining components in each sector are equally weighted by using the sector weightings minus the sum of the weights of those companies with less than $200 million in market capitalization. Sector weightings were initially determined by the index provider and are reviewed each quarter in conjunction with the scheduled quarterly review of the

Clean Energy Index. The component’s weighting cannot exceed four percent (4%) of the Clean Energy Index at the time of each quarterly rebalancing.

Prior to September 2006, the Clean Energy Index was calculated such that all index components within a sector were equally weighted (i.e. the Clean Energy Index prior to September 2006 did not have a minimum 0.5% weighting for components with less than $200 million in total market capitalization) and within each sector, the components weighting could not exceed three percent (3%) of the Clean Energy Index.

Stock Universe

Companies selected for the Clean Energy Index include companies that contribute to the advancement of clean energy, including those developing and selling energy technologies and energy management services designed to address efficiency and environmental challenges as well as changes in fossil fuel resource abundance.

There is a strong bias in the Clean Energy Index in favor of companies in wind power, solar power, hydrogen and fuel cells and directly related industries. Companies in emerging clean energy fields, such as wave, tidal, geothermal and others, will be considered for inclusion in the Clean Energy Index based upon the carbon content of the company’s energy source(s), impact upon marine and terrestrial biodiversity, and degree to which they advance or reflect the clean energy sector.

The Clean Energy Index is currently comprised of companies focused on the following sectors:

Renewable Energy Harvesting. These are the producers of energy that is renewably-made, or manufacturers relevant to green energy such as the makers of turbines and rotors used for wind power, makers of solar photovoltaic panels and makers of biofuels derived from renewable vegetable crops. Retailers of clean energy systems are included.

Power Delivery and Conservation. Of importance in clean energy systems are the electronics needed to smooth power outputs, convert Direct Current to Alternating Current and match power loads to output, including inverters, equipment for power conditioning and equipment for the transport, power management of hybrid, hydrogen and fuel cell vehicles.  Companies promoting products with energy efficiency and conservation in this sector, including various end-use improvements such as appliance makers designing energy-efficient goods, or products curtailing need for power.

Cleaner Fuels. In the future, hydrogen may become an ‘energy carrier’ by moving power made one place to where it is needed. However, there are numerous daunting technical challenges, including the lack of a hydrogen infrastructure and very high cost. Hydrogen and fuel cells are only in early technical development, not widely commercialized for energy systems, and are still far more costly than fossil fuels.

Energy Storage. This wide-ranging category includes hydrogen storage by compression, hydrides or other means. Most renewable power is not ‘firm’ (meaning not always on, such as solar power that works only by day or wind power just at windy times), and accordingly companies that seek to join renewable power with energy storage systems are considered for including in the Clean Energy Index.

Energy Conversion. These are devices that convert fuels such as hydrogen to electrical power wherever needed. For instance, fuel cells are electrochemical devices that can directly convert a fuel like hydrogen plus air, to desired electricity. They are more efficient and cleaner than the combustion engines that burn fossil fuels.

Greener Utilities. These are utilities in the United States that are explicitly emphasizing cleaner methods of making electric power, including wind, solar, biogas, geothermal, hydro and others, and these companies are considered for inclusion in the Clean Energy Index.